UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

☒	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

ZEVEX International, Inc.

____________________________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

N/A

____________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.01, per share, of ZEVEX International, Inc. (the “Company Common Stock”)
(2)	Aggregate number of securities to which transaction applies:

5,657,504 shares of Company Common Stock; options to purchase 1,029,000 shares of Company Common Stock issued under the Company’s 1993 Option Plan and 1999 Option Plan with exercise prices less than $13.00; and restricted stock units issued under the Company’s 2006 Equity Incentive Plan representing 60,400 shares of Company Common Stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 5,657,504 shares of Company Common Stock, multiplied by $13.00 per share, (B) options to purchase 1,029,000 shares of Company Common Stock issued under the Company’s 1993 Option Plan and 1999 Option Plan with exercise prices less than $13.00, multiplied by $9.20, which is the difference between $13.00 and the weighted average exercise price of $3.80 per share, and (C) 60,400 shares of Company Common Stock underlying restricted stock units issued under the Company’s 2006 Equity Incentive Plan, multiplied by $13.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.000107 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $83,800,000
(5)	Total fee paid: $8,966.41
[ ]	Fee paid previously with preliminary materials:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
______________________________________________________________________________________
(2)	Form, Schedule or Registration Statement No.:
______________________________________________________________________________________
(3)	Filing Party:
______________________________________________________________________________________
(4)	Date Filed:
______________________________________________________________________________________

ZEVEX INTERNATIONAL, INC.

4314 ZEVEX Park Lane

Salt Lake City, Utah 84123

[__________ ___, _____]

Dear Stockholder:

The Board of Directors of ZEVEX International, Inc. (the “Company”) has approved a transaction providing for the acquisition by merger of the Company by Moog Inc. (“Moog”). Pursuant to a merger agreement, Pumpco Acquisition Corp., a wholly-owned subsidiary of Moog, will be merged with and into the Company, with the Company continuing as a wholly-owned subsidiary of Moog. If the merger is completed, you will receive $13.00 in cash, without interest and less any required tax withholding, for each share of the Company’s common stock you own.

You will be asked, at a special meeting of the Company’s stockholders, to approve the merger agreement. The Board of Directors has approved and adopted the merger agreement and has determined that the merger and the merger agreement is advisable and in the best interest of the Company and the Company’s stockholders. The Board of Directors recommends that the Company’s stockholders vote “FOR” the approval and adoption of the merger agreement.

The special meeting of stockholders of the Company will be held on [________ ___, _____] at 9:00 a.m. Mountain Standard Time, at the Company’s corporate offices, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of the Company’s stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents that we have filed with the Securities and Exchange Commission.

Your vote is important regardless of the number of shares of the Company’s common stock you own. Because the approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock that are entitled to vote thereon as of the record date for this special meeting, your failure to vote will have the same effect as a vote AGAINST the merger. Accordingly, you are requested to submit your proxy by promptly completing, signing, and dating the enclosed proxy card and returning it in the envelope provided prior to this special meeting, whether or not you plan to attend.

If you are a stockholder of record, submitting your proxy will not prevent you from voting your shares in person, if you subsequently choose to attend the special meeting and vote your shares in person.

If you have any questions regarding the proposed merger, please call (801) 264-1001, extension 203.

Thank you for your cooperation and continued support.

Very truly yours,

David J. McNally

Chief Executive Officer, President and Director

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED [__________ ___, _____]

AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [__________ ___, _____].

____________________________________________________________________________________________________

ZEVEX INTERNATIONAL, INC.

4314 ZEVEX Park Lane

Salt Lake City, Utah 84123

[__________ ___, _____]

____________________________________________________________________________________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [__________ ___, _____]

____________________________________________________________________________________________________

Dear Stockholder:

A special meeting of stockholders of ZEVEX International, Inc., a Delaware corporation (“ZEVEX” or the “Company”), will be held on [__________ ___, _____], at 9:00 a.m. Mountain Standard Time, at the Company’s corporate offices, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, for the following purposes:

1.             To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 12, 2007 (as it may be amended from time to time, the “merger agreement”), by and among the Company, Moog Inc., a New York corporation (“Moog”), and Pumpco Acquisition Corp., a Delaware corporation that is wholly-owned by Moog (“Merger Sub”), pursuant to which, upon the merger becoming effective, each outstanding share of common stock, par value $0.01 per share, of the Company (the “common stock”) (other than shares held in the treasury of the Company or owned by Moog, Merger, Sub, or any direct or indirect wholly-owned subsidiary of Moog or the Company; and other than shares held by stockholders who have properly demanded statutory appraisal rights, if any) and all outstanding rights to acquire such common stock will be converted into the right to receive $13.00 in cash, without interest (less the exercise price, in the case of outstanding options);

2.             To approve the adjournment or postponement of the special meeting, if necessary or appropriate, either to solicit additional proxies to establish a quorum or to solicit additional proxies to approve and adopt the merger agreement; and

3.             To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only stockholders of record on [__________, _______], are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

The approval and adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of common stock entitled to vote thereon as of the record date for the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date, and return the enclosed proxy in the envelope provided prior to the special meeting, thereby ensuring that your shares will be represented at the special meeting, if you are unable to attend. If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval and adoption of the merger agreement and in favor of the proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card and do not attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will effectively be counted as a vote AGAINST the approval and adoption of the merger agreement. If you are a stockholder of record, you attend the special meeting, and you wish to vote in person, you may withdraw your proxy and vote in person.

Stockholders who do not vote in favor of the adoption and approval of the merger agreement will have the right to seek appraisal of the fair value of their common stock, if they deliver a demand for appraisal before a vote is taken on the merger agreement and comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

The Company’s Board of Directors recommends that stockholders vote FOR the approval and adoption of the merger agreement at the special meeting and FOR the proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies.

By Order of the Board of Directors,

Phillip L. McStotts

Secretary

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	1
SUMMARY	5
The Parties to the Merger	5
The Special Meeting	5
Time, Place and Date	5
Record Date and Quorum	6
Required Vote and Certain Stock Voting Agreements	6
Share Ownership of Directors and Executive Officers	6
Voting and Proxies (page __)	6
Revocability of Proxy	7
When Will the Merger be Completed?	7
Effects of the Merger	7
Treatment of Stock Options	7
Treatment of Restricted Stock Units	8
Board Recommendation	8
Opinion of A.G. Edwards	8
Financing of the Merger Consideration	8
Interests of the Company’s Directors and Executive Officers in the Merger	8
Material United States Federal Income Tax Consequences	9
Regulatory Approvals	9
No Solicitation of Transactions	9
Conditions to Closing	9
Termination of the Merger Agreement	10
Termination Fees and Expenses	11
Market Price of ZEVEX Common Stock	12
Appraisal Rights	12
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	13
THE PARTIES TO THE MERGER	15

i

ZEVEX International, Inc.	15
Moog Inc.	15
Pumpco Acquisition Corp.	15
THE SPECIAL MEETING	16
Time, Place and Purpose of the Special Meeting	16
Record Date and Quorum	16
Required Vote	16
Appraisal Rights	17
Proxies; Revocation	17
Submitting Proxies Via the Internet or by Telephone	17
Adjournments and Postponements	18
Solicitation of Proxies	18
THE MERGER	19
Background	19
Reasons for the Merger	23
Recommendation of the Company’s Board of Directors	25
Opinion of A.G. Edwards	25
Effects on the Company if the Merger is Not Completed	30
Financing of the Merger Consideration	30
Interests of the Company’s Directors and Executive Officers in the Merger	30
Treatment of Stock Options	31
Treatment of Restricted Stock Units	31
Severance Arrangements	32
New Employment Agreements	33
Indemnification and Insurance	34
Material United States Federal Income Tax Consequences	34
U.S. Holders	35
Non-U.S. Holders	35
Backup Withholding	36

Regulatory Approvals	36
Delisting and Deregistration of Common Stock	37
DISSENTERS’ RIGHTS OF APPRAISAL	38
THE MERGER AGREEMENT	41
Structure of the Merger	41
Effective Time	41
Articles of Incorporation and Bylaws	41
Board	of Directors and Officers of the Surviving Corporation

41

Consideration to be Received in the Merger	42
Treatment of Options, Restricted Stock, Stock Option Plans	42
Payment Procedures	42
Financing	43
Representations and Warranties	43
Covenants Relating to the Conduct of Our Business	45
No Solicitation	47
Reasonable Efforts	48
Proxy Statement	48
Shareholders Meeting	49
Additional Agreements Prior to Completion of the Merger	49
Indemnification and Insurance	49
Employee and Employee Benefits	50
Conditions to the Merger	51
Termination of the Merger Agreement	52
Termination Fees	53
Exclusive Remedies	54
Amendment, Modification, and Waiver	54
STOCK VOTING AGREEMENTS	55
MARKET PRICE OF THE COMPANY’S COMMON STOCK	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT	58

SUBMISSION OF STOCKHOLDER PROPOSALS	60
WHERE YOU CAN FIND ADDITIONAL INFORMATION	61
Annex A Agreement and Plan of Merger	62
Annex B Opinion of A.G. Edwards	-
Annex C Section 262 of Delaware Corporation Law	-

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all the questions that may be important to you as a stockholder of ZEVEX International, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, and the annexes to this proxy statement. In this proxy statement, the terms “ZEVEX,” “Company,” “we,” “our,” “ours,” and “us” refer to ZEVEX International, Inc. and its subsidiary.

Q:	What is the proposed transaction?

A: The proposed transaction is the acquisition of the Company by Moog Inc. (“Moog”) pursuant to an Agreement and Plan of Merger, dated as of January 12, 2007 (the “merger agreement”), by and among the Company, Moog, and Pumpco Acquisition Corp., a wholly-owned subsidiary of Moog (“Merger Sub”). Once the merger agreement has been approved by the Company’s stockholders, and once the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company (the “merger”). The Company will be the surviving corporation in the merger (the “surviving corporation”) and will be a wholly-owned subsidiary of Moog.

Q:	What will I receive in the merger?

A: Upon completion of the merger, you will receive $13.00 in cash, without interest and less any required tax withholding, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $1,300 in cash in exchange for your shares of common stock, less any required tax withholding. If you own restricted stock units underlying 100 shares of our common stock, you will receive $1,300 in cash in exchange for your restricted stock units, less any required tax withholding. If you own options for 100 shares of our common stock and the per share exercise price of those options is $3.00, you will receive $1,000, which is your 100 shares multiplied by $10.00 ($13.00 minus $3.00), less any required tax withholding. You will not own shares in the surviving corporation.

Q:	When and where is the special meeting?

A: The special meeting will take place at the Company’s corporate offices, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, on [__________ ___, _____], at 9:00 a.m. Mountain Standard Time.

Q:	What am I being asked to vote on at the special meeting?

A: You are being asked to consider and vote on a proposal to approve the merger agreement that provides for the acquisition of the Company by Moog and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies to establish a quorum or to solicit additional proxies to approve the merger agreement.

Q:	Who is eligible to vote?

A: All stockholders of record on the close of business on [________ ___, _____] will be eligible to vote.

Q:	What vote of our stockholders is required to approve the merger agreement?

A: For us to complete the merger, stockholders holding at least a majority of our common stock outstanding at the close of business on the record date must vote “FOR” the approval of the merger agreement. Accordingly, a failure to vote, an abstention, or a broker non-vote will each have the same effect as a vote AGAINST approval of the merger agreement. In this regard, two of our executive officers have entered into stock voting agreements, pursuant to which they have agreed, among other things, to vote their shares in favor of the approval of the merger agreement and against any competing transaction that may be proposed to the Company’s stockholders. As of January 11, 2007, an aggregate of 555,694, representing approximately 9.8% of our outstanding common stock, were subject to these two stock voting agreements. Please read “Stock Voting Agreements” for more information.

Q:	Am I entitled to appraisal or dissenters’ rights?

A: Yes, as a holder of our common stock, you are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger, if you meet certain conditions, which are described in the section of this proxy statement, entitled “Dissenters’ Rights of Appraisal.”

Q:	How does the Company’s Board of Directors recommend that I vote?

A: Our Board of Directors recommends that our stockholders vote “FOR” the approval of the merger agreement and “FOR” the approval or adjournment of the special meeting, if necessary or appropriate, either to solicit additional proxies to establish a quorum or to solicit additional proxies to approve the merger agreement. You should read “The Merger—Reasons for the Merger” for a discussion of the factors that our Board of Directors has considered in deciding to recommend the approval of the merger agreement.

Q:	What do I need to do now?

A: We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via:

•	mail, by completing, signing, dating, and mailing each proxy card or vote instruction card and returning it in the envelope provided;
•

telephone, using the toll-free number listed on each vote instruction card, if your shares are held in “street name,” (meaning that your shares are held in the name of a broker, bank or other nominee) and your bank, broker or nominee makes telephone voting available; or

•	the Internet, at the address provided on each vote instruction card, if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available.
Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A: Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided to you by your broker in this regard. Without those instructions, your shares will not be voted, which will have the same effect as a vote AGAINST the merger.

Q:	Can I change my vote?

A: Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy either (a) by filing with or transmitting to the Company’s Secretary at the Company’s principal executive offices an instrument of revocation or (b) by submitting a new proxy, by mail, that you date after the date of the proxy that you are revoking. In addition, you may revoke your proxy by both attending the special meeting and voting in person.

Please note that if you hold your shares in “street name,” and if you have instructed your broker to vote your shares, the above-described options for changing your vote do not apply and, instead, you must follow the instructions that you have received from your broker in this regard.

Q:	What does it mean if I get more than one proxy card or vote instruction card?

A: If your shares are registered differently or are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards and/or vote instruction cards that you receive (or submit all of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	What is a quorum for the special meeting?

A: A quorum is present if the holders of a majority of the outstanding shares of our common stock that are entitled to vote are present at the meeting, either in person or represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and when that beneficial owner has failed to give the broker such instructions.

Q:	How are votes counted?

A: For the proposal relating to the approval of the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions and broker non-votes will count for the purpose of determining whether a quorum is present, but, because stockholders holding at least a majority of Company common stock outstanding on the record date must vote FOR the approval of the merger agreement, an abstention or broker non-vote will effectively be counted as a vote AGAINST the approval of the merger agreement.

For the proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies, you may vote FOR, AGAINST or ABSTAIN. Because only a majority of the votes represented in person or by proxy at the meeting is required to approve this proposal, broker non-votes will have no effect on such proposal, but abstentions will effectively be counted as a vote AGAINST this proposal.

Q:	ho will bear the cost of this solicitation?

A: We will pay the cost of this solicitation, which will be made by mail. Proxies also may be solicited in person, or by telephone, facsimile, or similar means by our directors, officers, or employees, without additional compensation. In addition, we may engage the services of DJ King & Co., at our expense, to solicit additional proxies by telephone. If we do so, we anticipate the cost of such engagement will be approximately $25,000. We will, on request, reimburse stockholders who are brokers, banks, or other nominees for their reasonable expenses in connection with their sending our proxy materials to the beneficial owners of the Company shares for which they are the holders of record.

Q:	When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed near the [____] of the [______] quarter of 2007. In order to complete the merger, we must obtain stockholder approval and each of the other closing conditions under the merger agreement must be satisfied or waived, including an approval of the U.S. federal government. The failure of these conditions to be satisfied may either delay the merger or cause it not to occur at all. Please read “The Merger Agreement—Conditions to the Merger” and “The Merger Agreement—Effective Time” for more information.

Q:	Should I send in my stock certificates now?

A: No. Shortly after the merger is completed, you will receive a letter with instructions informing you where and how to send in your stock certificates in order to receive the merger consideration. You should follow these instructions to exchange your stock certificates for the merger consideration.

PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	Will the merger be taxable to me?

A: Generally, yes. The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes. Please read “The Merger—Material United States Federal Income Tax Consequences” for more information.

Q:	Can the price paid for my shares change?

A: Under the merger agreement, it is technically possible for the price to change, but it is highly unlikely. And, in such event, we would resolicit your proxy. The price can change only if our Board of Directors approves the issuance of additional shares prior to the closing of the merger, and it has no intention of doing so.

Q:	Who can help answer my other questions?

A: If you have more questions about the merger, or if you need assistance in submitting your proxy or voting your shares, or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact the company at (801) 264-1001, extension 203. If your broker holds your shares, you should also call your broker for additional information.

SUMMARY

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes, and the documents referred to or incorporated by reference. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger

(page __)

ZEVEX International, Inc.

4314 ZEVEX Park Lane

Salt Lake City, Utah 84123

(801) 264-1001

ZEVEX International, Inc., a Delaware corporation, through its divisions and subsidiary, engages in the business of designing, manufacturing, and distributing medical devices. The Therapeutics division manufactures and markets enteral nutrition delivery devices. The Applied Technology division designs and manufactures advanced medical components and systems for medical technology companies. For additional information regarding the Company, refer to our 2005 Annual Report on SEC Form 10-K. You may also visit ZEVEX’s website at ww.zevex.com. ZEVEX International, Inc. is referred to herein as “ZEVEX” or the “Company.” References herein to “we,” “us,” etc. also refer to ZEVEX International, Inc. and its subsidiary.

Moog Inc.

Seneca & Jamison Road

East Aurora, New York 14052

(716) 652-2000

Moog Inc., a New York corporation, is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, and medical equipment.

For additional information, you may also visit Moog’s website at www.moog.com. Moog Inc. is referred to herein as “Moog.”

Pumpco Acquisition Corp.

Seneca & Jamison Road

East Aurora, New York 14052

(716) 652-2000

Pumpco Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of Moog. It was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities that are incidental to its formation or activities in connection with the merger agreement. Pumpco Acquisition Corp. is sometimes referred to herein as the “Merger Sub.”

The Special Meeting

(page ___)

Time, Place and Date

(page __)

The special meeting will be held on [__________ ___, _____] starting at 9:00 a.m. Mountain Standard Time, at the Company’s corporate offices, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123.

Purpose

(page __)

At the special meeting, you will be asked to consider and vote on the approval of the merger agreement. The merger agreement provides that Merger Sub will be merged with and into the Company and that each outstanding share of the Company’s common stock (other than shares held in the treasury of the Company or owned by Moog, Merger Sub, or any direct or indirect wholly-owned subsidiary of Moog or the Company; and other than shares held by stockholders who have properly demanded statutory appraisal rights, if any) will be converted into the right to receive $13.00 in cash, without interest. The special meeting may be adjourned or postponed for the purpose of soliciting additional proxies, if necessary or appropriate, to establish a quorum or to obtain additional votes to approve the merger agreement. The persons named in the accompanying proxy card will have discretionary authority to vote on the merger, as well as on other business, if any, that may properly come before the special meeting and any adjournments or postponements thereof.

Record Date and Quorum

(page __)

You are entitled to vote at the special meeting if you owned shares of the Company’s common stock at the close of business on [__________, _____], the record date for the special meeting. You will have one vote for each share of the Company’s common stock that you owned on that date. As of the record date, there were [__________] shares of the Company’s common stock entitled to be voted.

In order for the special meeting to be held, a quorum must be present. A quorum is present if the holders of a majority of the outstanding shares of the Company’s common stock that are entitled to vote are present at the meeting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and when such beneficial owner has not given such instructions to that broker.

Required Vote and Certain Stock Voting Agreements

(page __)

For us to complete the merger, stockholders holding at least a majority of our common stock outstanding at the close of business on the record date must vote “FOR” the approval and adoption of the merger agreement. All of our stockholders are entitled to one vote per share. A failure to vote your shares of the Company’s common stock, an abstention, or a broker non-vote will have the same effect as a vote AGAINST the merger.

Each of the following individuals has entered into a stock voting agreement, pursuant to which they have agreed to, among other things, vote the shares that they beneficially own in favor of the approval of the merger agreement and against any competing transaction that may be proposed to the Company’s stockholders.

Name:	Title:
David J. McNally	Chief Executive Officer, President, and Director
Phillip L. McStotts	Chief Financial Officer, Secretary, Treasurer, and Director

As of January 11, 2007, an aggregate of 555,694 shares, representing approximately 9.8% of our outstanding common stock, were subject to these two stock voting agreements. Both Messrs. McNally and McStotts hold options and restricted stock units that may be exercised for additional shares of common stock, which would also become subject to these stock voting agreements. These stock voting agreements will terminate upon the earlier of (i) the termination of the merger agreement pursuant to its terms, (ii) the effective time of the merger, or (iii) the mutual consent of the parties thereto.

For the proposal to adjourn or postpone the meeting, if necessary or appropriate, stockholders holding at least a majority of the votes represented in person or by proxy at the special meeting must vote “FOR” the proposal. Broker non-votes will have no effect on such proposal, but abstentions will have the same effect as if you vote AGAINST the proposal.

Share Ownership of Directors and Executive Officers

(page __)

As of January 11, 2007, the directors and current executive officers of ZEVEX beneficially owned in the aggregate 623,195 shares, representing approximately 11% of the shares of the Company’s common stock that is entitled to vote at the special meeting. These directors and officers also hold options and restricted stock units that may be exercised for additional shares of common stock.

Voting and Proxies (page __)

Any ZEVEX stockholder of record who is entitled to vote may submit a proxy by returning the enclosed proxy card by mail or may vote in person by attending the special meeting. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions that are provided to you by your broker. If you do not provide your broker with such instructions, your shares will not be voted and they will effectively be counted as a vote AGAINST the merger.

Revocability of Proxy

(page __)

Any ZEVEX stockholder of record who executes and returns a proxy card may revoke that proxy at any time before it is voted in any one of the following ways:

•	delivering to the Company’s Secretary at the principal executive offices of the Company, at or before the special meeting, a written revocation that is dated a later date than the proxy;
•	sending a second proxy relating to the same shares to the Company’s Secretary, at or before the special meeting that is dated a later date than the first proxy; or
•	attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not revoke a proxy; you must both attend and vote your shares at the special meeting. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and, instead, to change your vote, you must follow the instructions that have been provided to you by your broker.

When Will the Merger be Completed?

(page __)

We are working to complete or “close” the merger as soon as possible. We anticipate that the merger will be closed near the [____] of the [______] quarter of 2007, subject to the approval of the merger agreement by the Company’s stockholders and the satisfaction or waiver of each of the other closing conditions under the merger agreement.

Effects of the Merger

(page __)

If the merger agreement is approved and adopted by the Company’s stockholders, and if the other conditions to closing are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Moog. Upon completion of the merger, the Company’s outstanding common stock (other than shares owned by the Company, Moog, or any of their subsidiaries; and other than shares held by a stockholder properly exercising statutory dissenter’s rights of appraisal) and outstanding rights to acquire such common stock will be converted into the right to receive $13.00 per share, without interest and less any required tax withholding.

It is technically possible, although unlikely, that the merger consideration could be reduced. And, if this were to occur, we would resolicit your proxy. The merger consideration can only be reduced if the ZEVEX Board of Directors issues more shares or rights to acquire such shares, and it has no intention of doing so.

Following the completion of the merger, you will cease to have any ownership interest in the Company and will not participate in any future earnings or growth of the Company.

Treatment of Stock Options

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The merger agreement provides that, at the effective time of the merger, each outstanding and vested option for shares of common stock that has been issued pursuant to the Company’s option plans will automatically be converted into the right to receive an amount in cash, less applicable tax withholding and without interest, equal to the product of:

•	the excess, if any, of $13.00 over the per share exercise price of such option, multiplied by
•	the number of shares of Company common stock subject to such option.

Our Board of Directors’ compensation committee has approved the vesting of all unvested and outstanding options, with such vesting to be effective at the effective time of the merger. Payment for such options will be made in accordance with the Company’s regular payroll practices.

Treatment of Restricted Stock Units

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The merger agreement provides that, at the effective time, each outstanding restricted stock unit that is convertible into shares of common stock will automatically be converted into the right to receive $13.00 in cash, without interest and less applicable tax withholding. Our compensation committee has approved the vesting of all unvested restricted stock units, with such vesting to be effective at the effective time. Payment for such units will be made in accordance with the Company’s regular payroll practices.

Board Recommendation

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After careful consideration, our Board of Directors has unanimously:

•	determined that the merger, the merger agreement and the transactions contemplated thereby are advisable and in the best interest of the Company and its stockholders;
•	approved the merger, the merger agreement, and the transactions contemplated thereby; and
•	recommended that ZEVEX’s stockholders vote “FOR” the approval of the merger agreement.

In reaching this decision, our Board of Directors consulted with our CEO, CFO, and outside advisors. In considering the recommendation of the Company’s Board of Directors with respect to the merger, you should be aware that some of the Company’s directors and executive officers who participated in meetings of our Board of Directors have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Please read “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.” For the factors considered by our Board of Directors in reaching its decision to approve the merger agreement, please read “The Merger—Reasons for the Merger.”

Opinion of A.G. Edwards

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We engaged A.G. Edwards & Sons, Inc. (“A.G. Edwards”) on December 18, 2006 to act as financial advisor to the Board of Directors in connection with the merger. As part of that engagement, A.G. Edwards delivered its written opinion to the Board of Directors dated January 11, 2007 that, based upon and subject to the various considerations set forth in the opinion, the consideration to be paid by Moog was fair, from a financial point of view, to the ZEVEX stockholders. The full text of the written opinion of A.G. Edwards, setting forth the assumptions made, matters considered, and limitations on the reviews undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. You should read the opinion carefully in its entirety as well as the description of the analyses, assumptions and limitations related to the opinion that is included elsewhere in this proxy statement. The opinion of A.G. Edwards is directed to the Board of Directors and does not constitute a recommendation to any ZEVEX stockholder as to how to vote in the merger.

Financing of the Merger Consideration

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Moog estimates that the total amount of funds necessary to complete the merger and the related transactions will be approximately $84,100,000, which includes the amounts to be paid out to the Company’s stockholders and options holders, and holders of restricted stock units. The merger agreement provides that Moog will obtain the necessary funds to finance completion of the merger under its existing $600,000,000 credit facility. See “The Merger—Financing of the Merger Consideration.”

Interests of the Company’s Directors and Executive Officers in the Merger (page __)

Our directors and executive officers may have interests in the merger that are different from, or in addition to, those of the stockholders generally, including the following:

•

our directors and executive officers will have their stock options fully vested and converted into the right to receive cash payments in the amount of $13.00 per share, less the applicable exercise price, without interest and less applicable tax withholding, for each share that is subject to such option;

•

our directors and executive officers will have their restricted stock units fully vested and converted into the right to receive cash payments in the amount of $13.00 per share, without interest and less applicable tax withholding, for each share that is subject to such unit;

•	each of Messrs. McNally and McStotts have a severance agreement pursuant to which they each will receive severance payments immediately prior to the closing of the merger;
•

the merger agreement provides for indemnification arrangements for each of our current and former directors and officers that indemnify them for judgments, settlements, or expenses that they may incur in connection with their defense of a claim against them for their acts as a director or officer and that will continue for five years following the effective time of the merger; and

•	each of Messrs. McNally and McStotts will enter into a new employment agreement with Moog at the effective time of the merger.

Material United States Federal Income Tax Consequences

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If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the Company’s common stock generally will cause you to recognize a gain or loss that is measured by the difference, if any, between the cash that you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock, the merger generally will not be a taxable transaction to you under U.S. federal income tax laws, unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes.

Regulatory Approvals

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Except for (i) the required pre-merger notification filing with the Antitrust Division of the Department of Justice and the Federal Trade Commission and the expiration of the prescribed statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the Federal Trade Commission (the “HSR Act”), and (ii) the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material federal, state, or foreign regulatory requirements or approvals that are required for completion of the merger.

No Solicitation of Transactions

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The merger agreement restricts our ability and the ability of our subsidiary to, directly or indirectly, solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company. Notwithstanding these restrictions, if our Board of Directors receives what it determines to be a “superior proposal” to the proposed merger meeting certain requirements, then our Board of Directors may respond to such proposal for an alternative transaction, change its recommendation of the merger, terminate the merger agreement, and enter into an agreement with respect to such “superior proposal” after satisfying certain conditions that are set forth in the merger agreement and after paying to Moog the $2.75 million termination fee specified in the merger agreement.

Conditions to Closing

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Before we can complete the merger, a number of conditions must be satisfied. These include:

•	the approval of the merger by Company stockholders;
•	the expiration or termination of the waiting period that is applicable to the merger under the HSR Act;
•	the absence of law, governmental orders, judgments, or decrees that have the effect of making the merger illegal or that otherwise prohibit the closing of the merger;
•

no temporary restraining order, preliminary or permanent injunction, or other order, suit, action, proceeding, claim, inquiry or investigation by any governmental entity or any third party has been issued or is pending before any court of competent jurisdiction or any other governmental entity that would prevent the merger or any other transactions contemplated by the merger agreement or which would reasonably be expected to interfere with the consummation of the merger;

•	the performance by each of the parties of its covenants and agreements under the merger agreement in all material respects;
•	no occurrence of a material adverse effect with respect to the Company after the date of the merger agreement;

•	the accuracy of the Company’s, Moog’s, and Merger Sub’s representations and warranties in the merger agreement in certain respects;
•	the receipt of all necessary consents from third parties;
•

our delivery to Moog of our audited consolidated financial statements for the year ended December 31, 2006, including (i) an unqualified opinion from the Company’s independent public accounting firm with respect to such financial statements, together with an attestation report as required from such accounting firm with respect to the Company’s internal controls over financial reporting, and (ii) a report with respect to the Company’s internal controls over financial reporting;

•	termination of our existing severance agreements with David J. McNally and Phillip L. McStotts and payment of all amounts due prior to the closing;
•	the Company, as the surviving corporation, must have entered into employment agreements with David J. McNally and Phillip L. McStotts; and
•	legal counsel to the Company shall have delivered a legal opinion letter to Moog as to certain matters of law which must be reasonably satisfactory to Moog.

Termination of the Merger Agreement

(page __)

The Company, Moog, and Merger Sub may agree in writing to terminate the merger agreement at any time without completing the merger, even after the stockholders of the Company have approved and adopted the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger in certain other circumstances, including:

•	by either Moog, Merger Sub, or the Company, if:
•

the effective time of the merger has not occurred on or before July 12, 2007, which may be extended sixty days by any party (the “end date”) if the closing has not occurred due to the failure to receive the required approval from the Company’s stockholders, receive the required third-party consents, or the applicable waiting period under the HSR Act has not expired or been terminated; provided that all other conditions to the consummation of the merger are satisfied on or prior to the end date or are capable of then being satisfied at the closing; provided, further, that this right to terminate shall not be available to any party whose failure to perform any of its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger to be completed on or before such end date;

•

a statute, rule, regulation, or executive order has been enacted that prohibits the merger, or a final, non-appealable governmental order, decree, ruling, or injunction has been issued that restrains, enjoins or prohibits the merger; provided that the party seeking to terminate the merger agreement shall have used all commercially reasonable efforts to remove such injunction, order, decree, or ruling; and provided further, that such termination right will not be available to a party whose breach or non-performance has been the direct and principal cause of such action; or

•

our stockholders do not approve the merger agreement at the special meeting; provided that such termination right will not be available to the Company where the failure to obtain shareholder approval shall be attributable to the action or failure to act of the Company.

•	by Moog or Merger Sub if:
•

we materially breach our representations, warranties, covenants, or agreements in the merger agreement such that Moog’s closing conditions to the merger would not be satisfied, subject to the Company’s limited right to cure such breaches; provided that such termination right will not be available to Moog or Merger Sub if, due either to breach or non-performance, it has caused such conditions in the merger agreement not to be satisfied; and provided further, that Moog and Merger Sub shall have given us 20 day’s prior written notice, stating Moog’s and Merger Sub’s intention to terminate the merger agreement and the basis for such termination;

•	our Board of Directors amends, withdraws, modifies, changes, conditions, or qualifies its unanimous recommendation of the merger to our stockholders;

•	our Board of Directors recommends or approves another acquisition proposal;
•

(i) a tender offer or exchange offer relating to our equity securities shall have been commenced and we do not send to our stockholders within 10 business days after the commencement of such tender offer or exchange offer, a statement disclosing that our Board of Directors recommends rejection of such tender offer or exchange offer; (ii) an acquisition proposal is publicly announced, and we fail to issue a press release announcing our opposition to such proposal within 10 business days after such proposal is announced; or (iii) our Board of Directors fails to reaffirm its recommendation, unanimously and without qualification, to approve the merger, or fails to publicly state, unanimously and without qualification, that the merger is in the best interest of our stockholders, within five business days after Moog requests in writing that such action be taken (collectively, a triggering event); or

•	prior to the completion of the merger, the Company shall have experienced a material adverse effect, as defined in the merger agreement.
•	by the Company:
•

if Moog or Merger Sub materially breaches its representations, warranties, covenants, or agreements in the merger agreement such that our closing conditions to the merger would not be satisfied, subject to Moog’s limited right to cure such breaches; provided that such termination right will not be available to us if, due either to breach or non-performance, we have caused such conditions in the merger agreement not to be satisfied; and provided further, that we shall have given Moog and Merger Sub 20 day’s prior written notice, stating our intention to terminate the merger agreement and the basis for such termination; or

•

if our Board of Directors concludes in good faith (after taking into account the advice of our legal and financial advisors) that an unsolicited, bona fide, written acquisition proposal constitutes a “superior proposal” meeting certain conditions that are specified in the merger agreement.

Termination Fees and Expenses

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The Company has agreed to pay Moog a termination fee of $2.75 million in cash upon the following events:

•

if Moog and Merger Sub terminates the merger agreement because (i) our Board of Directors withdraws or modifies its recommendation of the merger to our stockholders, approves or recommends to the Company’s stockholders a “superior proposal” or resolved to do any of the following; or (ii) a triggering event has occurred (as described above);

•	if we terminate the merger agreement in order to accept a merger/acquisition proposal that our Board of Directors has concluded under certain conditions is a “superior proposal” to the merger; or
•

the merger has not been completed by the end date and we or our subsidiary and any person (other than Moog or any of its affiliates), under certain conditions and within six months of such end date, enter into any definitive agreement providing for an acquisition proposal, or consummate an acquisition proposal.

We have agreed to pay Moog’s expenses if Moog and Merger Sub terminate the merger agreement in accordance with its terms because:

•	the merger has not been completed by the end date;

•

we have breached or failed to perform in any material respect any of our representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would result in a condition precedent to Moog and Merger Sub completing the merger not being satisfied, and such breach or failure cannot be cured by the end date;

•	we do not obtain shareholder approval of the merger at the shareholders’ meeting; or

•

we have suffered a material adverse effect (as defined in the merger agreement) since the date of the merger agreement that has been caused directly and principally by the Company’s breach of the merger agreement.

Moog has agreed to pay our expenses if we terminate the merger agreement because Moog or Merger Sub has breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would result in a condition precedent to our completing the merger not being satisfied, and such breach or failure cannot be cured by the end date.

Market Price of ZEVEX Common Stock

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ZEVEX International, Inc.’s common stock is quoted on the NASDAQ stock exchange (the “NASDAQ”) under the symbol “ZVXI”. On January 12, 2007, which was the last trading day prior to the time we announced the merger, the closing price of Company’s common stock was $9.37 per share. On [__________ ___, ____], which was the last trading day before the date of this proxy statement, the closing price of Company’s common stock was at $[_____] per share.

Appraisal Rights

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Stockholders of the Company are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that, if you so choose, you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment for your shares that is based on that valuation. The amount you would receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as, or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement, you must not vote in favor of the approval of the merger agreement, and you must meet certain other requirements as described herein. Please read “The Special Meeting—Appraisal Rights” and “Dissenters’ Rights of Appraisal” for more information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents to which we refer herein contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the merger, and other information relating to the merger. There are forward-looking statements under various headings of this proxy statement, including, among others, under “Summary,” “The Merger,” “The Merger—Opinion of A.G. Edwards,” and in statements containing the words, “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates,” or other similar expressions. These forward-looking statements involve both known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the anticipated effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to update or revise any forward-looking statements that we have made in this proxy statement as a result of new information, future events, or otherwise. In addition to other factors and matters contained or incorporated in this proxy statement, we believe that the following factors could cause our actual results to differ materially from those results that are discussed in the forward-looking statements:

•	Considerations Relating to the Merger Agreement and the Merger:
•	the failure to satisfy the conditions to complete the merger, including the receipt of the required stockholder and regulatory approvals (including antitrust approvals);
•	the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement;
•	the failure of the merger to close for any other reason;
•	the outcome of legal proceedings that may be instituted against us and others in connection with the merger agreement; or
•	the amount of the costs, fees, and expenses that are related to the merger.
•	Political and General Economic Conditions:
•	current domestic or foreign political and economic conditions or any changes in such conditions;
•	the effect of war, terrorism, or catastrophic events; or
•	domestic or foreign political, social, economic or other events, resulting in the short or long-term disruption in business of the Company.
•	Industry and Business Conditions:
•	the inherent risks in our business, including increased productions costs due to increased prices of raw materials;
•	the highly competitive nature of each of our businesses; or
•	the failure to secure renewals of our existing manufacturing contracts or the necessity of entering into new contracts on less favorable terms.
•	Legal and Regulatory Issues:

•	changes in domestic or foreign government or regulatory requirements that increase our costs of operations;
•	litigation that may have an adverse effect on our financial results or reputation; or
•	changes in domestic or foreign laws or other regulatory actions.
•	Other Factors:
•

other risks and uncertainties that are set forth in the reports and documents that we have filed with the Securities and Exchange Commission (the “SEC”) (which reports and documents should be read in conjunction with this proxy statement; please read “Where You Can Find Additional Information”).

THE PARTIES TO THE MERGER

ZEVEX International, Inc.

ZEVEX International, Inc. (in this proxy statement, the terms “ZEVEX,” “Company,” “we,” “our,” “ours,” and “us” refer to ZEVEX International, Inc. and its subsidiary), through its divisions and subsidiary, engages in the business of designing, manufacturing, and distributing medical devices. Our Therapeutics division manufactures and markets enteral nutrition delivery devices. Our Applied Technology division designs and manufactures advanced medical components and systems for medical technology companies. We develop and manufacture high quality medical products, which embody our core competencies in sensing, fluid management, surgical ultrasound technologies, and other patented and proprietary medical device technologies. Our business model emphasizes product development and manufacturing, and we distribute our products through selected medical device marketing companies and distributors. We employ product and territory managers to ensure that our services and sales support are complementary to the quality of our innovative products. This distribution strategy allows us to leverage our expertise and technology across diverse applications, while remaining focused on our core competencies.

The Company is incorporated in the state of Delaware with its principal offices at 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123. Our telephone number at that location is (801) 264-1001.

Moog Inc.

Moog Inc., , a New York corporation, referred to herein as “Moog,” is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, and medical equipment.

Moog is incorporated in the state of New York with its principal offices at Seneca & Jamison Road, East Aurora, New York 14052. Its telephone number at that location is (716) 652-2000.

Pumpco Acquisition Corp.

Pumpco Acquisition Corp., sometimes referred to herein as the “Merger Sub,” is a Delaware corporation and a wholly-owned subsidiary of Moog. Pumpco Acquisition Corp. was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities that are incidental to its formation and activities in connection with the merger agreement. Under the terms of the merger agreement, Pumpco Acquisition Corp. will merge with and into the Company. The Company will survive the merger and Pumpco Acquisition Corp. will cease to exist.

Merger Sub’s principal executive offices are located at Seneca & Jamison Road, East Aurora, New York 14052. Its telephone number at that location is (716) 652-2000.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting to be held on [________ ___, ____], starting at 9:00 a.m. Mountain Standard Time, at the Company’s corporate offices, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the approval of the merger agreement. If the stockholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [__________ ___, ____].

Record Date and Quorum

The holders of record of the Company’s common stock as of the close of business on [__________, ____], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were [__________] shares of the Company’s common stock outstanding and entitled to vote.

In order to hold the special meeting, a quorum must be present. A quorum is a majority of the outstanding shares of the Company’s common stock on the record date who are represented in person or by proxy at the special meeting. Any shares of the Company’s common stock held in treasury by the Company or by its subsidiary are not considered to be outstanding for purposes of determining a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. If a new record date is set for the adjourned special meeting, however, then a new quorum will need to be established.

Required Vote

Completion of the merger requires the approval of the merger agreement by the affirmative vote of the holders of a majority of the Company’s common stock outstanding on the record date. Each outstanding share of the Company’s common stock on the record date entitles the holder to one vote at the special meeting. Abstentions and broker non-votes will have the effect of votes AGAINST the approval of the merger agreement.

As of January 11, 2007, the directors and current executive officers of the Company beneficially owned, in the aggregate, 623,195 shares of the Company’s common stock, representing approximately 11% of our outstanding common stock on such date. In addition to these shares, these directors and officers hold options and restricted stock units to acquire shares of the Company’s common stock.

Each of the following individuals has entered into a stock voting agreement with respect to the shares of our common stock that they beneficially own:

Name:	Title:
David J. McNally	Chief Executive Officer, President and Director
Phillip L. McStotts	Chief Financial Officer, Secretary, Treasurer, and Director

As of January 11, 2007, an aggregate of 555,694 shares, representing approximately 9.8% of our outstanding common stock, were subject to these two stock voting agreements. In addition to these shares, Messrs. McNally and McStotts hold options and restricted stock units to acquire shares of common stock, which, upon exercise, would also become subject to these voting agreements. These holders have agreed to, among other things, vote all of these shares in favor of the approval of the merger agreement and against any competing transaction proposed to the Company’s stockholders and have delivered an irrevocable proxy to Moog for the purpose of voting such shares. These stock voting agreements will terminate upon the earlier of (i) the termination of the merger agreement, (ii) the effective time of the merger, or (iii) the mutual consent of the parties thereto. For further information, please read “Stock Voting Agreements.”

For the proposal to adjourn or postpone the meeting, if necessary or appropriate, stockholders holding at least a majority of the votes that are represented in person or by proxy must vote “FOR” the proposal. Broker non-votes will have no effect on such proposal, but abstentions will effectively be counted as a vote AGAINST such proposal.

Appraisal Rights

Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that, if you so choose, you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment for your shares that is based on that valuation. The amount you would receive as a dissenting stockholder in any such appraisal proceeding may be more than, the same as, or less than the amount that you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement, you must not vote in favor of the approval of the merger agreement, and you must meet certain other requirements described herein. For further information regarding your statutory appraisal rights, please read “Dissenters’ Rights of Appraisal.”

Proxies; Revocation

If you are a stockholder of record and submit a proxy by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicated on your proxy card. If no instructions are indicated on your signed and returned proxy card, your shares of the Company’s common stock will be voted “FOR” the approval of the merger agreement and “FOR” any postponement or adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies to obtain a quorum or to approve the merger agreement.

If your shares are held in “street name” by your broker, you should instruct your broker how to vote your shares, using the instructions provided by your broker. If you have not received such voting instructions or require further information regarding such voting instructions, please contact your broker, and your broker will give you directions on how to vote your shares. Shares of common stock that are held by persons attending the special meeting but not voting, or shares for which the Company has received proxies but with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will effectively be counted as a vote AGAINST the approval of the merger agreement. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and when such beneficial holder has not given such instructions to that broker.

If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either (i) deliver to our Secretary at the principal executive offices of the Company a written revocation of such proxy, (ii) submit by mail a proxy dated after the date of the proxy you wish to revoke, or (iii) attend the special meeting and vote your shares in person. Attendance at the special meeting alone will not constitute revocation of a proxy; you must also vote your shares at the meeting.

Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and, instead, if you wish to change your vote, you must follow the directions that are provided to you by your broker.

We do not expect that any matters other than the approval of the merger agreement and approval of the adjournment or postponement of the meeting, if necessary or appropriate to solicit additional proxies, will be brought before the special meeting. If, however, any such other matter is properly presented at the special meeting or any adjournment or postponement thereof, the persons that you have appointed as proxies will have discretionary authority to vote your shares in accordance with their discretion.

Submitting Proxies Via the Internet or by Telephone

Many stockholders who hold their shares through a broker or bank may have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card that has been provided to you by your broker and follow the instructions that have been provided for Internet or telephone voting on that card.

Adjournments and Postponements

The special meeting may be adjourned or postponed for the purpose of soliciting additional proxies, if necessary or appropriate, to establish a quorum or to approve the merger agreement. Any adjournment may be made without notice by announcement at the special meeting of the new date, time, and place of the special meeting; provided, that, if the meeting is adjourned to a date that is more than 60 days later than the original meeting date, our Board of Directors must set a new record date for the meeting. Whether or not a quorum exists, holders of a majority of the shares of the Company’s common stock who are present in person or by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Additionally, before a quorum is established for the special meeting, our Board of Directors may postpone the meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted “FOR” an adjournment in these circumstances. Broker non-votes will have no effect on a proposal to adjourn or postpone the meeting. Abstentions will be treated as a vote AGAINST a proposal to adjourn or postpone the meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to the special meeting, as adjourned or postponed.

Solicitation of Proxies

This proxy solicitation is made by the Company, and the Company will pay the cost of such solicitation. In addition to soliciting proxies by mail, the Company’s directors, officers, and employees may solicit proxies personally and by telephone, facsimile, or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. In addition, we may engage the services of DJ King & Co., at our expense, to solicit additional proxies by telephone. If we do so, we anticipate the cost of such engagement will be approximately $25,000. The Company will, upon request, reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy materials to their customers and in obtaining their voting instructions.

THE MERGER

Background

As part of its ongoing evaluation of the Company’s business and strategic direction, our Board of Directors and members of our senior management have evaluated from time to time the Company’s strategic alternatives and prospects for continued operations as an independent company. Our Board of Directors is generally of the view that, in order to maximize shareholder value, it should be receptive to opportunities to acquire other businesses or to be acquired by another entity.

On April 27, 2006, Moog Vice President, Mr. Martin Berardi, and Mr. Sean Insalaco, Director of Global Marketing for Moog’s Industrial group, visited the Company’s corporate offices in Salt Lake City, Utah, as part of Moog’s preliminary investigation into ZEVEX as a potential business development partner or possible acquisition candidate. Mr. Berardi and Mr. Insalaco met with several ZEVEX officers and directors, including Messrs. David McNally (CEO), Phill McStotts (CFO), and John Lemley (Chairman). Moog informed Messrs. McNally, McStotts, and Lemley that it intended to become a market leader in infusion pumps for medical applications and expressed a preliminary interest in acquiring ZEVEX to that end. Messrs. McNally, McStotts, and Lemley agreed that the ZEVEX Board of Directors should discuss the possibility of being acquired by Moog at the next board meeting.

Our Board of Directors met on May 24, 2006, at which time it discussed various long-range strategic opportunities, including Moog’s interest in acquiring the Company, valuation models based upon growth assumptions, raising capital for acquisition or expansion, and the filing of a shelf registration statement for the sale of securities. At that meeting, the Board of Directors made no decision in this regard and authorized Mr. McNally to enter into a non-disclosure agreement with Moog.

On June 1, 2006, ZEVEX entered into a non-disclosure agreement with Moog in order to discuss possible collaborations between the two companies.

On June 8, 2006, Messrs. McNally and McStotts met with Moog’s Chairman and Chief Executive Officer, Mr. Robert Brady, at Moog’s corporate offices in Buffalo, New York. Mr. Berardi, Mr. Insalaco, and Mr. Ramji Gupta, Director of Technology for Moog’s Medical Devices group, attended the meeting. At this meeting, Messrs. McNally and McStotts gave a presentation about ZEVEX, and the group discussed possible synergies that could be achieved by collaboration between the two companies. Moog informed Messrs. McNally and McStotts that Moog intended to complete an acquisition of a disposable mechanical intravenous pump company within the next few months. Moog also stated that it intended to invest in disposable electronic infusion pump technology. Moog reiterated its interest in acquiring ZEVEX. Because Moog and ZEVEX had similar growth strategies, among other reasons, Moog indicated that ZEVEX was an excellent target for an acquisition by Moog. Messrs. McNally and McStotts informed Moog that ZEVEX had several on-going projects to complete before discussing any valuation of ZEVEX for purposes of an acquisition by Moog or any business development activity. Messrs. Brady and Berardi indicated that Moog would like to visit ZEVEX again during the next two months.

During the following week, Mr. Brady proposed to Mr. McNally that he and Mr. Berardi visit ZEVEX facilities in Salt Lake City, Utah, on Friday, June 30, 2006, to which Mr. McNally agreed.

On June 30, 2006, Messrs. Brady and Berardi met with Messrs. McNally and McStotts and toured ZEVEX’s facility. The group discussed potential synergies that could be obtained between ZEVEX and Moog and the long-term strategy of both companies. Messrs. McNally and McStotts, however, indicated to Messrs. Brady and Berardi that any detailed discussion of an acquisition of ZEVEX by Moog, including a discussion of ZEVEX’s value, would be premature at that point in time because ZEVEX was in the process of executing several value-building opportunities. Mr. Brady requested that Messrs. McNally and McStotts contact him when ZEVEX was ready to discuss in more detail a possible acquisition of ZEVEX by Moog.

On July 14, 2006, Mr. Berardi phoned Mr. McNally to emphasize the leadership role that ZEVEX could play in Moog’s medical devices business and reiterated that Moog was committed to grow its Medical Devices group.

On July 26, 2006, our Board of Directors held a meeting, during which Messrs. McNally and McStotts provided an updated report to our Board of Directors on the current status of discussions with Moog. During that meeting, the Board of Directors authorized Mr. McNally to request that Moog submit a written proposal to acquire ZEVEX.

On July 27, 2006, Mr. Berardi and Mr. McNally spoke about a letter of interest. In that conversation, Mr. Berardi agreed to provide a preliminary letter of interest to ZEVEX, which would include an estimate of ZEVEX’s acquisition price, based on ZEVEX’s financial statements.

During the month of August, Mr. Berardi contacted Mr. McNally to indicate Moog’s continued interest in the Company. On August 18, 2006, Mr. Berardi informed Mr. McNally that Moog planned to discuss the potential acquisition of ZEVEX at its August 22, 2006 board meeting. Mr. Berardi also expressed Moog’s intent to deliver a preliminary letter of interest to ZEVEX by the end of August. On August 25, 2006, Mr. Berardi informed Mr. McNally that Moog’s Board of Directors desired to explore the opportunity to acquire ZEVEX and that Moog would proceed with delivering a preliminary letter of interest to ZEVEX in the coming weeks.

Mr. McNally received Moog’s non-binding letter of interest (“Letter of Interest”) on September 1, 2006. The Letter of Interest indicated that Moog believed that ZEVEX would be a perfect fit for Medical Devices segment of Moog’s business and expressed an interest in acquiring ZEVEX for $85 million of Moog Class A Stock. Moog calculated that such a price represented at that time a 22% premium over the Company’s then current trading price, a trailing 12-month EBITDA multiple of 15.7, and that such multiple would be 19.2 if the gain from the settlement of a patent infringement claim in April of 2006 were excluded. This letter also included a number of qualifications that would need to be satisfied before Moog could complete any acquisition of the Company, such as satisfactory completion of a due diligence effort, board approval, and the execution of acceptable retention agreements for key management personnel. The proposal was to expire on September 22, 2006, unless ZEVEX and Moog entered into a customary exclusivity agreement by that date.

After careful review of the Letter of Interest, Messrs. McNally, McStotts, and Lemley agreed that the Letter of Interest merited the consideration of ZEVEX’s Board of Directors. Our Board of Directors convened a special meeting by teleconference on Tuesday, September 12, 2006, to discuss the Letter of Interest. At that meeting, the Board of Directors discussed Moog’s proposed acquisition purchase price and the various transaction qualifications that Moog had set forth in the Letter of Interest. The Board of Directors also further discussed other business development activities, their likelihood of success, and their potential impact on the valuation of the Company, if successful. The Board of Directors concluded that ZEVEX should continue discussions with Moog, while driving forward on its potential business development initiatives.

Following our Board of Directors’ determination, Messrs. McNally, McStotts, and Lemley agreed to meet with Moog officers, including Mr. Brady, Mr. Robert Banta (Moog’s Executive Vice President and Chief Financial Officer), and Mr. Berardi, in Denver, Colorado, on Friday, September 22, 2006, to continue discussing Moog’s Letter of Interest and other possible business relationships between ZEVEX and Moog. During that September 22 meeting, the group discussed the strategic goals of both ZEVEX and Moog, ZEVEX’s infrastructure, infusion marketplace, and Moog’s prior acquisitions of McKinley Medical Corporation and certain assets of Curlin Medical, L.L.C. and affiliated companies. Moog indicated that the acquisition of ZEVEX would be instrumental in satisfying Moog’s goal of acquiring additional expertise in the medical device market, particularly in the areas of research and development, quality and regulatory affairs, and in operations. Mr. McNally presented to the group an abbreviated version of ZEVEX’s 2006 Strategic Plan, which outlined an executive overview, including a general description of ZEVEX’s business divisions and visions from a patient, customer, employee, supplier, shareholder, and community standpoint. This presentation included a review of the Company’s objectives with respect to research and development, operations, quality and regulatory affairs, sales and marketing, human resources, and finance and accounting. Among other things, Mr. McNally discussed ZEVEX’s products, markets, customers, competitors, and business opportunities. This presentation also included a discussion of ZEVEX’s planning methodology and growth strategy. At this meeting, Messrs. McNally, McStotts, and Lemley indicated a belief that the Company could demonstrate that it was worth more than the value that had been suggested by Moog. Moog indicated that they would reconsider this valuation in light of the additional information that the Company had provided. Based on these discussions, the parties agreed to work together to prepare estimates of synergies, cost reductions, and additional benefits that could result from Moog’s acquisition of ZEVEX. Messrs. McNally and McStotts and Messrs. Banta and Berardi arranged to meet again for further discussions on October 4th and 5th, 2006, in Salt Lake City, Utah.

During September 2006, in order to better evaluate any offer from Moog to acquire ZEVEX, Mr. McStotts prepared comprehensive models of ZEVEX’s projected revenue growth for the next few years. Messrs. McNally and Lemley and the other members of the Board of Directors studied these growth forecasts.

On October 4 and 5, 2006, Messrs. Banta, Berardi, and Gupta, along with Mr. Tim Pawlak, Moog’s corporate financial manager, and Mr. Paul Elwell, the General Manager of Moog’s Curlin Medical Inc. subsidiary, traveled to Salt

Lake City, Utah, to meet with Messrs. McNally and McStotts and Ms. Andrea Kendell, ZEVEX’s Controller, to discuss financial models and the price of the proposed acquisition. During this meeting, Moog’s personnel were given tours of ZEVEX’s facilities. The group analyzed the potential synergies of combining the companies’ operations. The group also discussed the amortization of intangible assets that is associated with acquisitions.

On October 12, 2006, Messrs. McStotts and Berardi had a telephone conference regarding ZEVEX’s acquisition price. Mr. McStotts proposed a price of at least $100 million. On Monday, October 18, 2006, the parties held another conference call to further discuss the additional synergies that they had identified. This October 18 telephone conference call included Messrs. McNally and McStotts and Ms. Kendell, as well as Messrs. Banta, Berardi, Pawlak, Insalaco, and Gupta. On that call, Moog indicated that it was having difficulty, based on its initial evaluation, in justifying a higher valuation due to such factors as the effect of the amortization of intangible assets and backlog. Mr. McNally continued to assert that the Company was worth more than Moog’s proposed $85 million price. The group discussed whether Moog’s acquisition of ZEVEX could produce synergies and expense reductions beyond Moog’s valuation models. At this meeting, however, Moog affirmed its proposed $85 million price. The group also discussed whether ZEVEX’s implementation of various strategies for cost reductions of its pumps and disposable sets could significantly improve ZEVEX’s earnings before interest, taxes, depreciation and amortization (commonly referred to as EBITDA), thereby increasing the EBITDA component of Moog’s valuation of ZEVEX. During this telephone conference, Moog informed ZEVEX that it would like to proceed with further examination of the Company in order, first, to validate Moog’s valuation model, including synergies and cost reductions, and, then, to evaluate any additional benefits that could result from Moog’s acquisition of ZEVEX. Based on these discussions, Messrs. McNally and McStotts decided that the ZEVEX Board of Directors should meet to re-evaluate the entirety of ZEVEX’s discussions with Moog.

On October 25, 2006, our Board of Directors met and discussed whether we should pursue further discussions with Moog. The Board of Directors acknowledged that the trading price of the Company’s stock had dropped from $10.06 per share price on the date of the Letter of Interest to $7.51 per share on October 25th. After a full examination of Moog’s valuation model, ZEVEX’s own revenue growth forecasts, and the potential advantages and disadvantages of ZEVEX’s being acquired by Moog, the Board of Directors agreed that further discussion with Moog was advisable and that ZEVEX should provide additional information to Moog.

On October 26, 2006, Messrs. McNally, McStotts, and Lemley participated in a telephone conference with Mr. Berardi. The group discussed ZEVEX’s valuation and, in particular, ZEVEX’s EBITDA performance. The parties agreed to continue negotiations, based on Moog’s proposed $85 million price, with Moog agreeing that the price would be increased if the Company was able to sign a possible distribution arrangement (which subsequently has not occurred). The group also discussed, among other things, the treatment of stock options and restricted stock units, potential lock-up periods, the continued employment and compensation of our personnel, and the post-acquisition organization of the Company. The group also discussed a schedule for Moog’s further examination of the Company.

On November 2, 2006, Moog provided the first of its due diligence request lists to ZEVEX. Messrs. McNally and McStotts and Ms. Kendell began gathering the requested information. This due diligence request was followed by meetings between Messrs. McNally and McStotts and Ms. Kendell and Messrs. Berardi, Pawlak, Insalaco, Elwell, and Gupta on November 6 and 7, 2006. During these meetings, the group reviewed and validated the projected synergies that would be created by ZEVEX’s acquisition by Moog, and Moog conducted further due diligence activities. The group continued its discussion of ZEVEX’s operations and capital structure.

On November 8, 2006, Messrs. McNally and McStotts traveled to Buffalo, New York, to give a presentation to Moog’s due diligence team. This presentation focused on ZEVEX’s past performance, forecasts, current operating margins, and the forecast for margin improvement in 2007 over the current year. Along with other members of Moog’s due diligence team, Messrs. Brady, Banta, and Berardi and Mr. Donald Fishback, Moog’s corporate controller, participated in these meetings for the entire day. The group further discussed the synergies that had been discussed in prior meetings. Moog again confirmed its willingness to proceed with the proposed merger based on the proposed $85 million price. Based on the fact that the negotiations by ZEVEX for a possible significant distribution arrangement had stalled, and based on the fact that the Company’s stock was then trading at $7.72 per share, we indicated our desire to proceed with the proposed merger at that $85 million price. During its final discussion, the group focused on the timing of further due diligence examinations, the timing of the proposed transaction, and the allocation of responsibilities.

On November 13, 2006, Messrs. McNally and McStotts and Mr. Berardi, together with representatives from their respective legal counsel, held a telephone conference regarding the tax implications of the proposed acquisition structure and of Messrs. McNally’s and McStotts’ employment and severance agreements. During that call, Mr. Berardi proposed that the parties consider having Moog pay the acquisition price in cash instead of its stock. Messsr. McNally and McStotts agreed to consider that change in the proposal, which was later approved during the December 4, 2006, meeting of our Board of Directors, as described below.

The following week, on November 21, 2006, Messrs. McNally and McStotts held further telephone discussions with Messrs. Banta and Berardi regarding the tax implications of the all-cash purchase proposal, the payment of their severance agreements, and possible future employment arrangements for the two of them with the surviving corporation.

On November 29, 2006, we received the first draft of a merger agreement from Moog’s legal counsel, Hodgson Russ, LLC (“Hodgson Russ”). On December 4, 2006, our Board of Directors met to review a draft merger agreement and discussed the $12.59 per share purchase offer from Moog. The Board of Directors also reviewed how our outstanding stock options would be settled and the calculation of the cash share price offer. A representative from our legal counsel, Jones Waldo Holbrook & McDonough PC (“Jones Waldo”), participated in that meeting.

In subsequent exchanges of correspondence between Mr. McStotts and Mr. Banta, Moog indicated that it was calculating the offered per share price based on the $85,000,000 offer price divided by the total number of shares, options and restricted stock units outstanding, with the additional assumption that all option holders would exercise their options by paying the applicable exercise price in cash to the Company (estimated at approximately $4.0 million in total). We noted that we disagreed with such calculation, and asserted that options should not be assumed to be exercised with cash because it was not required of the option holders. We asserted instead that the per share price should be calculated based on an $85,000,000 offer price, subtracting the net cash to be paid to all option holders as if all options had been exercised in a cashless manner, and dividing the difference by the estimated total number of common stock shares that would then be outstanding (which would result in a per share price of $13.19 per share).

On December 4, 2006, our Board of Directors met and agreed in principal with the proposed merger agreement, including the cash terms of the transaction, but directed management to continue discussion regarding the offered price of $12.59 per share and certain other material provisions of the agreement. The Board of Directors also discussed obtaining a favorable fairness opinion for the merger from an independent firm.

On December 6, 2006, Messrs. McNally and McStotts, Ms. Kendell, together with representatives from the law firm of Jones Waldo, met with Messrs. Banta, Berardi, and Pawlak in Chicago, Illinois, to discuss the merger agreement. Moog’s outside legal counsel also participated in that meeting. Among other things, the group discussed the calculation of termination fees, director and officer indemnification, and whether or not the calculation of the per share purchase price should reflect the cash that would be paid to the Company upon exercise of the Company’s outstanding stock options. Among other things, Mr. McNally proposed a per share purchase price of $13.19 and a breakup fee from Moog to the Company under certain conditions. The group was unable to agree on certain items, including the proper calculation of per share price, the termination fees and the terms of director and officer indemnification.

On December 8, 2006, our Board of Directors held a special meeting with outside legal counsel present. Counsel discussed with the Board of Directors the material terms of the proposed merger agreement. Counsel also discussed with the Board of Directors its fiduciary duty to the stockholders. The Board of Directors empowered Mr. McNally to make a counter-offer to Moog. The Board of Directors also directed management to engage an investment banking firm to provide a fairness opinion with respect to the proposed merger. On that same day, Mr. McNally spoke with Messrs. Berardi and Banta to propose a purchase price of $13.00 per share (representing a total payment of approximately $83,800,000 to our stockholders, option holders and restricted stock unit holders), with no breakup fees to be paid to the Company by Moog. Moog agreed to continue negotiations based on that proposal.

During the next two weeks, teams from Moog visited ZEVEX for extensive due diligence work. Mr. McNally and Mr. Berardi continued negotiating the treatment of the existing severance agreements with Mr. McNally and Mr. McStotts, along with the terms of the proposed employment agreements for Mr. McNally and Mr. McStotts, who would remain with the Company following the acquisition.

Between December 5, 2006, and January 12, 2007, Jones Waldo and Hodgson Russ negotiated and exchanged drafts of the proposed merger agreement and related voting and employment agreements. During this period numerous communications took place between ZEVEX and Moog as to the various sections in the proposed merger agreement. Also during this period, the companies discussed the timing of the signing and closing of the merger, continued due diligence examinations, and the preparation of the disclosure schedules to the merger agreement.

On December 18, 2006, our Board of Directors approved the hiring of A.G. Edwards & Sons, Inc., as financial advisor to ZEVEX, for the purpose of rendering an opinion to the Board of Directors as to the fairness of the proposed transaction to our stockholders.

On January 8, 2007, the ZEVEX Board of Directors held a special meeting to consider the proposed merger, at which meeting representatives of A.G. Edwards and Jones Waldo were also present.

During the meeting of our Board of Directors, management and representatives of Jones Waldo then summarized for the Board of Directors the current financial performance of the Company and the material terms and conditions of the proposed merger agreement, voting agreements, and other transaction documents. Management and Jones Waldo then responded to questions from the Board of Directors regarding the merger agreement and the related documents. The Board of Directors also discussed and considered the severance agreements with Messrs. McNally and McStotts, together with the accelerated vesting of equity compensation to each of them and to other directors, officer, and employees of the Company. The Board of Directors, management, and Jones Waldo then discussed the outstanding legal and business issues relating to the proposed merger and the reasons for and against the merger.

On January 11, 2007, representatives of A.G. Edwards presented to the ZEVEX Board of Directors an updated financial analysis of the proposed merger and, following a discussion with our Board of Directors, rendered its opinion to our Board of Directors that, as of January 11, 2007, and, based upon and subject to the assumptions, factors and qualifications set forth in its opinion, the $13.00 per share cash merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. A.G. Edwards then excused themselves from the meeting and our Board of Directors met with Jones Waldo to consider further the merger and related transactions.

On January 12, 2007, by written consent, our Board of Directors unanimously: (i) determined that the merger and the merger agreement were advisable and in the best interest of the Company and its stockholders; (ii) approved the merger agreement, the ancillary transaction documents, and each of the transactions contemplated thereby; (iii) authorized management to execute the definitive merger agreement; and (iv) resolved to recommend that the stockholders of the Company vote in favor of the approval of the merger agreement.

Subsequently, on that same day, the definitive merger agreement and the voting agreements were executed by the parties. Following the execution of those agreements, each of the Company and Moog issued separate press releases, announcing the merger agreement and the proposed merger.

Reasons for the Merger

In determining to adopt and approve the merger agreement and the merger, our Board of Directors considered the following material factors, among others:

•	the general consolidation trends in our industry and our Board of Directors’ knowledge of our business, assets, financial condition, results of operations, and prospects in such industry;
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the possible alternatives to the sale of the Company, including continuing to operate the Company independently (whether on a stand-alone basis or following one or more significant acquisitions), and the risks associated with such alternatives, each of which our Board of Directors determined not to pursue, in light of its belief and the belief of the Company’s senior management that the merger would maximize stockholder value and would be more favorable to the stockholders than other alternatives that are reasonably available to the Company and its stockholders;

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the fact that the proposed per share merger consideration of $13.00 represents a premium for our common stock of approximately 39% to the closing price on January 12, 2007, the last trading day before the public announcement of the merger; (i) a 34% premium to the average price per share of our common stock during the 30-day period beginning December 13, 2006; (ii) a 41% premium to the average price per share of our common stock during the 60-day period beginning November 13, 2006; (iii) a 31% premium to the average price per share of our common stock during the 180-day period beginning July 13, 2006; and (iv) a 19% premium to the average price per share of our common stock during the 360-day period beginning January 13, 2006;

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the fact that the merger consideration is all cash, so that, upon the closing of the merger, the Company’s stockholders will realize a fair value, in cash, for their investment and will provide such stockholders certainty of value for their shares;

•	the fact that this merger, as compared with other transaction alternatives that are available to the Company, carries no more transaction risk, but much less execution and integration risk;
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the presentation of A.G. Edwards, including its opinion to the effect that, as of January 11, 2007, and based upon and subject to the assumptions, factors, and qualifications set forth in such opinion, the $13.00 per share cash merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (please read “The Merger—Opinion of A.G. Edwards” and Annex B to this proxy statement);

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our Board of Directors’ belief that, after extensive negotiations with Moog and its representatives, the proposed price in the merger represented the highest price per share that Moog was willing to pay on the terms and conditions set forth in the merger agreement;

•	the fact that the completion of the merger is not subject to any financing condition and that the financing by Moog is supported by Moog’s existing loan facility;
•	the financial and other terms and conditions of the merger agreement as reviewed by our Board of Directors, including without limitation:
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the limited number and nature of the conditions to Moog’s and Merger Sub’s obligations to complete the merger and the limited risk of non-satisfaction of such conditions, including that, for purposes of the merger agreement, the condition regarding accuracy of the Company’s representations and warranties will be deemed satisfied for most of the Company’s representations and warranties as long as any inaccuracies, individually or in the aggregate, have not resulted in, and would not reasonably be expected to result in, a material adverse effect with respect to the Company;

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the provisions of the merger agreement that allow our Board of Directors to exercise its fiduciary duty to change or modify its recommendation that the Company’s stockholders vote in favor of the approval of the merger agreement if our Board of Directors determines that it has received a superior proposal to the merger (subject to Moog’s right to terminate the merger agreement and our payment to Moog of a $2,750,000 fee upon termination);

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the provisions of the merger agreement that allow the Company, under certain limited circumstances to furnish information to and conduct negotiations with third parties if the failure to do so would be inconsistent with our Board of Directors’ fiduciary duties under applicable law;

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the provisions of the merger agreement that provide our Board of Directors the ability to terminate the merger agreement in order to accept a financially superior proposal (subject to certain conditions contained in the merger agreement, including paying Moog a $2,750,000 termination fee);

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the conclusion by our Board of Directors that the $2,750,000 termination fee is reasonable and the circumstances when such fee is payable are reasonable in light of the benefits of the merger and usual and customary commercial practice;

•	the fact that the terms and conditions of the merger agreement were the product of arm’s-length negotiation between the parties; and
•	the availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Delaware law.

Our Board of Directors also considered the following potentially adverse factors concerning the merger and balanced them against the potential benefits of the merger:

•	the risk that the merger might not be completed in a timely manner or at all;
•	the interests of the Company’s executive officers and directors in the merger (please read “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”);
•	the fact that we will no longer exist as an independent, publicly traded company;
•	the fact that the Company’s stockholders will not participate in any future earnings or growth of the Company and will not benefit from any future appreciation in the value of the Company;
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the restrictions on the conduct of the Company’s business prior to completion of the merger, requiring the Company to conduct its business only in the ordinary course, subject to specific limitations or Moog’s consent, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

•	the fact that the merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal, and possibly other state, local, and foreign, income tax purposes;
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the restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company and the requirement that the Company pay Moog a $2,750,000 termination fee in order for our Board of Directors to accept a superior proposal or other specific events;

•	the fact that the Company did not conduct an auction or market check before entering into the merger agreement;
•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;
•	the possibility of disruption in our relations with our customers or the loss of our customers; and
•	the possibility of management and employee disruption associated with the merger.

After taking into account all of the factors set forth above, as well as others, our Board of Directors agreed that the benefits of the merger outweigh the risks and that the merger is advisable and in the best interest of the Company and its stockholders. Our Board of Directors has unanimously approved and adopted the merger agreement and recommends that the Company’s stockholders vote “FOR” the approval of the merger agreement at the special meeting.

Our Board of Directors did not assign relative weights to the above factors or the other factors considered by it. In addition, our Board of Directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of our Board of Directors may have given different weights to different factors.

Recommendation of the Company’s Board of Directors

After careful consideration, our Board of Directors:

•	has determined that the merger, the merger agreement and the transactions contemplated thereby are advisable and in the best interest of the Company and its stockholders;
•	has approved the merger, the merger agreement, and the transactions contemplated thereby; and
•	recommends that the Company’s stockholders vote “FOR” the approval of the merger agreement.

Opinion of A.G. Edwards

On January 11, 2007, A.G. Edwards delivered its written opinion to the Board of Directors that, as of that date, and based upon and subject to the various considerations set forth in the opinion, the consideration to be paid by Moog was fair, from a financial point of view, to the ZEVEX stockholders.

The full text of the A.G. Edwards opinion is included as Annex B to this proxy statement and is incorporated into this proxy statement by reference. The description of the A.G. Edwards fairness opinion that is set forth in this proxy statement is qualified in its entirety by reference to the full text of the A.G. Edwards opinion that is set forth in Annex B. You are urged to read the A.G. Edwards opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by A.G. Edwards in connection with its opinion. A.G. Edwards’ written opinion was prepared for the information of our Board of Directors and only addresses the fairness, from a financial point of view, to the holders of our common stock of the $13.00 per share in cash to be paid to such holders upon the closing of the merger. A.G. Edwards’ written opinion does not address the merits of the underlying decision by the Company to engage in the merger or any other aspect of the merger and does not constitute a recommendation to any stockholder as to how the stockholder should vote on any matter relating to the merger.

In connection with this opinion, A.G. Edwards has reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft of the merger agreement, dated January 11, 2007, and the related documents;

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certain historical financial statements including Annual Reports on Form 10-K of ZEVEX for the years ended December 31, 2004 and 2005; certain Quarterly Reports on Form 10-Q of ZEVEX; projected unaudited financial statements for the fourth quarter and year ended December 31, 2006; and projected financial statements for the fiscal years ending 2007 through 2009 of ZEVEX that were prepared by and reviewed with ZEVEX management;

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discussions with certain members of management of ZEVEX regarding the past and current business operations, results thereof, financial condition, and future prospects of ZEVEX and the industry in which it operates;

•	discussions with Ernst & Young LLP, ZEVEX’s auditors, regarding the preparation of ZEVEX’s financial statements and other accounting related issues;

•	the current market environment for ZEVEX, as well as information related to the industries in which ZEVEX operates;

•	the financial terms of certain acquisitions that A.G. Edwards deemed relevant for analytical purposes;

•	the valuations of certain public companies that A.G. Edwards deemed relevant for analytical purposes;

•	the premiums that have been paid to stockholders in public company acquisitions that A.G. Edwards deemed relevant for analytical purposes;

•	the implied valuation of ZEVEX, based on discounted present value of its projected cash flows;

•	conversations with management and with Jones, Waldo, Holbrook & McDonough PC, ZEVEX’s legal advisor, regarding the nature and development of the merger agreement and terms of the merger; and

•	other analyses that A.G. Edwards considered appropriate.

In preparing its opinion, A.G. Edwards has assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available, furnished to, or otherwise discussed with A.G. Edwards, including financial statements and financial projections as provided to A.G. Edwards by the management of ZEVEX. With respect to financial statements, financial projections and other information provided to or otherwise discussed with A.G. Edwards, A.G. Edwards has assumed and was advised by the management of ZEVEX that such financial statements, projections, and other information were reasonably prepared on a basis that reflects the best currently available estimates and judgments of the management of ZEVEX as to the historical financial performance and the expected future financial performance of ZEVEX. A.G. Edwards was not engaged to, and did not, independently verify the accuracy or completeness of any such information, nor does it express an opinion with respect thereto. A.G. Edwards has relied upon the assurances of the management of ZEVEX that it is not aware of any facts that would make such information materially inaccurate or misleading. A.G. Edwards performed no audit of assets or liabilities and no appraisal of assets or liabilities of ZEVEX, nor has A.G. Edwards been furnished with any such appraisals. A.G. Edwards also did not independently attempt to assess or value any of the intangible assets of ZEVEX (including goodwill), nor did it make any independent assumptions with respect to the application of intangible assets in the merger. A.G. Edwards has also assumed that no legal or regulatory changes that occur after January 12, 2007, will have a material impact ZEVEX’s operations, financial condition, or future prospects.

The following is a summary of the material financial analyses presented by A.G. Edwards to the Board of Directors on January 11, 2007, in connection with the Board of Directors’ consideration of the merger. It does not purport to be a complete description of the analyses performed or the matters considered by A.G. Edwards in rendering its opinion. Neither the fact that any specific analyses have been referred to in the summary below nor the order in which these analyses are described is meant to indicate that such analysis was given greater weight than any other analysis. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 11, 2007 and is not necessarily indicative of current market conditions.

Comparable Company Analysis. Using publicly available information, A.G. Edwards reviewed and compared ZEVEX with financial and operating information of 13 companies in the medical device and/or contract manufacturing industries. The companies were: Atrion Corporation; CAS Medical Systems, Inc.; Criticare Systems, Inc.; Enpath Medical, Inc.; I-Flow Corporation; Microtek Medical Holdings, Inc.; Misonix, Inc.; Synovis Life Technologies, Inc.; CardioDynamics International Corporation; Plexus Corp.; LaBarge, Inc.; Utah Medical Products, Inc.; and Merit Medical Systems, Inc.

While noting that none of the comparable public companies listed above is identical to ZEVEX, A.G. Edwards compared the publicly available financial information of those companies to the financial performance of ZEVEX. Such information included the total market capitalization divided by last twelve months (“LTM”) sales, estimated 2006 sales, estimated 2007 sales, LTM earnings before interest, taxes, depreciation, and amortization (“EBITDA”), LTM earnings before interest and taxes (“EBIT”), the stock trading price divided by LTM earnings per share (“EPS”), estimated 2006 EPS, and estimated 2007 EPS. These earnings per share estimates were taken from the Institutional Brokers’ Estimate System (“IBES”) database.

The following table presents, as of January 10, 2007, the mean and median multiples described above for these comparable companies. A.G. Edwards noted that several of these comparable companies had limited or no research coverage and that, for that reason, it had relied more on historical financials than on the limited projected sales and earnings numbers for these companies.

	Total Market Capitalization /					Price /

	Sales			EBITDA	EBIT	EPS
	LTM	2006E	2007E	LTM	LTM	LTM	2006E	2007E

Mean	1.9x	1.7x	1.6x	13.1x	18.4x	27.9x	32.4x	23.7x
Median	1.7x	1.3x	1.5x	10.3x	13.1x	21.6x	29.1x	19.8x

Comparable Precedent Transaction Analysis. A.G. Edwards evaluated comparable precedent transactions to provide reference points for the application of market multiples for the transaction. This analysis represented recent market prices paid by other acquirers and accepted by other sellers. A.G. Edwards identified approximately 50 transactions completed since November 1996 involving medical device companies, healthcare suppliers, and contract manufacturing companies. The transaction multiples that A.G. Edwards analyzed included the implied aggregate transaction value (the value paid for the relevant target company’s equity on a fully diluted basis plus total debt less cash and cash equivalents) as a multiple of LTM sales, LTM EBITDA, the LTM EBIT, and the implied equity value as a multiple of LTM earnings. The following table represents the metrics from the three transactions that A.G. Edwards considered to be most comparable and the mean and median values for each of these metrics for the entire group of these precedent transactions:

	LTM Sales	LTM EBITDA	LTM EBIT	LTM Earnings
All Precedent Transactions
Mean	2.5x	11.3x	17.3x	19.7x
Median	1.5x	11.0x	14.8x	21.7x

A.G. Edwards focused its analysis on the sales, EBITDA, and EBIT multiples above and noted that the multiples paid for ZEVEX of 2.0x LTM sales, 18.9x LTM EBITDA, and 22.7x LTM EBIT were generally higher than those paid for other similar medical device and contract manufacturing company transactions and for the comparable companies, as described above. A.G. Edwards noted, however, that no transaction used as a comparison in the precedent transactions analysis is identical to the proposed merger, nor are any of the comparable public companies listed above identical to ZEVEX.

Subsequent to presenting its fairness analysis to the Board of Directors, A.G. Edwards noted what it believes to be a non-material error in the calculations affecting the figures for the mean LTM EBIT multiple and the mean LTM Earnings multiple for the precedent transactions. The multiples set forth in the previous chart reflects the corrected information. A.G. Edwards subsequently confirmed to ZEVEX that it would have delivered its fairness opinion even if the corrected information had been included in the original financial analysis.

Discounted Cash Flow Analysis. A.G. Edwards used a discounted cash flow analysis to establish a current value for the future projections of ZEVEX. This value was developed on a per share basis by discounting the expected unlevered operating cash flows, as projected by the ZEVEX management, to their present value, using discount rates ranging from 19% to 27%. The current net debt of ZEVEX was then subtracted from the present value of the unlevered cash flows and then divided by the current number of fully diluted shares to arrive at a per share value. This analysis was highly dependent on ZEVEX managements’ financial projections for ZEVEX and a calculated terminal value at the end of 2009, the last period of forecasted financial statements. A.G. Edwards utilized two terminal multiple scenarios using the following assumptions:

•	revenue multiples ranging from 1.0x to 2.5x; and
•	EBITDA multiples ranging from 9.0x to 13.0x.

The discount rates utilized in this analysis were developed by calculating ZEVEX’s weighted average cost of capital, using its current beta of 1.75 as calculated by Bloomberg, its debt to equity ratio of 3.4% as of January 10, 2007, a 6.41% equity size premium, and a 7.2% market risk premium (source: Ibbotson Associates SBBI 2005 Yearbook), which resulted in an estimated cost of capital for ZEVEX of 22.9%. A.G Edwards discounted the free cash flow from both analyses above, using the range of discount rates, resulting in equity valuation ranges of $6.45 to $17.68 per share, using the revenue multiple method and equity valuation ranges of $9.25 to $15.65 per share, using the EBITDA multiple method. A.G Edwards then performed additional sensitivities to adjust revenue growth and EBIT margin assumptions for the 2007 to 2009 projections. Assuming a 23% discount rate, and a 1.5x 2009 revenue exit multiple (based on the median of the comparable precedent transactions), A.G. Edwards ran sensitivities adjusting 2007 to 2009 revenue growth from 10% to 30% and EBIT margins from 10% to 18%, resulting in equity valuation ranges of $7.36 to $13.33 per share. Using the same 23% discount rate but assuming an 11.0x 2009 EBITDA exit multiple (based on the median of the comparable precedent transactions), A.G. Edwards performed a similar analysis by adjusting the revenue growth and EBIT margins in the same manner, thereby resulting in equity valuation ranges of $6.57 to $17.97 per share.

Premium Paid Analysis. A.G. Edwards performed an analysis of the premiums paid for the stock of U.S. publicly traded companies in acquisitions since 2001. In the analysis, A.G. Edwards reviewed two groups of transactions and the premiums paid over the targets’ stock price one day, one month, three months, six months and one year prior to the announcement of the transaction. The first group included 37 transactions in which the targets were publicly traded healthcare companies. The second group included 2,308 transactions in which targets included all acquisitions of publicly traded companies since 2001. A.G. Edwards then compared the premium paid by Moog for ZEVEX to these two groups of transactions and found that the premium was consistent with the premiums paid in these two comparable groups.

	Average Premium Paid
	1-Day Prior	1Month Prior	3 Months Prior	6 Months Prior	1 Year Prior
Selected Healthcare(a)	29.6%	38.4%	44.2%	48.6%	68.3%
(37 transactions)
Overall	32.3%	41.2%	42.4%	49.8%	61.8%
(2308 transactions)

Moog Offer for ZEVEX(b)	37.6%	28.4%	46.9%	-25.9%	62.5%

__________________________________

(a)

Includes selected U.S. target companies that list the SIC Codes of 3841 (surgical and medical instruments), 3842 (healthcare appliances and supplies), or 5047 (medical and hospital equipment and supplies) as its primary line of business.

(b)	Assumes a $13.00 per share offer price and a ZEVEX stock price of $9.45 on January 10, 2007.

The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary. A.G. Edwards believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of such analyses, without considering all analyses, would create an incomplete view of the processes underlying the analyses set forth in the A.G. Edwards report and its fairness opinion. In rendering its fairness opinion, A.G. Edwards applied its judgment to a variety of complex analyses and assumptions. A.G. Edwards may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions. The assumptions made and the judgments applied by A.G. Edwards in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the fairness opinion itself.

In performing its analyses, A.G. Edwards made numerous assumptions with respect to the business of ZEVEX and the markets in which it competes. In addition, A.G. Edwards made numerous assumptions with respect to general business and economic conditions, which are beyond the control of ZEVEX. These analyses by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable to ZEVEX than suggested by such analyses. Such analyses were prepared solely in relation to A.G. Edwards’ evaluation of the fairness, from a financial point of view, to ZEVEX’s stockholders of the consideration to be received pursuant to the merger agreement and were provided to the Board of Directors in connection with the delivery of this fairness opinion. In addition, as described above, A.G. Edwards’ opinion and presentation to the Board of Directors was one of many factors taken into consideration by the Board of Directors in making its determination to approve the merger agreement.

A.G. Edwards was not engaged to and did not review, nor is it expressing any opinion with respect to, the advisability of the merger or any alternative transaction or strategic alternative that may be available to ZEVEX. A.G. Edwards’ opinion also does not address the merits of the underlying decision by the ZEVEX Board of Directors to engage in the merger. A.G. Edwards did not recommend a specific price per share to ZEVEX or its Board of Directors. The consideration to be paid in the merger was determined through arms-length negotiations between ZEVEX and Moog and was approved by the Board of Directors.

It should be understood that subsequent developments may affect A.G. Edwards’ opinion, and A.G. Edwards does not have any obligation to update, revise, or reaffirm its opinion. It expressly disclaims any responsibility to do so.

A.G. Edwards, as part of its investment banking business, is regularly engaged in the valuation of securities and businesses in connection with various types of transactions. In the ordinary course of business, A.G. Edwards and/or its affiliates may actively trade in the equity securities of ZEVEX and/or Moog for its own account and/or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. A.G. Edwards has indicated it is not aware of any present or contemplated relationship between it and ZEVEX or between it and Moog that, in A.G. Edwards’ opinion, would affect its ability to render a fair and independent opinion in this matter.

We engaged A.G. Edwards to act as our exclusive financial advisor with respect to a proposed combination with Moog and to provide a fairness opinion based on A.G. Edwards’ qualifications, expertise, and reputation as an investment banking firm with substantial experience in the medical device industry and in advising on transactions that are similar to the merger.

In connection with A.G. Edwards’ services as financial advisor to the Board of Directors, we agreed to pay A.G. Edwards a fee of $225,000 upon the delivery of A.G. Edwards’ opinion and reimburse A.G. Edwards for its reasonable out-of-pocket expenses (including attorneys’ fees). We also agreed to indemnify A.G. Edwards, its directors, officers, agents, and affiliates for certain liabilities that may arise out of the rendering of its opinion and any related activities as financial advisor to the Board of Directors, including certain liabilities under U.S. federal securities laws.

Effects on the Company if the Merger is Not Completed

If the merger agreement is not approved and adopted by the Company’s stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company and its common stock will continue to be listed and traded on the NASDAQ. In addition, if the merger is not completed, we expect that management will operate the business in a manner that is similar to that in which it is being operated today and that the Company’s stockholders will continue to be subject to the same risks and opportunities as they currently are subject, including, among other things, the nature of our industry on which the Company’s business largely depends and general economic and market conditions. Further, we will have incurred substantial legal, accounting and other expenses (currently estimated to be as much as $550,000) pursuing the merger, and, under certain circumstances, we may have to pay Moog its expenses and a $2,750,000 termination fee, all of which would have a substantial adverse effect on our financial performance during the fiscal periods in which such costs were incurred. Accordingly, if the merger is not completed, we cannot predict the effect of these risks and opportunities on the future value of your shares. From time to time, our Board of Directors will evaluate and review the business operations, properties, dividend policy, and capitalization of the Company (among other things), make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to maximize stockholder value, including acquisitions of companies in our industry. If the merger agreement is not approved and adopted by the Company’s stockholders or if the merger is not completed for any other reason, we cannot assure you that any other transaction that is acceptable to the Company will be offered or that the business, prospects, or results of operations of the Company will not be adversely impacted.

Financing of the Merger Consideration

Moog estimates that the total amount of funds necessary to complete the merger and the related transactions will be approximately $84,100,000, which includes the amounts to be paid out to the Company’s stockholders and option holders, and holders of restricted stock units and related fees and expenses in connection with the merger. These payments are expected to be funded by a combination of debt financing and available cash of Moog and Merger Sub. Moog intends to finance its payment of the merger consideration by drawing funds from its existing $600,000,000 loan facility pursuant to the Second Amended and Restated Loan Agreement, dated October 25, 2006, by and among Moog, HSBC Bank USA, National Association, as Administrative Agent, Swingline Lender and Arranger, Manufacturers and Traders Trust Company, as Syndication Agent, Bank of America, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent. This facility matures on October 25, 2011. Pursuant to this loan agreement, Moog may use the borrowed proceeds under the loan agreement for, among other things, acquisitions.

Moog has confirmed in the merger agreement that the required financing is available under and permitted by such credit facility. Moog has also committed in the merger agreement to maintain the ability to draw the funds for the merger under such credit facility. Moog, however, is not required to complete the merger until the Termination Date, as defined in the merger agreement, at which time it is possible that such financing will no longer be available. Under the merger agreement, Moog is required to notify the Company of such event and use commercially reasonable efforts to promptly replace the financing so that it can complete the merger. Please read “The Merger Agreement—Effective Time.”

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Company’s Board of Directors with respect to the merger, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present these directors and officers with actual or potential conflicts of interest. These interests, to the extent material, are described below. The Company’s Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

Treatment of Stock Options

As of January 11, 2007, there were 1,044,000 shares of our common stock subject to stock options that had been granted under the Amended 1993 Stock Option Plan and 1999 Stock Option Plan, Incentive Plan to our current employees, executive officers and directors. At the effective time of the merger, all company stock plans will be terminated and each outstanding and vested option for shares of common stock will automatically be converted into the right to receive a cash payment in an amount in cash, less applicable tax withholding and without interest, equal to the product of:

•	the excess, if any, of $13.00 over the per share exercise price of such option, multiplied by
•	the number of shares of Company common stock subject to such option.

Our compensation committee has approved the vesting of all unvested options, with such vesting to be effective at the effective time of the merger. Payments for such options will be made by the Company through its customary payroll procedures and net of applicable withholding taxes. The following table summarizes the options held by our executive officers and directors as of January 11, 2007, and the consideration (not taking into account any applicable tax or other withholding) that each of them will receive pursuant to the merger agreement in connection with their options:

Directors & Officers	No. of Shares Underlying Options(1)	Weighted Average Exercise Price Of Options(1)	Resulting Consideration(2)

David J. McNally(3)	255,000	$3.06	$2,535,206
Phillip L. McStotts (4)	250,500	$2.99	$2,507,994
John T. Lemley(5)	60,000	$3.70	$557,901
Bradly A. Oldroyd(6)	81,000	$3.61	$760,441
Richard L. Shanaman(7)	60,000	$3.70	$557,901
David B. Kaysen(8)	30,000	$5.86	$214,200
Dan M. Robertson(9)	15,000	$8.55	$66,701
Philip Eggers(10)	37,500	$2.87	$379,999
Michael Henderson(10)	18,750	$5.02	$149,675
Tim Govin(10)	35,625	3.91	$323,938
All Officers and Directors As a Group (3) (4) (5) (6) (7) (8) (9) (10)	843,375	$3.45	$8,053,955

(1) All options held by the Company’s directors and executive officers will be vested at the effective time of the merger.

(2) The amounts set forth in this “Resulting Consideration” column are calculated based on the actual exercise prices underlying the related options, as opposed to the weighted average exercise price per share for these options.

(3) Chief Executive Officer, President and Director.

(4) Chief Financial Officer, Secretary, Treasurer, and Director.

(5) Chairman of the Board.

(6) Director.

(7) Director.

(8) Director.

(9) Director.

(10) Vice President.

Treatment of Restricted Stock Units

As of January 11, 2007, there were 60,400 restricted stock units outstanding and held by our employees, executive officers and directors under our 2006 Equity Incentive Plan. These restricted stock units may be settled in cash, stock, or a combination of both. These restricted stock units are convertible, in the aggregate, for 60,400 shares of the Company’s common stock. Under the terms of the merger agreement, at the effective time, each outstanding restricted stock unit that is convertible into shares of ZEVEX common stock will automatically be converted into the right to receive $13.00 in cash, without interest and less applicable tax withholding. Our compensation committee has approved the vesting of all unvested restricted stock units, with such vesting to be effective at the effective time of the merger. Payments for such restricted stock units will be made by the Company through its customary payroll procedures and net of applicable withholding taxes.

The following table summarizes the restricted stock held by our executive officers and directors as of January 11, 2007, and the consideration (not taking into account any applicable tax or other withholding) that each of them will ultimately receive pursuant to the merger agreement in connection with such restricted stock units:

Directors & Officers	No. of Restricted Stock Units	Resulting Consideration

David J. McNally	12,000	$ 156,000
Phillip L. McStotts	7,000	$ 91,000
John T. Lemley	1,000	$ 13,000
Bradly A. Oldroyd	1,000	$ 13,000
Richard L. Shanaman	1,000	$ 13,000
David B. Kaysen	1,000	$ 13,000
Dan M. Robertson	1,000	$ 13,000
Philip Eggers	4,000	$ 52,000
Michael Henderson	4,000	$ 52,000
Timothy Govin	4,000	$ 52,000
All Officers and Directors As a Group	36,000	$ 468,000

Severance Arrangements

Two of our current executive officers have entered into agreements with us that contain change of control severance provisions. The closing of the merger under the merger agreement will be considered a change of control under such severance agreements. The ZEVEX Board of Directors has resolved to terminate and payout these severance agreements, in the aggregate amount of $1,124,133, immediately prior to the closing. The change of control severance provisions in these severance agreements for our executive officers are summarized below:

David J. McNally. Under an agreement entered into in 2001, the Company agreed to pay Mr. McNally a severance payment equal to 24 months of his current salary and annual bonus within 30 days of the occurrence of both of the following events: (i) (A) a majority change in the composition of the Board of Directors of ZEVEX, (B) the Company’s sale, acquisition, or consolidation (by merger or otherwise), which results in a change of ownership of at least 50% of outstanding stock of the Company, or (C) the Company’s sale of substantially all of its assets (collectively, a “Change in Control”); and (ii) within eighteen months following a Change in Control, the Company (A) terminates Mr. McNally’s employment without cause, or (B) reduces Mr. McNally’s salary or duties and responsibilities or requires relocation of Mr. McNally’s office more than fifty miles.

Phillip L McStotts. Under an agreement entered into in 2001, the Company agreed to pay Mr. McStotts a severance equal to 18 months of his then-current salary and annual bonus upon the occurrence of both of the following events,: (i) (A) a majority change in the composition of the Board of Directors of ZEVEX, (B) the Company’s sale, acquisition, or consolidation (by merger or otherwise), which results in a change of ownership of at least 50% of outstanding stock of the Company, or (C) the Company’s sale of substantially all of its assets (collectively, a “Change in Control”); and (ii) within eighteen months following a Change in Control, the Company (A) terminates Mr. McStotts’ employment, or (B)  reduces Mr. McStotts’s salary or duties and responsibilities or requires relocation of Mr. McStotts’s office more than fifty miles.

The following table shows the amount of total cash severance payments that the ZEVEX Board of Directors has determined to pay to these two executive officers immediately prior to the merger in total cancellation of such agreements, including the non-competition provisions thereof.

Executive Officers:	Amount of Total Cash Severance Payment (1)

David J. McNally	$714,820
Phillip L. McStotts	$409,313

(1) Excludes the value of acceleration and vesting of equity awards, as reported separately herein, and excludes the value of unpaid base salary as of the date of termination.

New Employment Agreements

In connection with the merger, two of our executive officers will enter into new employment agreements with the Company pursuant to which their employment is contemplated to continue with the Company after the completion of the merger, but on different terms than those prior to the merger. The material terms of such agreements are summarized below:

David J. McNally. Prior to the closing of the merger, Mr. McNally will enter into a new employment agreement with the Company, effective as of the closing date of the merger. Mr. McNally’s employment under this employment agreement will terminate on December 31, 2008. Under this employment agreement, Mr. McNally will be a Vice President of the Company, having duties as General Manager of the Company for the first year, and General Manager of Marketing and Sales for Moog’s medical products business for the second year. This employment agreement provides that Mr. McNally’s initial annual base salary will be $265,000 per year, unless increased in the discretion of the Company. Upon completion of the sixtieth day immediately succeeding the date of the employment agreement, Mr. McNally will receive from the Company a fixed bonus payment of $50,000. In addition, on or before December 31, 2007, Mr. McNally will receive a second fixed bonus payment from the Company of $100,000.

During the period of Mr. McNally’s continued employment with the Company, Mr. McNally will continue to participate in the Company’s “2007 Management Incentive Plan.” During 2008, Mr. McNally will participate in such bonus plan as the Company may then implement for Company executives, or if it fails to do so, then in an appropriate bonus arrangement that is consistent with Moog’s management profit sharing plan.

In the event Mr. McNally’s employment terminates or is terminated (i) by Mr. McNally for any reason except the Company’s breach of the employment agreement, or (ii) by Company for “cause” (as defined in the employment agreement), Mr. McNally will receive his base salary and accrued benefits through the last day of employment, but will have no further entitlement to additional compensation, including bonuses, severance pay, or any other Company-paid benefits or perquisites of employment. In the event Mr. McNally’s employment is terminated (i) upon his death or disability, (ii) by the Company for cause, or by Mr. McNally because of the Company’s breach of the employment agreement, he is entitled to his base salary, accrued bonuses and benefits to the date of termination, any unpaid fixed bonuses (as described above), and an additional payment equal to the lesser of (i) 360 day’s of base salary or (ii) his base salary for the remainder of the term.

Except for termination under circumstances resulting in the payment of severance as described above, Mr. McNally is prohibited from competing against the Company and Moog, and from soliciting certain customers or employees of the Company or Moog, during the term of the agreement and for a period of one year thereafter.

Phillip L. McStotts. Prior to the closing of the merger, Mr. McStotts will enter into a new employment agreement with the Company, effective as of the closing date of the merger. Mr. McStotts’s employment under this employment agreement will terminate on the last day of the sixth month following the effective date of the employment agreement. During the term of this employment agreement, Mr. McStotts’s title will be Transition Manager. This employment agreement provides that Mr. McStotts’s initial base salary will be $225,000 per year. Upon completion of the sixtieth day following the date of the employment agreement, Mr. McStotts will receive from the Company a fixed bonus payment in the sum of $50,000. In addition, upon completion of the one hundred-twentieth day following the date of the employment agreement, Mr. McStotts will receive a second fixed bonus payment of $50,000 from the Company. On the completion of the last day of the full term of the employment agreement, Mr. McStotts will receive a third fixed bonus payment of $50,000 from the Company.

In the event Mr. McStotts’s employment terminates or is terminated (i) by Mr. McStotts for any reason except the Company’s breach of the employment agreement, or (ii) by Company for “cause” (as defined in the employment agreement), Mr. McStotts will receive his base salary and accrued benefits through the last day of employment, but will have no further entitlement to additional compensation, including bonuses, severance pay, or any other Company-paid benefits or perquisites of employment. In the event Mr. McStotts’s employment is terminated (i) upon his death or disability, (ii) by the Company for cause, or by Mr. McStotts because of the Company’s breach of the employment agreement, he is entitled to his base salary, accrued bonuses and benefits to the date of termination, any unpaid fixed bonuses (as described above), and an additional payment equal to the lesser of (a) 60 day’s of base salary or (b) his base salary for the remainder of the term.

Except for termination under circumstances resulting in the payment of severance as described above, Mr. McStotts is prohibited from competing against the Company and Moog and from soliciting certain customers or employees of the Company or Moog, during the term of the agreement and for a period of one year thereafter.

Indemnification and Insurance

For a period of five years after the closing of the merger, the surviving corporation agrees that it will indemnify and hold harmless each present director and officer of the Company or its subsidiary, determined as of the effective time (the “Indemnified Parties”), against any costs, or expenses (including reasonable attorneys’ fees, court costs, expert witness fees, travel costs, duplicating costs, etc.), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) that such person may incur in connection with any threatened, pending, or completed claim, action, suit, proceeding or investigation, whether brought by or in the right of the surviving corporation or otherwise. The aggregate indemnification obligations of the surviving corporation to the Indemnified Parties will not exceed $24,000,000. The surviving corporation shall advance expenses to such Indemnified Parties as they are incurred.

In the event of any such claim, action, suit, proceeding or investigation, the surviving corporation shall have the right to assume the defense thereof and the surviving corporation shall not be liable to such Indemnified Parties for any legal expenses of other counselor or any other expenses that may subsequently be incurred by such Indemnified Parties in connection with the defense thereof, except that if the surviving corporation does not elect to assume such defense, the Indemnified Parties may retain counsel satisfactory to them, and the surviving corporation shall be obligated to pay all reasonable fees and expenses of such counsel, with certain limitations, for the Indemnified Parties promptly as statements therefor are received.

Prior to the closing, the Company will obtain “tail” coverage to the existing policies of officers’ and directors’ liability insurance that has been maintained by the Company as of the date of the merger agreement (the “Existing Policy”), which “tail” coverage shall be for a period of no less than five years after the effective time. The amount of such “tail” policy or policies will be $24,000,000.

All other rights to indemnification under the certificate of incorporation, by-laws, the certificate of incorporation and by-laws of the Company’s subsidiary, or indemnification contracts or undertakings existing in favor of the Indemnified Parties shall terminate as of the closing of the merger.

Material United States Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the merger to holders of our common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the U.S. for U.S. federal income tax purposes;
•

a corporation or other entity that is taxable as a corporation for U.S. federal income tax purposes and that has been created or organized in or under the laws of the U.S. or any state or the District of Columbia;

•

a trust if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax, regardless of its source.

A “non-U.S. holder” is a person (other than an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. holder.

This discussion assumes that a holder holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, corporations subject to anti-inversion rules, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, this discussion does not address the U.S. federal income tax considerations that are applicable to holders of options or other derivative securities to purchase our common stock or the tax laws of any state, local, or foreign jurisdiction, and this summary does not address the tax consequences to holders of our common stock who exercise appraisal rights under Delaware law.

Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local, or foreign income and other tax laws, that may result from the receipt of cash in exchange for our common stock pursuant to the merger.

If a holder of our common stock is an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes, the tax treatment of an investor in such entity will generally depend upon the status of such investor and the activities of the partnership or other entity. Partnerships or other pass-through entities holding our common stock, and investors in such partnerships or members in such other entities, should consult their tax advisors regarding the tax consequences of the merger.

U.S. Holders

The receipt of cash in the merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such common stock; and
•	the U.S. holder’s adjusted tax basis in such common stock.

If the holding period in our common stock that is surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss that is recognized upon the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock. Long-term capital gain of individual taxpayers is generally taxable at a maximum rate of 15%. Capital gain of corporate stockholders is generally taxable at the regular tax rates applicable to corporations.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and who meets certain other conditions; or
•

the Company is or has been a “United States real property holding corporation” as defined under Section 897 of the Code at any time during the five year period preceding the merger unless (i) our common stock is considered to be “regularly traded on an established securities market” as defined in Section 897 of the Code and (ii) the non-U.S. holder has not owned more than 5% of our common stock at any time during the five years preceding the merger.

An individual non-U.S. holder that is described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a U.S person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder that is described in the second bullet point immediately above will be subject to a flat 30% tax (or such lower rate as may be prescribed by an applicable United States income tax treaty) on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

If we are, or have been, a United States real property holding corporation at any time during the five years preceding the merger, a non-U.S. holder will be subject to U.S. federal income tax at regular graduated federal income tax rates with respect to gain realized pursuant to the merger and income tax withholding at a rate of 10% on the consideration received in the merger, unless the non-U.S. holder has not owned more than 5% of our common stock (directly or constructively) at any time during the five years preceding the merger. Such a non-U.S. holder may be entitled to a refund or credit against its United States tax liability, if any, with respect to the amount withheld, provided that the required information is furnished to the Internal Revenue Service (“IRS”) on a timely basis. We believe that we are not, have not been, and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Each non-U.S. holder should consult with its own tax advisors regarding whether it will be subject to U.S. federal income tax as a result of the merger and whether any applicable income tax treaty may provide for rules different from those set forth above.

Backup Withholding

Information reporting and, depending on the circumstances, backup withholding will apply (currently at a rate of 28%) to payments made in connection with the merger, unless a holder (i) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the IRS Form W-9 or substitute successor form, (ii) in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form, or (iii) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.

The foregoing does not purport to be a complete analysis of the potential tax considerations relating to the merger and is not tax advice. Therefore, holders of our common stock are urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability of federal, state, local, foreign, and other tax laws.

Regulatory Approvals

If a governmental entity asserts any objections with respect to the merger or challenges the merger on antitrust grounds, Moog and Merger Sub have agreed to use commercially reasonable efforts to take or cause to be taken all actions that are necessary or proper on their part under merger agreement and the transaction contemplated therein and the law to consummate and make effective the merger as soon as practicable. Subject to the qualifications set forth below, the parties shall take all reasonable steps as may be necessary to (a) prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, and authorizations that are necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the merger (including, but not limited to, those approvals, consents, orders, registrations, declarations, and filings (collectively, the “Required Approvals”)) and (b) obtain all such Required Approvals. Each of the Company, Moog and Merger Sub shall use its commercially reasonable efforts to resolve any objections to such Required Approvals, if any, as any governmental entity may threaten or assert with respect to merger agreement and the transactions contemplated therein in connection with the Required Approvals. The Company, Moog, and Merger Sub each shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, affiliates, directors, officers and stockholders and such other matters as may reasonably be necessary in connection with this Proxy Statement or any other statement, filing, notice, or application that is made by or on behalf of the Company, Moog, or any of their respective subsidiaries to any third party and/or governmental entity in connection with the Merger and the transactions contemplated thereby.

The merger cannot be completed until the Company and Moog file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. [The Company and Moog have previously filed such notification and report forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, but the applicable waiting period has not yet expired or been terminated.] At any time before or after completion of the merger, the Antitrust Division of the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Moog. At any time before or after the completion of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Moog. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Moog, the Company, and Merger Sub have agreed to supply as promptly as practicable any additional information and documentary material that may be required or requested pursuant to the HSR Act and to take all other actions that are reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; provided, however, that, Moog and Merger Sub shall not be required to implement any required divestiture, hold separate or similar transaction with respect to any assets or agree to waive any substantial rights or to accept any substantial limitation on its operations or to dispose of any significant assets in connection with obtaining any such consent or authorization.

Subject to the law relating to the sharing of information, Company, Moog, and Merger Sub shall have the right to review in advance and, to the extent practicable, each will consult the other on all the information relating to Company, Moog, or Merger Sub, as the case may be, and any of their respective subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with any legal proceeding arising under the HSR Act related to the merger and the transactions contemplated thereby. In exercising the foregoing right, each of the Company, Moog, and Merger Sub shall act reasonably and as promptly as practicable. None of the Company, Moog, or Merger Sub will agree to participate in any substantive meeting or discussion with any such governmental entity in respect of any filing, investigation, or inquiry that is related to any legal proceeding arising under the HSR Act that is related to the merger agreement or the merger, unless it consults with the other parties reasonably in advance and, to the extent permitted by such governmental entity, gives the other parties the opportunity to attend and participate.

While we cannot assure you that the merger will not be challenged by a governmental authority or private party on antitrust grounds, the Company, based in part on a review of information provided by Moog relating to the businesses in which it and its affiliates are engaged, believes that the merger can be effected in compliance with antitrust laws.

The merger will become effective at the time the certificate of merger is filed with the Secretary of State of Delaware (or such later time as is specified in the articles of merger).

Delisting and Deregistration of Common Stock

If the merger is completed, our common stock will be delisted from the NASDAQ and deregistered under the Securities Exchange Act of 1934 and we will no longer file periodic reports with the SEC on account of our common stock.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the Delaware General Corporation Law (the “DGCL”), you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the Chancery Court, in lieu of the consideration to which you would otherwise be entitled pursuant to the merger agreement. These rights are known as appraisal rights. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect these rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures that must be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders’ meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C, because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

you must deliver to the Company a written demand for appraisal of your shares before the vote on the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262;

•

you must not vote in favor of the approval of the merger agreement. A vote in favor of the approval of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal;

•

you must continuously hold the shares from the date of making the demand through the closing of the merger, because your appraisal rights will be lost if you transfer your shares before the closing of the merger; and

•	you must file a petition in the Chancery Court demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

All demands for appraisal should be addressed to ZEVEX International, Inc., 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, Attention: Secretary, must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the shares.

To be effective, a demand for appraisal by a stockholder must be made by, or in the name of, such registered stockholder, fully and correctly, as such stockholder’s name appears on his, her or its stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, the execution of a demand for appraisal should be made by or for the fiduciary. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all the joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares that it holds for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all of the shares that are held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for making a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote to approve the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his, her or its shares of common stock. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement must be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders that are entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition must be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event that there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who have demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company’s common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding (if the Chancery Court so determines), to the stockholders who are entitled to receive the same, upon surrender by such stockholders of the certificates representing those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective time.

In view of the complexity of Section 262, the Company’s stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement, but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger.

The summary of the terms of the merger agreement that is provided below is intended to provide information about the terms of the merger. It is not intended to provide any other factual information about us or Moog. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information,” below. The merger agreement contains representations and warranties made by us to Moog and Merger Sub and representations and warranties made by Moog and Merger Sub to us. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations that have been agreed upon by the parties. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect that is different from that generally applicable to public disclosures to shareholders or that used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The merger agreement should not be read alone, but should be read together with the other information regarding the companies and the merger that is contained in this proxy statement.

Structure of the Merger

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Merger Sub, a wholly-owned subsidiary of Moog that was created solely for the purpose of engaging in the merger, will merge with and into the Company. The Company will thereafter continue to exist as a wholly-owned subsidiary of Moog. The Company is sometimes referred to herein as the surviving corporation. All of our and Merger Sub’s properties, rights, privileges, powers, franchises and assets and all of our and Merger Sub’s debts, liabilities, obligations and duties will become those of the surviving corporation. Following the completion of the merger, our common stock will be delisted from the NASDAQ, deregistered under the Securities Exchange Act of 1934, and no longer publicly traded.

Effective Time

The effective time of the merger will occur at the time that we file a certificate of merger with the Secretary of the State of Delaware (or at such later time as is specified in the certificate of merger). The closing date will occur on a date that is designated by Moog no later than five business days after the date on which the last of the conditions to the merger are satisfied or waived. We intend to complete the merger as promptly as practicable, subject to receipt of shareholder approval and requisite regulatory approval. We refer to the time at which the merger is completed as the effective time. Although we expect to complete the merger near the [____] of the [____] quarter of 2007, we cannot specify when the merger may occur, or assure you that we and Moog will satisfy or waive all conditions to the merger.

Articles of Incorporation and Bylaws

The certificate of incorporation of Merger Sub that is in effect immediately prior to the completion of the merger in the form of Exhibit B to the merger agreement will be the certificate of incorporation of the surviving corporation following the merger. In addition, the by-laws of Merger Sub that are in effect immediately prior to the completion of the merger in the form of Exhibit C to the merger agreement will be the by-laws of the surviving corporation following the merger.

Board of Directors and Officers of the Surviving Corporation

Unless otherwise determined by Moog prior to the effective time, the persons who are the directors and officers of Merger Sub immediately prior to the completion of the merger will become the directors and officers of the surviving corporation following the merger.

Consideration to be Received in the Merger

At the completion of the merger, each share of our common stock that is issued and outstanding will automatically be converted into the right to receive $13.00 in cash, without interest, less any applicable withholding taxes, other than shares of common stock:

•	owned by us or held as treasury stock, all of which will be canceled without any payment;
•	owned by our subsidiary, all of which will be canceled without any payment; and
•	owned by Moog or Merger Sub or any of their subsidiaries, all of which will be canceled without any payment.

In the event that the Company issues additional shares of Company common stock, options, restricted stock units, or other securities that are convertible or exchangeable into or exercisable for shares of Company common stock prior to the merger, the merger consideration would be equitably adjusted so that the total amount of the merger consideration will not exceed $83,800,000 in the aggregate. As previously noted, however, the Company does not intend to issue additional shares in any manner that would so affect the per share purchase price.

The surviving corporation and the exchange agent are entitled to deduct and withhold from the consideration that is payable to any holder of shares of our common stock any applicable withholding taxes that are required to be deducted and withheld from such payment under the Code, or under any other applicable state, local, or foreign tax law. To the extent that amounts are so deducted and withheld by the surviving corporation and the exchange agent and paid to the applicable taxing authority when due, such withheld amounts shall be treated for all purposes of the merger agreement as having been paid to the holder of the shares of Company common stock in respect of which such deduction and withholding was made by the surviving corporation.

Treatment of Options, Restricted Stock, Stock Option Plans

The merger agreement provides that each of our stock options issued and outstanding immediately prior to completion of the merger will be canceled in exchange for the right to receive a sum in cash equal to the product of (i) the number of shares of common stock subject to the option, multiplied by (ii) $13.00 minus the per share exercise price of the option, net of any applicable withholding taxes. All outstanding options, whether vested or not, will vest as of the effective time of the merger. Payment will be made by the surviving corporation through its customary payroll procedures.

Each outstanding restricted stock unit will be converted into the right to receive $13.00 in cash, without interest, less any applicable withholding taxes. All outstanding restricted stock units, whether vested or not, will vest as of the effective time of the merger. Payment will be made by the surviving corporation through its customary payroll procedures.

We have agreed to terminate our 1993 Stock Option Plan, 1999 Stock Option Plan, and, 2006 Equity Incentive Plan as of the date of the filing of the certificate of merger and to cause the provision in any other plan, program, or arrangement providing for the issuance or grant by us of any interest in respect of our capital stock or our subsidiary to terminate and have no further force or effect as of the effective time of the merger. In addition, we agreed to ensure that, following the effective time, no holder of options or any participant in any of our stock options plans or anyone other than Moog will hold or have any right to acquire the equity securities of the Company, the surviving corporation, or any subsidiary thereof.

Payment Procedures

Exchange Agent. Prior to the effective time of the merger, Moog will deposit or cause to be deposited with an exchange agent the full amount of the merger consideration to which the holders of our common stock will be entitled to under the merger agreement. The exchange agent will hold such funds for the benefit of our shareholders and for no other purpose.

Exchange Procedure for Certificates. As soon as reasonably practicable following the completion of the merger, the surviving corporation will cause the exchange agent to mail to each of our shareholders of record a letter of transmittal and instructions explaining how to surrender the certificates to the exchange agent. The exchange agent will pay the merger consideration, less any applicable withholding taxes, to our shareholders promptly following the exchange agent’s receipt of the duly endorsed stock certificate, a properly completed letter of transmittal, and any other documents that are required by such letter of transmittal. You should NOT send your ZEVEX stock certificates to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your ZEVEX stock certificates with the enclosed proxy. In the event of a transfer of ownership of any shares that is not registered in our transfer books, payment can be made to the transferee if the certificate or other instrument that is surrendered by such transferee is properly endorsed or otherwise in proper form for transfer, and applicable transfer taxes, if any, have been paid. No interest will accrue or be paid on the merger consideration that is payable to our shareholders.

If any certificate is lost, stolen, or destroyed, a person can execute an affidavit of that fact and, if required by the surviving corporation, post a bond as indemnity against any claim that may be made against it with respect to such certificate, whereupon the surviving corporation will deliver the merger consideration in exchange for such lost, stolen, or destroyed certificate.

The surviving corporation will be entitled to cause the exchange agent to deliver to it any funds (including interest received with respect thereto) that have not been disbursed to holders within 120 days after the completion of the merger, and the funds will become the property of the surviving corporation. Such funds shall be subject to the claims, as a general creditor, of any stockholder who has not yet exchanged the stockholder’s certificate. All rights of any former holder of our common stock to receive the merger consideration will terminate as of a date immediately prior to such time as such unclaimed cash would otherwise become payable to a public official pursuant to any applicable abandoned property, escheat or similar law.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfer in the stock transfer books of the surviving corporation of the shares that were outstanding immediately prior to the merger. If, after completion of the merger, certificates are presented to the surviving corporation or the exchange agent for any reason, they will be canceled and exchanged as provided in the merger agreement.

Financing

In the merger agreement, Moog and Merger Sub have represented the following: (i) Moog and Merger Sub will have available on the date of the closing sufficient funds to enable them to consummate the merger; (ii) as of the date of the merger agreement, Moog’s credit facility was valid and in full force and effect; (iii) no breach has occurred under the credit facility on the part of Moog; and (iv) the aggregate proceeds that are available to Moog under the credit facility are sufficient and, as of the closing, will be sufficient for Moog to pay the aggregate merger consideration upon the closing, as contemplated by the merger agreement.

Moog has further covenanted to use commercially reasonable efforts to maintain its ability to draw upon the credit facility an amount equal to the merger consideration. In the event the amount of available financing under the facility becomes less than the amount of the merger consideration, Moog must, within two business days, notify the Company in writing of such unavailability and must use commercially reasonable efforts to obtain promptly replacement financing on substantially equivalent terms and conditions from alternative sources.

Representations and Warranties

The merger agreement contains customary representations and warranties that were made to Moog and Merger Sub. Our representations and warranties are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	corporate matters, including due organization, power and qualification;
•	our capitalization;
•	our equity ownership of our subsidiary;
•	authorization, execution, delivery and performance and the enforceability of the merger agreement and related agreements and matters;
•

absence of conflicts with, or violations of, organizational documents, breaches or defaults of any material contracts, creation of liens on our properties or assets, or violations of applicable laws, court rulings, or judgments;

•	the governmental consents and filings that are required to complete the merger;

•

our timely filing of SEC forms, reports, documents, proxy statements and exhibits; compliance with securities laws, including the Sarbanes-Oxley Act of 2002; and the content of our financial statements;

•	the absence of certain undisclosed liabilities;
•	the absence of certain changes or events since December 31, 2005;
•	our inventory;
•	litigation matters;
•	employee benefit plans;
•	conduct of our business, requisite permits, and compliance with applicable laws;
•	tax matters;
•	environmental matters;
•	our real property, personal property, and liens;
•	intellectual property matters;
•	our material contracts;
•	insurance matters;
•	collective bargaining, labor disputes, and compliance with applicable labor laws;
•	transactions with our affiliates;
•	our product warranties;
•	the absence of brokers’ and finders’ fees;
•	actions by our Board of Directors relating to the merger;
•	receipt of an opinion from our financial advisor;
•	absence of any state takeover statute that would apply to the merger; and
•	the shareholder votes required to approve the merger.

Many of our representations and warranties are qualified by a material adverse effect standard. For purposes of the merger agreement, “material adverse effect” for us is defined to mean any effect, change, fact, event, occurrence, development, or circumstance that, individually or together with any other effect, violation, inaccuracy, change, fact, event, occurrence, development, or circumstance, (A) is, or is reasonably likely to be, materially adverse (financial or otherwise), to our and our subsidiary’s properties, business, operations, financial condition, results of operations, assets, or liabilities, taken as a whole, or (B) prohibits or materially impedes the timely consummation of the merger; other than: (i) any change in the U.S. securities markets, generally; (ii) any change in accounting requirements or principles required by generally accepted accounting principles in the United States or required by any change in applicable laws; (iii) any adverse change, effect, event, occurrence, state of facts, or development attributable to conditions affecting the U.S. economy as a whole or the industries or markets in which we participate (including acts of war or terrorism), so long as the changes in this subparagraph (iv) do not affect us or our subsidiary in a disproportionate degree relative to other entities operating in such markets or industries; (v) any adverse change, effect, event, occurrence, state of fact or development resulting from any change in laws after the date of the merger agreement; (vi) except as set forth below, any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the merger or the transactions contemplated thereby; (vii) any actions or inactions by the Company that are specifically permitted by a prior written waiver by Moog; (viii) the termination after the date of the merger agreement of any employee of the Company or its subsidiary (other than (x) David J. McNally, Phillip L. McStotts or Andrea Kendell or (y) two or more of Philip Eggers, Timothy Govin, Michael Henderson and Jeanine Wilson) or any notice thereof; (ix) any adverse change in the market price or trading volume of the Company common stock after the date hereof not resulting from another material adverse effect; (x) any expenses that are incurred with respect to attorneys, accountants, financial advisors, consultants and agents in connection with the negotiation, documentation, execution, consummation, or performance of the merger agreement, the ancillary agreements, or the transactions contemplated by the merger agreement in an amount not to exceed $550,000 in the aggregate, (xi) any expenses incurred as a result of the Company's entry into, and the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of options and restricted stock units) to, any officers or employees under, employment contracts, non-competition agreements, employee benefit plans, severance, bonus or retention arrangements, or other arrangements that are set forth in the disclosure schedule of the merger agreement; (xii) the taking of any action by the Company that is required by the merger agreement; or (xiii) the failure of the Company to take any action that is prohibited by the merger agreement. Notwithstanding anything to the contrary contained above, a material adverse effect will be deemed to have occurred if an authorized representative of any party identified in the relevant section of the merger agreement disclosure schedule takes definitive steps that could reasonably be expected to lead to a termination or adverse alteration of its existing contractual relationship with the Company or its subsidiary as a result of the execution and delivery of the merger agreement and/or the consummation of the merger or the transactions contemplated thereby.

Additionally, the merger agreement contains customary representations and warranties that Moog and Merger Sub made to us. Their representations and warranties are subject, in some cases, to specified exceptions and qualifications. Their representations and warranties relate to, among other things:

•	corporate matters, including due organization, power and authority;
•	authorization, execution, delivery and performance, and the enforceability of the merger agreement and related matters;
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absence of conflicts with, or violations of, applicable laws, court rulings, or judgments, organizational documents, or breaches or defaults or creation of liens on any Moog or Merger Sub properties or assets which would impair the ability of Moog or Merger Sub to complete the merger;

•	the governmental consents and filings that are required to complete the merger;
•	the availability of adequate funds under its credit line to consummate the merger;
•	the absence of brokers’ or finders’ fees; and
•	litigation matters.

The representations and warranties of each of the parties will expire upon the effective time of the merger.

Covenants Relating to the Conduct of Our Business

From the date of the merger agreement until completion of the merger, except as contemplated by the merger agreement, as required by law, or with Moog’s consent, we have agreed to operate our business only in the ordinary course of business that is consistent with our past practice and to use commercially reasonable efforts to:

•	preserve substantially intact our business organization;
•	keep available the services of our present officers, employees, and consultants;
•	preserve our present relationships with customers, clients, suppliers, and other persons with which we have significant business relations;
•	pay all applicable federal and material state, local, and foreign taxes when due and payable (other than those taxes, the payment of which we challenge in good faith in appropriate proceedings); and
•	operate our business and our subsidiary’s businesses in compliance with all laws and maintain in full force and effect all permits necessary for the conduct of our business as currently conducted.

During the same period, we have also agreed that, subject to certain exceptions, we will not do the following without the prior written consent of Moog and Merger Sub, which consent shall not be unreasonably withheld or delayed:

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amend (i) our amended and restated certificate of incorporation or amended and restated bylaws or comparable organizational documents or (ii) any term of any outstanding security issued by us or our subsidiary; or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, or similar transaction;

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(i) declare, set aside, or pay any dividend or other distribution that is payable in cash, stock or property with respect to our capital stock or other equity or voting interests (other than dividends paid by our wholly-owned subsidiary to us), (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of our capital stock or other equity or voting interests, (iii) issue, sell, pledge, dispose of, or encumber any (A) shares of our capital stock or other equity or voting interests, (B) securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire or receive, any shares of our capital stock, interests, securities, or any stock appreciation rights, phantom stock awards, or other rights that are linked in any way to the price of our common stock or (C) restricted stock units or other similar rights of either our or our subsidiary’s securities, other than shares of our common stock that are issued upon the exercise of options that are outstanding on the date of the merger agreement in accordance with our stock plans as in effect on the date of the merger agreement, or (iv) split, combine, or reclassify any of our outstanding capital stock, issue or authorize, or propose the issuance of, any of other securities in respect of, in lieu of or in substitution for, shares of our capital stock or other equity or voting interests;

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incur capital expenditures, or any obligations or liabilities in connection therewith, or acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the equity interests of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof or (ii) any assets, except purchases of supplies in an aggregate amount not to exceed the amount set forth in our capital expenditure budget for 2007, pro-rated for the period from January 1, 2007 until the closing date;

•	amend, enter into, alter, modify, or terminate any material contract, or waive, release or assign any material rights or claims thereunder;
•	enter into, amend, or otherwise alter any lease or sublease of real property or change, terminate, or fail to exercise any right to renew any lease or sublease of real property;
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transfer, lease, license, sell, mortgage, pledge, dispose of, encumber, or subject to any lien any property or assets or cease to operate any assets, other than inventory in the ordinary course, sales of obsolete assets that we no longer use, or assets with a value not more than $10,000 individually or $50,000 in the aggregate;

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except as required to comply with applicable law, (i) adopt, enter into, terminate, amend, or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any employee plan or other arrangement for the current or future benefit or welfare of any current or former director, officer, or employee, other than to the extent necessary to avoid certain adverse tax consequences, (ii) increase or enhance in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer, or employee, (iii) pay any benefit that is not provided for under any employee plan as in effect on the date of the merger agreement, (iv) grant any awards under any bonus, incentive, performance, or other compensation plan or arrangement, or employee plan, (v) grant or award to any director, officer, or employee of stock options, restricted stock, stock appreciation rights, stock-based or stock-related awards, performance units, units of phantom stock or restricted stock, or remove any existing restrictions in any employee plan or agreements or awards made thereunder, or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract, or arrangement, or employee plan;

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except for borrowing under our credit agreement in an amount not exceeding $1,000,000, (i) repurchase, prepay, incur, or assume any material indebtedness, (ii) modify any material indebtedness, or other liability in a manner that adversely affects us, (iii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity, or (iv) make any loans, advances, or capital contributions to or investments in any other person or entity (other than customary travel advances to employees in compliance with law and in accordance with past practice in an amount not to exceed $20,000 in the aggregate);

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change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable, and collection of accounts receivable) that are used by us, unless required by applicable law or by generally accepted accounting procedures;

•	make any material tax election or material change in any tax election, amend any tax returns, or enter into any settlement or compromise of any tax liability in an amount in excess of $25,000;
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(i) pay, discharge, satisfy, settle, or compromise (including by judgment or consent decree) any claim, litigation, or any legal proceeding (including claims, litigation, and legal proceedings of shareholders and any shareholder litigation relating to the merger agreement, the merger, or otherwise), except for any settlement or compromise involving less than $25,000, but subject to an aggregate maximum of $100,000; (ii) waive, release, grant, or transfer any right of material value; or (iii) commence any material legal proceeding;

•	enter into any material agreement or arrangement with any of our officers, directors, employees, or affiliates;
•	except as required by applicable law, adopt or enter into any collective bargaining agreement or other labor union contract that is applicable to our or our subsidiary’s employees;
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take any action (or omit to take any action), if such action (or omission) would, or would be reasonably likely to result in: (i) any of our representations and warranties in the merger agreement that is qualified by materiality becoming untrue (as so qualified); or (ii) any such representation and warranty that is not so qualified becoming untrue in any material respect;

•	enter into any agreement, arrangement, or contract to allocate, share, or otherwise indemnify for taxes; or
•	authorize any of, or commit, resolve, or agree to take any of, the foregoing actions.

No Solicitation

The merger agreement provides that we will not, nor will we authorize or permit our subsidiary, or any of our subsidiary’s officers, directors, employees, representatives, or agents to, directly or indirectly:

•	solicit, initiate, or knowingly encourage any proposal to acquire us;
•	provide any information to any person or entity in response to or in connection with any proposal to acquire us or any expression of interest or inquiry that could lead to a proposal to acquire us;
•	to take any action knowingly to facilitate any effort or attempt to make or implement a proposal to acquire us;
•	engage in any discussions or negotiations to acquire us;
•	approve, recommend, agree to, or accept any proposal to acquire us or to publicly propose that we do so; or
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approve, recommend, agree to, or accept, or propose such actions, or enter into any letter of intent, agreement in principle, merger, or other acquisition agreement or option agreement for our acquisition; or

•	grant any waiver or release under any confidentiality, “standstill,” or similar agreement.

From and after the date of the merger agreement, we agreed to cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted prior to the date of the merger agreement with respect to any proposal to acquire us. There were no such activities.

Notwithstanding the above, at any time prior to the approval of the merger agreement by our shareholders, we are permitted to engage in discussions, or negotiations with or to provide any non-public information to any party to the extent that:

•	we receive from such party an unsolicited, bona fide, written acquisition proposal that is not solicited in violation of the prohibitions described above;
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we notify Moog promptly (within 24 hours) and in writing of any acquisition proposal, any inquiry or indication of interest that could lead to an acquisition proposal, or any request for non-public information (including the persons involved and the terms thereof);

•	we thereafter keep Moog fully informed of the status of such matters;

•	we notify Moog in writing, at least two business days prior to providing information or commencing such negotiations;
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following such two-day period, but prior to providing information or commencing discussions, our Board of Directors concludes in good faith, after consultation with legal counsel and financial advisors, that it would be inconsistent with its fiduciary duties not to respond to such proposal and that such proposal would reasonably be expected to result in a superior offer; and we thereafter notify Moog of that conclusion; and

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following such two-day period, and prior to providing information to the potential acquirer, we receive an executed confidentiality agreement from such party, containing terms that are no less restrictive than those in the confidentiality agreement that we executed with Moog.

For the purposes of the merger agreement, an “acquisition proposal” or a “proposal to acquire” us means, in each case other than the merger or as otherwise specifically contemplated by the merger agreement, a proposal regarding (i) any merger, consolidation, share exchange, business combination, recapitalization, or other similar transaction or series of related transactions involving us or our subsidiary as a result of which any party would acquire the securities or assets described in either of clauses (ii) or (iii) below; (ii) any direct or indirect purchase or sale, lease, exchange, transfer, or other disposition of our or our subsidiary’s consolidated assets (including stock of our subsidiary), taken as a whole, constituting 20% or more of our and our subsidiary’s total consolidated assets, taken as a whole, or accounting for 20% or more of our total consolidated revenues, taken as a whole, in any one transaction or in a series of transactions; or (iii) any direct or indirect purchase or sale of or tender offer, exchange offer, or any similar transaction or series of related transactions involving 20% or more of the outstanding shares of our common stock.

A “superior proposal” means an unsolicited, bona fide, written acquisition proposal which (a) is reasonably capable of being consummated, and (b) if consummated, is on terms which our Board of Directors concludes in good faith (after taking into account the advice of legal and financial advisors) is more favorable to our shareholders from a financial point of view than the merger; provided, that if financing is required to consummate the transaction that is contemplated by such acquisition proposal, then, for such acquisition proposal to constitute a superior proposal, such financing must be on a committed basis and the terms and conditions of such financing must be reasonably achievable by the party making such proposal.

In any event, we may comply with the legal requirement to take and disclose to our shareholders a position in response to a tender offer, provided that our Board of Directors concludes (taking into account the advice of our legal advisors) that a failure to do so would be inconsistent with our Board of Directors’ fiduciary duties.

Reasonable Efforts

We, Moog, and Merger Sub have agreed to cooperate with each other and to use (and have agreed to cause our respective subsidiaries to use) our respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, that are necessary or proper on our respective parts under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions that are contemplated by the merger agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all applications, notices, petitions, filings and other documents that are required to be made in connection with the merger and the other transactions that are contemplated in the merger agreement, (ii) obtaining as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, and authorizations that are necessary or advisable to be obtained from any third party or governmental entity in order to consummate the merger and other contemplated transactions, and (iii) comply with and complete the notification requirements under the HSR Act.

Proxy Statement

In connection with our special meeting, we agreed to prepare and complete this proxy statement on a timely basis and in compliance with applicable law, as well as to allow Moog the opportunity to comment on it. We also agreed to prepare and file, as promptly as reasonably practicable, any amendments or supplements to this proxy statement, as required by law.

Shareholders Meeting

We have agreed to take all action that is necessary to duly call, give notice of, convene, and hold the special meeting for the purpose of obtaining the approval of the merger agreement by our shareholders in accordance with applicable law, at the earliest practicable time.

The merger agreement provides that this proxy statement will contain a provision that our Board of Directors unanimously recommends that our shareholders vote to adopt the merger agreement at our special meeting of shareholders. The merger agreement also provides that our Board of Directors’ recommendation shall not be withdrawn, qualified, conditioned, or modified to the detriment of Moog and that no resolution to do so will be proposed or adopted by our Board of Directors, unless: (i) a bona fide, unsolicited, written acquisition proposal is made to us and is not withdrawn; (ii) we comply with the requirements described under the caption “No Solicitation” on page __ of this proxy statement; (iii) we provide Moog with at least five business days’ prior notice of any meeting at which our Board of Directors will consider and determine whether the acquisition proposal is a superior proposal and will give Moog an opportunity to propose adjustments to the terms and conditions of the merger agreement during such five-day period to enable us to proceed with our Board of Directors’ recommendation to approve the merger; (iv) our Board of Directors determines in good faith (after consultation with our outside financial and legal advisors and consideration of Moog’s proposed adjustments) that such acquisition proposal constitutes a superior proposal; and (v) our Board of Directors determines in good faith that (after consultation with our outside financial and legal counsel) the failure by the Board of Directors to withdraw, condition, qualify, or modify the Board of Directors recommendation would be inconsistent with its fiduciary obligations to our shareholders under applicable law.

Additional Agreements Prior to Completion of the Merger

From the date of the merger agreement to the completion of the merger or termination of the merger agreement:

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Each party will promptly notify the other of (a) the occurrence or non-occurrence of any fact, event, or circumstance that would likely cause any representation or warranty of the party in the merger agreement to be untrue or inaccurate in any material respect, (b) any material breach by the party or its officers, directors, employees, or agents of any covenant, condition, or agreement in the merger agreement and (c) the occurrence or non-occurrence of any fact, event, or circumstance that constitutes a material adverse effect;

•	the parties will maintain each other’s confidential information as confidential;
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subject to certain exceptions, upon reasonable advance notice, we will give Moog, Merger Sub, and their representatives reasonable access to our directors, officers, employees, representatives, offices, information systems, properties, books, records, and the like; and

•	except as required by law, the parties will consult with each other regarding press releases or other public statements and will not make such releases or statements without the other’s consent.

Indemnification and Insurance

For a period of five (5) years after the effective time, the surviving corporation agrees that it will indemnify and hold harmless each present director and officer of the Company or its subsidiary (in each case, for acts or failures to act in such capacity or in any other capacity at the request of the Company), determined as of the effective time (the “Indemnified Parties”), against any costs, or expenses (including reasonable attorneys’ fees, court costs, expert witness fees, travel costs, duplicating costs, etc.), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) that such persons may incur in connection with any threatened, pending, or completed claim, action, suit, proceeding, or investigation, whether brought by or in the right of the surviving corporation or otherwise, whether incurred in connection with a settlement of such claims or otherwise, or whether civil, criminal, administrative, or investigative, arising out of matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at, or after the effective time, to the fullest extent permitted by applicable law. The aggregate indemnification obligations of the surviving corporation to the Indemnified Parties will not exceed $24,000,000.

Any Indemnified Party wishing to claim indemnification under the merger agreement, upon learning of any such claim, action, suit, proceeding, or investigation, must promptly notify Moog and the surviving corporation. In the event of any such claim, action, suit, proceeding, or investigation, (i) the surviving corporation shall have the right to assume the defense thereof and the surviving corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses that are subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the surviving corporation does not elect to assume such defense, the Indemnified Parties may retain counsel satisfactory to them, and the surviving corporation shall be obligated to pay all reasonable fees and expenses of such counsel, with certain limitations, for the Indemnified Parties promptly as statements therefor are received.

Prior to the closing, the Company will obtain “tail” coverage to the existing policies of officers’ and directors’ liability insurance maintained by the Company as of the date of the merger agreement (the “Existing Policy”), which “tail” coverage shall be for a period of no less than five (5) years after the effective time; provided, however, that in no event will the aggregate premiums for such tail coverage over the life of its term exceed $600,000. Such tail coverage will (i) insure the Company and the Indemnified Parties, (ii) contain retentions, deductibles, and coverage exceptions that are comparable to those contained in the Existing Policy, (iii) provide for aggregate policy coverage limits of $24,000,000 (with no sub-limits), (iv) insure those matters existing or occurring from a date no later than December 5, 2002 through the effective time. The Company must deliver a copy of the application for such tail coverage to Moog and Merger Sub promptly upon its submission to the insurers, together with a representation from each of the members of the Company’s Board of Directors that, to his knowledge, there are no claims, either threatened or pending, that would be required to be disclosed on such application in order to obtain such tail coverage.

The surviving corporation shall advance expenses to such Indemnified Parties as incurred; provided, that, such Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that he is not entitled to indemnification. Additionally, the surviving corporation must reimburse the Indemnified Party for any reasonable expenses that such person may incur as an expert witness on behalf of the Company, the surviving corporation, or another Indemnified Party.

All other rights to indemnification under our existing certificate of incorporation, by-laws, the certificate of incorporation and by-laws of our subsidiary, or indemnification contracts or undertakings existing in favor of the Indemnified Parties shall terminate on and as of the effective time.

Employee and Employee Benefits

Following the completion of the merger, at least until December 31, 2007, Moog or its affiliates must provide to our employees who continue employment with Moog or any of its affiliates beyond the merger benefits that are not materially less favorable, in the aggregate, to the benefits that have been provided by us to such employees immediately prior to the completion of the merger. Moog is not prohibited, however from terminating the employment of any individual or from amending or terminating any employee plan.

Moog has agreed to cause the surviving corporation and its subsidiaries to honor in accordance with their terms all existing employment, severance, consulting, and salary continuation agreements between us and certain of our officers, directors, employees, and consultants. As described above, Moog has agreed to enter into new employment agreements with Messrs. McNally and McStotts.

To the extent permitted under any applicable law, each of our employees continuing employment beyond the merger shall be given credit for all service with us under all employee benefit plans, program policies, and arrangements maintained by the surviving corporation in which they participate or in which they become participants for purposes of eligibility, vesting, and benefit accrual. Credit need not be given, however, for prior services for purposes of benefit accrual under any defined benefit pension plan or to the extent such credit would result in the duplication of benefits.

To the extent of any changes in medical, dental, or health plans covering our or our subsidary’s employees who continue employment with Moog or its affiliates after completion of the merger, and to the extent permissible under such plans, Moog shall cause such plan to (i) waive any preexisting condition limitations to the extent such conditions were covered under our applicable medical, health, or dental plans and (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after completion of the merger to the extent such employee had satisfied any similar limitation or requirement under an analogous plan of ours prior to the merger.

Conditions to the Merger

We and Moog and Merger Sub will not complete the merger unless a number of conditions are satisfied or waived. The obligations of all parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	the approval of the merger agreement and the merger by our shareholders;
•	the expiration or termination of the waiting period under the HSR Act;
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no statute, rule, regulation, judgment, writ, decree, order, or injunction having been promulgated, enacted, entered, or enforced, and no other action shall have been taken, by any governmental entity which has the effect of making illegal or directly or indirectly restraining, prohibiting, or restricting the consummation of the merger or the transactions contemplated thereby;

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no temporary restraining order, preliminary or permanent injunction, or other order, suit, action, proceeding, claim, inquiry, or investigation by any governmental entity or any third party shall have been issued or be pending before any court of competent jurisdiction or any other governmental entity prohibiting or restraining, or seeking to prohibit or restrain, or seeking material damages in connection with, the merger or any other transactions contemplated by the merger agreement which would reasonably be expected to interfere with the consummation of the merger; and

•	the surviving corporation will have entered into employment agreements with David J. McNally and Phillip L. McStotts in the form attached to the merger agreement.

Our obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

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Moog and Merger Sub having performed or complied in all material respects with all agreements to be performed or complied with by it on or prior to the date of completion of the merger and Moog and Merger Sub shall have certified the same to us;

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Moog and Merger Sub’s representations and warranties being true and correct in all material respects (disregarding any materiality qualifications) as of the date of the merger agreement and as of the time the merger is consummated with the same force and effect as if made at the time of the merger (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Moog and Merger Sub to consummate the transactions contemplated hereby and Moog and Merger Sub shall have certified the same to us; and

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we have performed or complied in all material respects with all agreements to be performed or complied with by us on or prior to the date of completion of the merger and we shall have certified the same to Moog and Merger Sub.

Moog and Merger Sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

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our representations and warranties in the merger agreement (other than the representations and warranties with respect to our capitalization and our SEC filings and financial statements) shall be true and correct (disregarding any materiality qualifications) as of the date of the merger agreement and at the time of the merger with the same force and effect as if made as of the consummation of the merger (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on us; and our representations and warranties with respect to our capitalization, SEC filings, and our financial statements shall be true and correct in all material respects as of the date of the merger agreement and at the time of the merger with the same force and effect as if made at and as of the time of the merger; and we shall have certified the same to Moog and Merger Sub;

•	we will have obtained and delivered to Moog and Merger Sub copies of all consents that are necessary for the consummation of the merger, including consents of governmental entities and third parties;
•	we shall not have suffered any material adverse effect since the date of the merger agreement;
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we will have obtained and delivered to Moog (i) audited consolidated financial statements for the year ended December 31, 2006, (ii) an unqualified opinion from the Company’s independent public accounting firm in form and substance reasonably satisfactory to Moog and Merger Sub, with respect to the Company’s 2006 financial statements, together with an attestation regarding the Company’s internal controls over financial reporting, as contemplated by Section 308(b) of Regulation S-K, which is promulgated under the Securities Act of 1933, and (iii) a report from the Company’s management regarding the Company’s internal controls over financial reporting as required by Section 404(a) of the Sarbanes-Oxley Act of 2002;

•	we will have obtained and delivered to Moog terminations of our existing severance agreements with David J. McNally and Phillip L. McStotts, and all payments due thereunder shall have been paid; and
•	we will have obtained and delivered to Moog an opinion of Company counsel as to certain matters of law.

Termination of the Merger Agreement

The merger agreement may be terminated and the transactions contemplated thereby, including the merger, may be abandoned at any time prior to the completion of the merger both before or after our shareholders have adopted the merger agreement, as follows:

•	by mutual written consent of the Board of Directors of Moog, Merger Sub, and us;
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by any party if the merger has not been completed by July 12, 2007; provided such termination date may be extended by Moog or us for 60 days if, on or prior to such termination date, (i) the approval of our stockholders has not been obtained, (ii) the applicable waiting period under the HSR Act has not expired or terminated, or (iii) we have not been able to obtain all consents necessary for the consummation of the merger, including consents of governmental entities; provided that all other conditions to completion of the merger are satisfied on or prior to such termination date or are capable of then being satisfied upon completion of the merger; provided, further, that this right to terminate shall not be available to any party whose failure to perform any of its obligations under the merger agreement has been the cause of, or has resulted in, the failure of the merger to be completed on or before such termination date;

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by any party, if a statute, rule, regulation, or executive order shall have been enacted, entered, or promulgated, or if a governmental entity shall have issued an order, decree, ruling, or injunction, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; and such order, decree, ruling, or injunction shall have become final and non-appealable and the party seeking to terminate the merger agreement shall have used all commercially reasonable efforts to remove such injunction, order, decree, or ruling; provided that this right to terminate shall not be available to any party whose material breach of the merger agreement has been the direct and principal cause of such action;

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by any party, if, we do not obtain our shareholders’ approval of the merger; however, we may not terminate the merger agreement for failure to obtain shareholder approval, if the failure to obtain such approval is attributable to our action or failure to act;

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by Moog and Merger Sub, if we have breached or failed to perform in any material respect any of our representations, warranties, covenants, or other agreements that are contained in the merger agreement, which breach or failure to perform (i) would result in a condition precedent to our closing the transaction not being satisfied, and (ii) cannot be cured by July 12, 2007 (or any extended termination date); provided that Moog and Merger Sub may not terminate the merger agreement if such breach or failure to perform by the Company is attributable to a material breach by Moog or Merger Sub, so as to cause any such conditions not to be satisfied; provided, further, that Moog and Merger Sub has given us written notice, delivered at least 20 days prior to such termination, stating their intention to terminate the merger agreement and the basis for such termination;

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by Moog and Merger Sub (at any time prior to receipt of shareholder approval) if a “triggering event” occurs. A triggering event means: (a) a tender offer or exchange offer relating to our securities shall have been commenced and we shall not have sent to our stockholders, within 10 business days after the commencement of such tender offer or exchange offer, a statement disclosing that our Board of Directors recommends rejection of such tender offer or exchange offer; (b) an acquisition proposal is publicly announced, and we fail to issue a press release, announcing our opposition to the acquisition proposal, within 10 business days after such announcement; or (c) our Board of Directors fails to reaffirm, unanimously and without qualification, its unanimous recommendation that our stockholders approve the merger, or fails to publicly state, unanimously and without qualification, that the merger is in the best interest of our stockholders, within 5 business days after Moog requests in writing that such action be taken;

•

by Moog and Merger Sub, if our Board of Directors shall have withdrawn or modified its approval or recommendation of the merger or the merger agreement or approved or recommended a superior proposal in compliance with the terms of the merger agreement, or shall have resolved to take any such action;

•	by Moog and Merger Sub if, since the date of the merger agreement, we shall have suffered any material adverse effect;
•

by us, if our Board of Directors concludes in good faith (after taking into account the advice of or legal and financial advisors) that an unsolicited, bona fide, written acquisition proposal constitutes a superior proposal; or

•

by us, if either Moog or Merger Sub shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants, or other agreements that are contained in the merger agreement, which breach or failure to perform (i) would result in a condition precedent to our closing the transaction not being satisfied, and (ii) cannot be cured by July 12, 2007 (or any extended termination date); provided that we may not terminate the merger agreement if such breach or failure to perform by Moog or Merger Sub is attributable to a material breach by us, so as to cause any such conditions not to be satisfied; provided, further, that Moog and Merger Sub have given us written notice, delivered at least 20 days prior to such termination, stating their intention to terminate the merger agreement and the basis for such termination.

Termination Fees

We will be required to pay Moog a termination fee of $2.75 million if:

•

we terminate the merger agreement because our Board of Directors concludes in good faith (after taking into account the advice of our legal and financial advisors) that any unsolicited, bona fide, written acquisition proposal constitutes a superior proposal;

•	Moog and Merger Sub terminate the merger agreement because a triggering event (described above) has occurred;
•

Moog and Merger Sub terminate the merger agreement because our Board of Directors shall have withdrawn or modified its approval or recommendation of the merger or the merger agreement shall have approved or recommended a superior proposal in compliance with the terms of the merger agreement or shall have resolved to take any such action; or

•

the merger is not been completed by July 12, 2007, or any permitted extension thereof, and any person (other than Moog or any of its affiliates) has made an acquisition proposal (with all percentages included in the definition of acquisition proposal increased from 20% to 35% (and provided that (a) at the time of such termination by Moog or Merger Sub, the waiting period under the HSR Act had expired or been terminated and no statute, rule, regulation, judgment, writ, decree, order or injunction had been promulgated, enacted, entered, or enforced, and no other action had been taken, by any governmental entity which had the effect of making illegal or directly or indirectly restraining, prohibiting, or restricting the consummation of the merger or the transactions contemplated thereby, and (b) the principal reason that the merger had not occurred on or before July 12, 2007, or any permitted extension date, was not the failure to obtain our stockholder approval)), and, within six months after such termination, we or our subsidiary enters into any definitive agreement providing for an acquisition proposal, or an acquisition proposal is consummated.

We will be required to pay Moog’s expenses, if Moog and Merger Sub terminate the merger agreement in accordance with its terms because:

•	the merger has not been completed by July 12, 2007, or any permitted extension thereof;
•

we have breached or failed to perform in any material respect any of our representations, warranties, covenants, or other agreements that are contained in the merger agreement, which breach or failure to perform would result in a condition precedent to Moog and Merger Sub’s completing of the merger not being satisfied, and such breach or failure cannot be cured by July 12, 2007 (or any extended termination date);

•	we do not obtain shareholder approval of the merger at the shareholders’ meeting; or
•	we have suffered a material adverse effect since the date of the merger agreement that has been caused directly and principally by the Company’s breach of the merger agreement.

Moog will be required to pay our expenses if we terminate the merger agreement because Moor or Merger Sub has breached or failed to perform in any material respect any of their respective representations, warranties, covenants, or other agreements that are contained in the merger agreement, which breach or failure to perform would result in a condition precedent to our completing the merger not being satisfied, and such breach or failure cannot be cured by July 12, 2007 (or any extended termination date).

Exclusive Remedies

Except for claims arising out of fraud or intentional breach of the merger agreement, in which case the non-breaching party may pursue any and all rights and remedies, each party’s right to terminate the merger agreement and, as applicable, a party’s right to terminate and receive, as applicable, its expenses or an additional $2,750,000 fee, is the sole remedy for such terminating party and its affiliates’ for monetary damages.

Amendment, Modification, and Waiver

The merger agreement may be amended by action of both parties’ Board of Directors at any time before the completion of the merger; provided, however, that, (i) any such amendment shall be set forth in an instrument in writing that is signed by a duly authorized officer of each of the parties thereto, and (ii) after approval of the merger by our shareholders, no such amendment may be made that (a) would alter or change the amount or the type of consideration into which each share of our common stock will be converted upon consummation of the merger, (b) alter or change any term of the certificate of incorporation of the surviving corporation, or (c) alter or change any terms or conditions of the merger agreement that would adversely affect our stockholders.

At any time prior to the completion of the merger, we, Moog, and Merger Sub may (a) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document that is delivered pursuant to the merger agreement and (c) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument that is in writing and is signed by a duly authorized officer of such party. No delay on the part of any party in exercising any right, power, or privilege under the merger agreement shall operate as a waiver, nor shall any waiver on the part of any party of any right, power, or privilege, nor any single or partial exercise of any such right, power, or privilege, preclude any further exercise thereof or the exercise of any other such right, power, or privilege.

•

STOCK VOTING AGREEMENTS

Each of the following persons has entered into a stock voting agreement in connection with the merger:

Name:	Title:
David J. McNally	Chief Executive Officer, President and Director
Phillip L. McStotts	Chief Financial Officer, Secretary, Treasurer, and Director

As of January 11, 2007, an aggregate of 555,694 shares of ZEVEX common stock were subject to such stock voting agreements. The shares of these holders subject to the stock voting agreements (not including shares purchasable upon the exercise of currently exercisable stock options and restricted stock units that are held by such holders) represent approximately 9.8% of the Company’s outstanding common stock as of the record date.

Pursuant to the stock voting agreements, each of these stockholders has agreed to vote, and has executed a proxy in favor of Moog so that their shares may be voted, at the special meeting:

•

in favor of the adoption of the merger agreement, including any other matter that is necessary for consummation or in furtherance of the transactions that are contemplated by the merger agreement, which is considered at any meeting of the Company’s stockholders or in a written consent in lieu of a meeting.

•

against approval of any proposal that is made in opposition to or in competition with, the merger agreement or any action or agreement that is submitted for the approval of the stockholders of the Company that would reasonably be expected to result in a breach of any covenant, representation, warranty, or any other obligation or agreement of the Company under the merger agreement, or which would reasonably be expected to result in any of the conditions to the merger agreement not being fulfilled;

•

against any change in the present capitalization of the Company submitted for approval of the stockholders of the Company or against any amendment to the Certificate of Incorporation or By-Laws that is submitted for approval of the stockholders of the Company; and

•

against any other action that is submitted for approval of the stockholders of the Company that could reasonably be expected to impede, interfere with, delay, postpone or materially and adversely affect the transactions that are contemplated by the merger agreement or the likelihood of such transactions being consummated in a timely manner.

In addition, under the stock voting agreements, each of these stockholders has agreed:

•

to execute any documents that are necessary or appropriate in order to effectuate the foregoing items and, upon request by Moog, furnish written confirmation of the stockholder’s vote in favor of the merger agreement;

•

not to transfer or otherwise dispose of or encumber any ZEVEX stock, or, with respect to any ZEVEX stock, deposit such stock into a voting trust or enter into a voting agreement or arrangement, grant any proxy or power of attorney that is inconsistent with the merger agreement, or enter into any contract, option, or other arrangement or undertaking to transfer such stock;

•

not to acquire additional ZEVEX shares; provided, however, that such stockholder may exercise options and restricted stock units and, in connection with such exercise, sell, assign, transfer, pledge, or otherwise encumber ZEVEX shares in an amount necessary to pay the exercise price of and any applicable taxes arising with respect to the exercise of ZEVEX stock options; and

•

solely in his capacity as such and not in his capacity as an officer or director of the Company, not to (and use his reasonable best efforts to cause the Company, its directors, officers, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by it to not), directly or indirectly through another person, (i) solicit, initiate, or encourage any Company acquisition proposal in opposition to or in competition with the merger agreement, (ii) provide any information or data to any person relating to or in connection with or in response to such proposal or an inquiry or indication of interest that could lead to such proposal, engage in any discussions or negotiations concerning such, or otherwise take any action to facilitate any effort or attempt to make or implement such proposal, (iii) approve, recommend, agree to, or accept, or propose publicly approve, recommend, agree to, or accept, any such proposal, or (iv) approve, recommend, agree to, or accept, or propose to approve, recommend, agree to, or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement, or other similar agreement related to such proposal, and provide Moog with certain information regarding such proposals or indication of interest or request for information that could lead to such proposal.

The stock voting agreements terminate upon the earlier of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, or (iii) the mutual consent of the parties.

This summary of the stock voting agreements does not purport to be complete and may not contain all of the information that is important to you. We encourage you to read the form of the stock voting agreements which is attached as an exhibit to the Merger Agreement in Annex A.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our common stock is quoted on the NASDAQ under the symbol “ZVXI.” The following table sets forth the high and low sales prices per share of our common stock on the NASDAQ for the periods indicated.(1)

	Fiscal Quarter
Fiscal Year Ended December 31, 2007	1st *		2nd	3rd	4th
High	$	[_____]
Low		$9.23

* From January 1 to ____, 2007

	Fiscal Quarter
Fiscal Year Ended December 31, 2006	1st	2nd	3rd	4th
High	$12.59	$16.48	$19.70	$10.78
Low	$7.77	$7.00	$8.19	$7.50

	Fiscal Quarter
Fiscal Year Ended December 31, 2005	1st	2nd	3rd	4th
High	$2.98	$3.00	$3.41	$9.66
Low	$2.35	$2.07	$2.37	$3.15

The closing sale price of our common stock on the NASDAQ on January 12, 2007, which was the last trading day before we announced the merger, was $9.37 per share. On [__________ ___, _____], the last trading day before the date of this proxy statement, the closing price for our common stock on the NASDAQ was $[___] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

The Company does not pay regular dividends on shares of its common stock.

As of [__________ ___, _____], the last trading day before the date of this proxy statement, there were [_____] registered holders of the Company’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company’s common stock as of January 11, 2007, by:

•	each current director of the Company;
•	the chief executive officer and the next four most highly compensated executive officers of the Company;
•	all of the executive officers and directors of the Company as a group; and
•	each other person known to the Company to own beneficially more than five percent of the outstanding common stock of the Company.

Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company. The number of shares beneficially owned by a person includes shares of common stock of the Company that are subject to stock options or restricted stock units that are either currently exercisable or exercisable within 60 days after January 11, 2007. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On January 11, 2007, there were 5,657,504 shares of common stock of the Company outstanding and entitled to vote.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
David J. McNally (1)	608,594	10.3%
Phillip L. McStotts (2)	450,600	7.6%
Wedbush, Inc. (3)	397,364	7.0%
John T. Lemley (4)	121,467	2.1%
Bradly A. Oldroyd (5)	81,000	1.4%
Richard L. Shanaman (6)	62,283	1.1%
David B. Kaysen (7)	30,000	*
Philip Eggers (8)	18,750	*
Dan M. Robertson (9)	15,000	*
Timothy Govin (10)	13,750	*
Michael Henderson (11)	2,500	*
Directors and executive officers as a group (10 persons) (1,2,4,5,6,7,8,9,10,11)	1,407,695	21.9%

* Less than one percent

(1) Includes 348,594 shares of Common Stock held directly, 245,000 shares of Common Stock issuable upon exercise of options held by Mr. McNally that are currently exercisable or will become exercisable within 60 days, and 15,000 shares held by Mr. McNally as custodian for his children. Excludes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. McNally that are not currently exercisable and will not become exercisable within 60 days. Excludes 12,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. McNally that are not currently vested and will not become vested within 60 days.

(2) Includes 207,100 shares of Common Stock held directly and 243,500 shares of Common Stock issuable upon exercise of options held by Mr. McStotts that are currently exercisable or will become exercisable within 60 days. Excludes 7,000 shares of Common Stock issuable upon exercise of options held by Mr. McStotts that are not currently exercisable and will not become exercisable within 60 days. Excludes 8,500 shares of Common Stock held by Mr. McStotts’ child. Mr. McStotts disclaims any beneficial ownership of these securities. Excludes 7,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. McStotts that are not currently vested and will not become vested within 60 days.

(3) This information is based on Schedule 13G filed January 28, 2006, with the SEC by Wedbush, Inc., a California Corporation, and certain of its affiliates. Includes 251,933 of such shares of Common Stock held by Wedbush, Inc.,100,875 shares of Common Stock held by Edward W. Wedbush, and 44,556 shares of Common Stock held by Wedbush Morgan Securities, Inc. Edward W. Wedbush is the Chairman of Wedbush, Inc. and owns a majority of the outstanding shares of Wedbush, Inc. Edward W. Wedbush is the President of Wedbush Morgan Securities, Inc. Wedbush, Inc. owns a majority of the outstanding shares of Wedbush Morgan Securities, Inc. Accordingly, Edward W. Wedbush may be deemed the beneficial owner of the ZEVEX Common Stock owned by Wedbush, Inc. However, beneficial ownership of the ZEVEX Common Stock is disclaimed by Edward W. Wedbush. The above shares have been adjusted to reflect the Company effected 3-for-2 stock split in the form of a 50% stock dividend on May 19, 2006.

(4) Includes 61,467 shares of Common Stock held directly and 60,000 shares of Common Stock issuable upon exercise of options held by Mr. Lemley that are currently exercisable or will become exercisable within 60 days. Excludes 3,200 shares of Common Stock held by Mr. Lemley’s wife. Mr. Lemley disclaims any beneficial ownership of these securities. Excludes 1,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Lemley that are not currently vested and will not become vested within 60 days.

(5) Includes 81,000 shares of Common Stock issuable upon exercise of options held by Mr. Oldroyd that are currently exercisable or will become exercisable within 60 days. Excludes 1,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Oldroyd that are not currently vested and will not become vested within 60 days.

(6) Includes 2,283 shares of Common Stock held directly and 60,000 shares of Common Stock issuable upon exercise of options held by Mr. Shanaman that are currently exercisable or will become exercisable within 60 days. Excludes 1,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Shanaman that are not currently vested and will not become vested within 60 days.

(7) Includes 30,000 shares of Common Stock issuable upon exercise of options held by Mr. Kaysen that are currently exercisable or will become exercisable within 60 days. Excludes 1,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Kaysen that are not currently vested and will not become vested within 60 days.

(8) Includes 18,750 shares of Common Stock issuable upon exercise of options held by Mr. Eggers that are currently exercisable or will become exercisable within 60 days. Excludes 18,750 shares of Common Stock issuable upon exercise of options held by Mr. Eggers that are not currently exercisable and will not become exercisable within 60 days. Excludes 4,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Eggers that are not currently vested and will not become vested within 60 days.

(9) Includes 15,000 shares of Common Stock issuable upon exercise of options held by Mr. Robertson that are currently exercisable or will become exercisable within 60 days. Excludes 1,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Robertson that are not currently vested and will not become vested within 60 days.

(10) Includes 13,750 shares of Common Stock issuable upon exercise of options held by Mr. Govin that are currently exercisable or will become exercisable within 60 days. Excludes 21,875 shares of Common Stock issuable upon exercise of options held by Mr. Govin that are not currently exercisable and will not become exercisable within 60 days. Excludes 4,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Govin that are not currently vested and will not become vested within 60 days.

(11) Includes 2,500 shares of Common Stock issuable upon exercise of options held by Mr. Henderson that are currently exercisable or will become exercisable within 60 days. Excludes 16,250 shares of Common Stock issuable upon exercise of options held by Mr. Henderson that are not currently exercisable and will not become exercisable within 60 days. Excludes 4,000 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Henderson that are not currently vested and will not become vested within 60 days.

The above descriptions assume the options and restricted stock units that would be vested upon completion of the merger will not be vested within 60 days of January 11, 2007.

SUBMISSION OF STOCKHOLDER PROPOSALS

We will only hold a 2007 annual meeting of our stockholders if the merger is not successfully completed. Pursuant to Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934 and our bylaws, our management will have discretionary authority to vote on any matter for which we do not receive notice at least 30 days prior to our 2007 annual meeting of stockholders. To be included in our Board of Directors’ solicitation of proxies relating to our 2007 annual meeting of stockholders, a stockholder proposal must be received by our corporate secretary at ZEVEX International, Inc., 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, no later than February 17, 2007. Pursuant to our certificate of incorporation, in order to nominate persons for election to our Board of Directors at our 2007 annual meeting of stockholders, a stockholder must deliver notice, in the form specified in our certificate of incorporation, to our principal executive offices not less than 30 days nor more than 60 days prior to the scheduled date to our 2007 annual meeting of stockholders, which has not yet been determined. In the event that the Company provides stockholders with less than 40 days notice of the date of the annual meeting, a stockholder must give notice no later than the close of business on the 10th day following the day that the Company mailed its notice.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, proxy statements, or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and from the Internet website that is maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements, or other information concerning us, without charge, by a written or telephonic request that is directed to us at ZEVEX International, Inc., 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, (801) 264-1001, Attention: Investor Relations. If you would like to request documents, please do so by promptly in order to receive them before the special meeting.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [__________ ___, ______]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to our stockholders will not create any implication to the contrary.

Annex A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MOOG INC.,

PUMPCO ACQUISITION CORP.

AND

ZEVEX INTERNATIONAL, INC.

DATED AS OF JANUARY 12, 2007

TABLE OF CONTENTS

ARTICLE I	THE MERGER
SECTION 1.1	The Merger	1
SECTION 1.2	Effective Time	2
SECTION 1.3	Effects of the Merger	2
SECTION 1.4	Subsequent Actions	2
SECTION 1.5	Articles of Incorporation; By-Laws; Directors and Officers	2
SECTION 1.6	Merger Consideration	3
SECTION 1.7	Exchange of Certificates for Shares	3
SECTION 1.8	Stock Plans	6
SECTION 1.9	Dissenting Shares	6
SECTION 1.10	Adjustments to Outstanding Equity Interests	7
SECTION 1.11	Time and Place of Closing	7

ARTICLE II	REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT
SECTION 2.1	Organization	7
SECTION 2.2	Authority	7
SECTION 2.3	No Conflict; Required Filings and Consents	8
SECTION 2.4	Financing Arrangements	8
SECTION 2.5	Brokers	9
SECTION 2.6	Litigation	9
SECTION 2.7	Full Disclosure	9
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1	Organization and Qualification	9
SECTION 3.2	Capitalization	10
SECTION 3.3	Subsidiaries	11
SECTION 3.4	Authority	12
SECTION 3.5	No Conflict; Required Filings and Consents	12

SECTION 3.6	SEC Filings; Financial Statements	13
SECTION 3.7	Absence of Certain Changes or Events	16
SECTION 3.8	Inventory	17
SECTION 3.9	Litigation	18
SECTION 3.10	Employee Benefit Plans	18
SECTION 3.11	Conduct of Business; Permits; Compliance with Law	20
SECTION 3.12	Taxes	21
SECTION 3.13	Environmental Matters	23
SECTION 3.14	Real Property; Title to Assets; Liens	24
SECTION 3.15	Intellectual Property	25
SECTION 3.16	Material Contracts	26
SECTION 3.17	Insurance	28
SECTION 3.18	Collective Bargaining; Labor Disputes; Compliance	28
SECTION 3.19	Transactions with Affiliates	29
SECTION 3.20	Product Warranties	29
SECTION 3.21	Brokers	30
SECTION 3.22	Board Action	30
SECTION 3.23	Opinion of Financial Advisor	30
SECTION 3.24	Control Share Acquisition	30
SECTION 3.25	Vote Required	30
SECTION 3.26	Full Disclosure	30
ARTICLE IV	COVENANTS AND AGREEMENTS
SECTION 4.1	Conduct of Business by the Company Pending the Merger	31
SECTION 4.2	No Solicitation	33
ARTICLE V	ADDITIONAL AGREEMENTS
SECTION 5.1	Proxy Statement	35
SECTION 5.2	Meeting of Stockholders of the Company	37
SECTION 5.3	Compliance with Law	38

SECTION 5.4	Notification of Certain Matters	38
SECTION 5.5	Confidentiality; Access to Information	39
SECTION 5.6	Public Announcements	40
SECTION 5.7	Approval and Consents; Cooperation	40
SECTION 5.8	Continuation of Employee Benefits	42
SECTION 5.9	Delisting	42
SECTION 5.10	Real Estate Matters	43
SECTION 5.11	Resignation of Directors and Officers	43
SECTION 5.12	Director and Officer Indemnification and Insurance	43
SECTION 5.13	Financing	45
ARTICLE VI	CONDITIONS OF MERGER
SECTION 6.1	Conditions to Each Party’s Obligation to Effect the Merger	45
SECTION 6.2	Additional Conditions to Obligation of the Company to Effect the Merger 6
SECTION 6.3	Additional Conditions to Obligations of Parent and Merger Sub to Effect the Merger 47
ARTICLE VII	TERMINATION, AMENDMENT AND WAIVER
SECTION 7.1	Termination	48
SECTION 7.2	Effect of Termination	50
SECTION 7.3	Termination Fee Payable in Certain Circumstances	50
ARTICLE VIII	GENERAL PROVISIONS
SECTION 8.1	Non-Survival of Representations, Warranties and Agreements	52
SECTION 8.2	Notices	52
SECTION 8.3	Expenses	53
SECTION 8.4	Headings	53
SECTION 8.5	Severability	53
SECTION 8.6	Entire Agreement; No Third-Party Beneficiaries	53
SECTION 8.7	Assignment	53
SECTION 8.8	Governing Law; Jurisdiction	54

SECTION 8.9	Amendment	54
SECTION 8.10	Waiver	54
SECTION 8.11	Counterparts	54
SECTION 8.12	Waiver of Jury Trial	54
SECTION 8.13	Interpretation	55
SECTION 8.14	Disclosure Generally	55
SECTION 8.15	Specific Performance	56

Annex A – Defined Terms

Exhibit A – Form of Voting Agreement

Exhibit B – Form of Certificate of Incorporation for the Surviving Corporation

Exhibit C – Form of By-Laws for the Surviving Corporation

Exhibit D – Form of Employment Agreement with David J. McNally

Exhibit E – Form of Employment Agreement with Phillip L. McStotts

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of January 12, 2007 (this “Agreement”), by and among MOOG INC., a New York Corporation (“Parent”), PUMPCO ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and ZEVEX INTERNATIONAL, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company, have each approved the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”) and the other transactions provided herein and have adopted this Agreement, in each case after determining that the Merger and the consummation of the other transactions contemplated herein are advisable, fair to, and in the best interests of Parent, Merger Sub and the Company, respectively, and their respective stockholders; and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company (the “Major Stockholders”) have entered into a Voting Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the “Voting Agreement”) pursuant to which each Major Stockholder has, among other things, agreed to vote the Company Common Stock held by such Major Stockholder for the approval of this Agreement; and

WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved and adopted this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

WHEREAS, unless otherwise noted, terms used but not defined herein shall have the meanings set forth in Annex A, which is attached hereto and made a part hereof.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

THE MERGER

SECTION1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The

Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, the parties shall cause a certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) to be filed with the Secretary of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of the State of Delaware or such other date and time as Parent and the Company may mutually agree and include in the Certificate of Merger (the “Effective Time”).

SECTION 1.3 Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.4 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

SECTION 1.5 Articles of Incorporation; By-Laws; Directors and Officers.

(a)      At the Effective Time, the Certificate of Incorporation of Merger Sub immediately prior to the Merger in the form attached hereto as Exhibit B shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or in accordance with Law.

(b)      At the Effective Time, the By-Laws of Merger Sub immediately prior to the Merger in the form attached hereto as Exhibit C shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the Surviving Corporation’s Certificate of Incorporation and By-Laws, or by Law.

(c)      Unless otherwise determined by Parent prior to the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, in each case, until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation’s Certificate of Incorporation and By-Laws, or as otherwise provided by Law.

SECTION 1.6 Merger Consideration. The manner and basis of converting the shares of Common Stock, $.001 par value per share, of the Company (the “Company Common Stock”) in conjunction with the Merger shall be as set forth in this Section1.6.

(a)      Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled in accordance with Section1.6(c)) shall be converted into the right to receive from the Surviving Corporation or the Parent (through the Exchange Agent), and become exchangeable for, an amount in cash equal to Thirteen Dollars ($13.00) per share of Company Common Stock, without interest, (collectively the “Merger Consideration”). As of the Effective Time, all shares of Company Common Stock upon which the Merger Consideration is payable pursuant to this Section1.6(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(b)      Merger Sub Common Stock. At the Effective Time, each share of common stock, par value $1.00 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, $.001 par value per share, of the Surviving Corporation.

(c)      Cancellation of Treasury Stock and Parent and Merger Sub-Owned Company Common Stock. All shares of Company Common Stock that are owned by or held in the treasury of the Company or any direct or indirect Subsidiary of the Company and any shares of Company Common Stock owned by Parent, Merger Sub or any subsidiary of Parent or Merger Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

SECTION 1.7 Exchange of Certificates for Shares.

(a)      Exchange Agent. Prior to the Effective Time, Parent shall deposit or shall cause to be deposited with a bank or trust company designated by Parent (the “Exchange Agent”), for the benefit of the holders of shares of Company Common Stock that have been converted into the right to receive, and become exchangeable for, the Merger Consideration pursuant to Section_1.6(a), for exchange in accordance with this Article_I through the Exchange Agent, an amount equal to the aggregate Merger Consideration (such consideration being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions of the Surviving Corporation, and in accordance with the provisions of Section 1.7(b) make payments of the Merger Consideration out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than as described in this Section 1.7.

(b)      Exchange Procedure for Certificates. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) that were converted into the right to receive the Merger Consideration pursuant to Section 1.6(a): (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as the Surviving Corporation may reasonably specify); and (y) instructions for use by such holders in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 1.6(a), and the Certificate so surrendered shall forthwith be cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. In the event of a transfer of ownership of such Company Common Stock which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section_1.7(b), each Certificate (other than a Certificate representing shares of Company Common Stock that has been cancelled in accordance with Section_1.6(c)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section_1.6(a). No interest will be paid or will accrue on the Merger Consideration payable upon the surrender of any Certificate.

(c)      No Further Ownership Rights in Company Common Stock. At the Effective Time (i) all holders of Certificates that were outstanding prior to the Effective Time shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration and (ii) the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, the Certificates (other than Certificates cancelled in accordance with Section 1.6(c)) are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article_I, except as otherwise provided by Law. The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article_I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates.

(d)      Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for 120 days after the Effective Time shall be delivered to the Surviving Corporation and any holders of the Certificates who have not theretofore complied with this Article_I shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for the Merger Consideration. All rights of any former holder of Company Common Stock to receive the Merger Consideration hereunder shall, to the extent such Merger Consideration remains unclaimed, terminate on the date that is immediately prior to the date on which such unclaimed Merger Consideration would otherwise become payable to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)      No Liability. None of the Company, Merger Sub, Parent, the Surviving Corporation or the Exchange Agent, or any of their respective employees, officers, directors, stockholders, agents or affiliates, shall be liable to any Person in respect of any unclaimed Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)       Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent and/or the Surviving Corporation shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments. In the event this Agreement is terminated, the Exchange Fund, including any interest and other income earned thereon, shall be paid to Parent.

(g)      Withholding Rights. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation and the Exchange Agent and paid to the applicable taxing authority when due, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

(h)      Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay to such Person in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement in respect of the shares of Company Common Stock represented by such Certificate.

SECTION 1.8 Stock Plans. The Company Board (or, if appropriate, any committee thereof administering any of the Company’s stock option and equity incentive plans listed in Section_3.2 of the Company Disclosure Schedule, each as amended (collectively, the “Stock Plans”)) shall adopt such resolutions or take such other actions as may be required to effect the following:

(a)      Prior to the Effective Time, the Company shall take all actions necessary to provide that, at the Effective Time, (x) each then outstanding option granted under any Stock Plan, or granted other than pursuant to such Stock Plans (together, the “Options”), whether or not then exercisable or vested, shall be cancelled in exchange for the right to receive from the Surviving Corporation an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Option and (y) each then outstanding restricted stock unit granted under any Stock Plan (“Restricted Stock Units”), whether or not then vested, shall be cancelled in exchange for the right to receive from the Surviving Corporation an amount in cash in respect thereof equal to the Merger Consideration (such payments to made by the Company through its customary payroll procedures and net of applicable withholding Taxes).

(b)      Except as provided herein or as otherwise agreed to by the parties, (i) the Company shall cause the Stock Plans to terminate as of the Effective Time and cause the provisions in any other plan, program or arrangement providing for the issuance or grant by the Company of any interest in respect of the capital stock of the Company or any of its Subsidiaries to terminate and have no further force or effect as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no holder of Options or other awards or any participant in the Stock Plans or anyone other than Parent shall hold or have any right to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

SECTION 1.9 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration pursuant to Section_1.6(a), unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder’s right to appraisal and payment under the DGCL. Such holder shall be entitled to receive payment of the appraised value of such shares of Company Common Stock in accordance with the provisions of the DGCL, provided that such holder complies with the provisions of Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such holder’s right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent and Merger Sub prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and, prior to the Effective Time, Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 1.10 Adjustments to Outstanding Equity Interests. In the event that the Company issues additional shares of Company Common Stock, Options, Restricted Stock Units or other securities convertible or exchangeable into or exercisable for shares of Company Common Stock, the Merger Consideration shall be equitably adjusted so that the total amount of the Merger Consideration plus the amounts paid pursuant to Section 1.8 shall not exceed Eighty-Three Million Eight Hundred Thousand Dollars ($83,800,000) in the aggregate.

SECTION 1.11 Time and Place of Closing. The closing of the Merger (the “Closing”) will be held at the offices of Hodgson Russ LLP, One M&T Plaza, Suite 2000, Buffalo, New York, at 10:00 a.m., local time, on a date to be designated by Parent, which shall be no later than the fifth Business Day following the date that all of the conditions precedent specified in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) have been satisfied or, to the extent permitted by Law, waived by the party or parties permitted to do so (such date being referred to hereinafter as the “Closing Date”). The Merger and the other transactions contemplated hereby shall be deemed to have become effective at 12:01 a.m. on the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF MERGER SUB AND PARENT

Merger Sub and Parent jointly and severally hereby represent and warrant to the Company as follows:

SECTION 2.1 Organization. Each of Merger Sub and Parent is a corporation, duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized or formed and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business in all material respects as it is now being conducted.

SECTION 2.2 Authority. Each of Merger Sub and Parent has the requisite corporate power and authority to enter into this Agreement and the other agreements referred to in this Agreement (the “Ancillary Agreements”), to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby collectively, the “Contemplated Transactions”). The execution and delivery of this Agreement and the Ancillary Agreements by each of Merger Sub and Parent and the consummation by each of Merger Sub and Parent of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of each of Merger Sub and Parent, and no other corporate action by either Merger Sub or Parent is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the Contemplated Transactions (other than the filing of the Merger Certificate). The Boards of Directors of Parent and of Merger Sub have unanimously approved this Agreement. No vote of the stockholders of Parent is required to approve the Merger. This Agreement has been duly executed and delivered by each of Merger Sub and Parent and constitutes a legal, valid and binding obligation of each of Merger Sub and Parent, enforceable against each of Merger Sub and Parent in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Law, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”).

SECTION 2.3 No Conflict; Required Filings and Consents.

(a)      The execution, delivery and performance of this Agreement by each of Merger Sub and Parent do not, and the consummation of the Contemplated Transactions hereby will not, (i) subject to the requirements, filings, consents and approvals referred to in Section 2.3(b), conflict with or violate any Law, regulation, court order, judgment or decree applicable to Merger Sub or Parent or by which any of their respective properties are bound or subject, (ii) violate or conflict with the certificate of incorporation or by-laws of Merger Sub or the certificate of incorporation or by-laws of Parent or (iii) subject to the requirements, filings, consents and approvals referred to in Section 2.3(b), result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien, security interest, pledge, claim, charge or encumbrance of any nature whatsoever (“Lien”), except for Permitted Liens, on any of the property or assets of Merger Sub or Parent pursuant to, any contract, agreement, indenture, lease or other instrument of any kind, permit, license or franchise to which Merger Sub or Parent is a party or by which either Merger Sub or Parent or any of their respective properties are bound or subject, except, in the case of clause (iii), for such breaches, defaults, rights or Liens which would not materially impair the ability of Parent or Merger Sub to timely consummate the transactions contemplated hereby.

(b)      Except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the filing of the Articles of Merger under the DGCL, neither Parent nor Merger Sub is required to submit any notice, report or other filing with any federal, state, provincial, local and foreign government, governmental, quasi-governmental, supranational, regulatory or administrative authority, agency, commission or any court, tribunal, or judicial or arbitral body (each, a “Governmental Entity”) in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth above, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with their execution, delivery or performance of this Agreement.

SECTION 2.4 Financing Arrangements. Parent and Merger Sub have and will have available on the Closing Date sufficient funds to enable them to consummate the transactions contemplated hereby. As of the date hereof, the Definitive Financing Agreements are valid and in full force and effect, and no event has occurred which (with or without notice, lapse of time, or both) would constitute a breach thereunder on the part of Parent. The aggregate proceeds that are available to Parent under the Definitive Financing Agreements are sufficient and, as of the Closing Date, will be sufficient for Parent to pay the aggregate Merger Consideration upon the Closing, as contemplated by this Agreement.

SECTION 2.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by and on behalf of Merger Sub or Parent.

SECTION 2.6 Litigation. There are no claims, actions, suits, arbitrations, grievances, proceedings or investigations (collectively “Proceedings”) pending or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal or otherwise interfering with the consummation of any of the Contemplated Transactions or the Ancillary Agreements.

SECTION 2.7 Full Disclosure. This Agreement does not, and the certificate referred to in Section 6.2(b) will not: (a) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule (subject to Section 8.15) delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants on behalf of itself and its Subsidiaries to Merger Sub and Parent as follows:

SECTION 3.1 Organization and Qualification. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority necessary to own, possess, license, operate or lease the properties that it purports to own, possess, license, operate or lease and to carry on its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where its business or the character of its properties owned, possessed, licensed, operated or leased, or the nature of its activities, makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not constitute a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means any effect, change, fact, event, occurrence, development or circumstance that, individually or together with any other effect, violation, inaccuracy, change, fact, event, occurrence, development or circumstance, that (A) is, or is reasonably likely to be, materially adverse (financial or otherwise), to the properties, business, operations, financial condition, results of operations, assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (B) prohibits, or materially impedes the timely consummation of the Merger; other than: (i) any change in, disruption of, or price decline in the U.S. securities markets, generally; (ii) any change in accounting requirements or principles required by GAAP or required by any change in Law; (iii) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the U.S. economy as a whole or the industries or markets in which the Company participates (including acts of war or terrorism), so long as the changes in this subparagraph (iii) do not affect the Company or any

Subsidiary in a disproportionate degree relative to other entities operating in such markets or industries; (iv) any adverse change, effect, event, occurrence, state of fact or development resulting from any change in Law after the date hereof; (v) except as set forth below, any adverse change, effect, event, occurrence, state of fact or development resulting from the public announcement or pendency of the Merger or the Contemplated Transactions; (vi) any actions or inactions by the Company that are specifically permitted by a prior written waiver by Parent; (vii) the termination after the date of this Agreement of any Employee of the Company or any of its Subsidiaries (other than (A) David J. McNally, Phillip L. McStotts or Andrea Kendall or (B) two or more of Philip Eggers, Timothy Govin, Micheal Henderson and Jeanine Wilson), or any notice thereof; (viii) any adverse change in the market price or trading volume of the Company Common Stock after the date hereof not resulting from another Company Material Adverse Effect; (ix) any expenses incurred with respect to attorneys, accountants, financial advisors, consultants and agents in connection with the negotiation, documentation, execution, consummation or performance of this Agreement, the Ancillary Agreements or the Contemplated Transactions in an amount not to exceed $550,000 in the aggregate, (x) any expenses incurred as a result of the Company's entry into, and the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of Options and Restricted Stock Units) to, any officers or Employees under, employment contracts, non-competition agreements, employee benefit plans, severance, bonus or retention arrangements or other arrangements set forth in Section 3.10(a) of the Company Disclosure Schedule; (xi) the taking of any action by the Company that is required by this Agreement; or (xii) the failure of the Company to take any action prohibited by this Agreement. Notwithstanding anything to the contrary contained above, a Company Material Adverse Effect will be deemed to have occurred if an authorized representative of any party set forth on Section 3.1 of the Company Disclosure Schedule takes definitive steps that could reasonably be expected to lead to a termination or adverse alteration of its existing contractual relationship with the Company or any of its Subsidiaries as a result of the execution and delivery of this Agreement and/or the consummation of the Merger or the Contemplated Transactions.

SECTION 3.2 Capitalization.

The authorized capital stock of the Company consists of (i) 22,000,000 shares of Company Common Stock, and (ii) 2,000,000 shares of preferred stock. As of the date of this Agreement: (A) 5,716,206 shares of Company Common Stock are issued and outstanding; (B) no shares of the Company’s preferred stock are issued and outstanding; (C) 58,702 shares of Company Common Stock are held by the Company in its treasury; (D) 630,255 shares of Company Common Stock are subject to issued and outstanding Options granted under the Company’s Stock Option Plan of 1993 Stock Option Plan (the “1993 Stock Option Plan”); (E) 413,745 shares of Company Common Stock are subject to issued and outstanding Options granted under the Company’s Stock Option Plan of 1999 Stock Option Plan (the “1999 Stock Option Plan”) and (F) 1,000,000 shares of Company Common Stock are reserved for issuance under the Company’s 2006 Equity Incentive Plan (the “2006 Equity Plan”), of which 60,400 shares were subject to issued and outstanding equity awards granted under the 2006 Equity Plan. Set forth on Section 3.2 of the Company Disclosure Schedule is a correct and complete list of each Stock Option Plan, each Option, each restricted stock unit and each other equity award, including the holder, date of grant, exercise price, if applicable, vesting schedule and number of shares of Company Common Stock subject thereto. All Options or other grants were granted under the Stock Plans and not under any other plan, program or agreement (other than any individual award agreements, forms of which have been made available to Parent). The shares of Company Common Stock issuable pursuant to the Stock Plans have been duly reserved for issuance by the Company, and upon any issuance of such shares in accordance with the terms of the Stock Plans, such shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear from any preemptive or other similar rights. Since September 30, 2006, the Company has not issued any shares of its capital stock or options in respect thereof, except upon the conversion of the securities or the exercise of the Options referred to above. No shares of capital stock or other voting securities of the Company will be issued or become outstanding after the date hereof other than upon exercise of the Options and conversion of the Restricted Stock Units outstanding as of the date hereof. None of the outstanding equity securities or other securities of the Company or any of its Subsidiaries were issued in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or any other Law. All outstanding shares of Company Common Stock are, and all shares which may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and non-assessable and free and clear from any preemptive or other similar rights.

(b)      Except as disclosed in Section 3.2 of the Company Disclosure Schedule, there are (i) no other options, puts, calls, warrants or other rights, agreements, arrangements, restrictions, or commitments of any character obligating the Company or any of its Subsidiaries to issue, sell, redeem, repurchase, acquire or exchange any shares of capital stock of or other equity interests in the Company or any securities convertible into or exchangeable for any capital stock or other equity interests, or any debt securities of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) and (ii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote (whether or not dependent on conversion or other trigger event). Except as disclosed in Section 3.2 of the Company Disclosure Schedule, there are no existing registration covenants with respect to Company Common Stock or any other securities of the Company and its Subsidiaries.

(c)      The Company is not a party to, nor does it hold shares of Company Common Stock or other equity securities of the Company bound by or subject to, any voting agreement, voting trust, proxy or similar arrangement. To the Company’s knowledge, no stockholder is a party to or holds shares of Company Common Stock or other equity securities of the Company bound by or subject to any voting agreement, voting trust, proxy or similar arrangement.

SECTION 3.3 Subsidiaries. Each Subsidiary of the Company is identified on Section 3.3 of the Company Disclosure Schedule. All the outstanding equity interests of each Subsidiary of the Company are owned by the Company free and clear of all Liens except as set forth on Section 3.3 of the Company Disclosure Schedule. All of the capital stock or other equity interests of each Subsidiary of the Company has been duly authorized and is validly issued, fully paid and non-assessable and free and clear from any Liens and preemptive or other similar rights. There are no proxies or voting agreements with respect to any shares of capital stock or other equity interests of any such Subsidiary. There are no options, puts, calls, warrants or other rights, agreements, arrangements, restrictions or commitments of any character obligating the Company or any of its Subsidiaries to issue, sell, redeem, repurchase or exchange any shares of capital stock of or other equity interests in any of the Company’s Subsidiaries or any securities convertible into or exchangeable for any capital stock or other equity interests, or any debt securities of any of the Company’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company’s Subsidiaries or any other Person. Except for the ownership of the Subsidiaries of the Company, neither the Company nor any Subsidiary of the Company, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests of, any corporation, partnership, joint venture or other entity.

SECTION 3.4 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the Merger and the other Contemplated Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate action on the part of the Company is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the Contemplated Transactions (other than, with respect to the Merger, obtaining the Company Stockholders’ Approval, and filing the Certificate of Merger). The Company Board has unanimously approved the Agreement, declared it to be advisable and resolved to recommend to the Company’s stockholders that they vote in favor of the adoption of the Agreement in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations.

SECTION 3.5 No Conflict; Required Filings and Consents.

Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do, or will, directly or indirectly (with or without notice or lapse of time or both), (i) contravene, violate or conflict with the Certificate of Incorporation or By-Laws, the certificate of incorporation or by-laws of any of its Subsidiaries or any resolution adopted by the Company Board or the stockholders of the Company or any of its Subsidiaries, (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or terminate or cancel or give to others any rights of termination, acceleration or cancellation of (with or without notice or lapse of time or both), or result in the creation of a Lien, except for Permitted Liens, on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any Company Material Contract, or (iii)  violate any valid and enforceable judgment, ruling, order, writ, injunction, decree, Permit or Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound or subject, except, in the case of clauses (ii) and (iii), for breaches, defaults or violations that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect.

(b)      The execution and delivery by the Company of this Agreement do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by the Company will not, require any consent of or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the Exchange Act, including the filing of the Proxy Statement (as defined in Section 5.1), (ii) the pre-merger notification requirements of the HSR Act and the expiration or termination of any applicable waiting period thereunder, and (iii) the filing of the Certificate of Merger under the DGCL, except where such failure would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect.

SECTION 3.6 SEC Filings; Financial Statements.

(a)      The Company has timely filed all forms, reports, registration statements, schedules and other documents required to be filed by it with the SEC since January 1, 2003. Section 3.6(a) of the Company Disclosure Schedule lists and, except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) two Business Days prior to the date of this Agreement, the Company has delivered to Parent copies in the form filed with the SEC (including the full text of any document filed subject to a request for confidential treatment) of the following: (i) the Company’s Annual Reports on Form 10-K for each fiscal year of the Company beginning on or after January 1, 2003, (ii) the Company’s Quarterly Reports on Form 10-Q for each of the three fiscal quarters in each of the fiscal years of the Company referred to in clause (i), (iii) all proxy and information statements relating to the Company’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the fiscal year referred to in clause (i), (iv) the Company’s Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i), (v) all other forms, reports, registration statements and other documents filed by the Company with the SEC since the beginning of the first fiscal year in clause (i), (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the “Company SEC Reports,” and, to the extent available in full without redaction through EDGAR at least two Business Days prior to the date of this Agreement, the “Filed Company SEC Reports”), (vi) all certifications and statements required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and the rules and regulations promulgated thereunder, with respect to any report referred to in clause (i) or (ii) (collectively, the “Certifications”), and (vii) all comment letters received by the Company from the Staff of the SEC since the beginning of the fiscal year referred to in clause (i) and all responses to such comment letters by or on behalf of the Company. To the Company’s knowledge, except as disclosed in the Company SEC Reports, each director and officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2003. No Subsidiary of the Company is, or since the beginning of the first fiscal year referred to in clause (i) of the second sentence of this Section 3.6(a) has been, required to file any form, report, registration statement or other document with the SEC. As used in this Section 3.6, the term “file” or “filed” shall be broadly construed to include any manner in which a document or information is furnished, transmitted or otherwise made available to the SEC. Each of the Company SEC Reports (i) complied in all material respects, as of their respective dates of filing with the SEC, with the requirements of the Securities Act, and the Exchange Act, as the case may be, and, to the extent then applicable, Sarbanes-Oxley, including in each case, the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed and do not, as amended and supplemented, if applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that prior to January 1, 2007 the Company has been a “non-accelerated filer” pursuant to SEC regulations and, as such, prior to such date both it and its officers have been exempt from certain disclosure and certification requirements in this regard, as permitted by the SEC.

(b)      Except as set forth in Section 3.6(b) of the Company Disclosure Schedule, the consolidated financial statements contained in the Company SEC Reports (i) complied in all material respects, as of their respective dates of filing with the SEC, and the Company SEC Reports filed with the SEC after the date of this Agreement will comply as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X and SEC Staff Accounting Bulletins), (ii) have been, and the Company SEC Reports filed after the date of this Agreement will be, prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q under the Exchange Act and except as may be indicated in the notes thereto, in each case to the extent not materially different to the notes to the financial statements included in the Company SEC Reports since the Company’s most recent Annual Report on Form 10-K) and (iii) fairly present, and the financial statements contained in the Company SEC Reports filed after the date of this Agreement will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated statements of operations, cash flows and changes in stockholders’ equity of the Company for the periods indicated, except in the case of unaudited quarterly financial statements that were or are subject to normal and recurring non-material year-end adjustments.

(c)      Except as set forth in Section 3.6 (c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, known, unknown or otherwise), except for (i) liabilities or obligations incurred since September 30, 2006 in the Ordinary Course of Business, (ii) obligations under operating leases, and (iii) liabilities that, individually or in the aggregate, are immaterial to the financial condition or operating results of the Company and its Subsidiaries, taken as a whole.

(d)      Set forth in Section 3.6(d) of the Company Disclosure Schedule is a list of the Company’s Off-Balance Sheet Arrangements. As used herein, “Off-Balance Sheet Arrangements” means with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is a party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have, (i) any obligation under a direct or indirect guarantee or similar arrangement; (ii) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (iii) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements included in the Company’s Form 10-Q for the period ended

September 30, 2006 (the “Interim Financial Statements”); or (iv) any obligation or liability, including a contingent obligation or liability, to the extent that it is not fully reflected in the Interim Financial Statements.

(e)      Section 3.6(e) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company’s auditors for the Company and its Subsidiaries since the beginning of the immediately preceding fiscal year of the Company and the fees paid for such services. All such non-audit services have been approved as required by Section 10A of the Exchange Act.

(f)       The Company is, and since January 1, 2003 has been, in compliance with (i) the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market, Inc., and (ii) the applicable provisions of Sarbanes-Oxley and the related rules and regulations promulgated thereunder. The Certifications complied with Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of Sarbanes-Oxley, and the rules and regulations promulgated thereunder, and the statements contained in the Certifications were true and correct as of the date of the filing thereof; provided, however, that prior to January 1, 2007 the Company has been a “non-accelerated filer” pursuant to SEC regulations and, as such, prior to such date time both it and its officers have been exempt from certain disclosure and certification requirements in this regard, as permitted by the SEC. The management of the Company has (i) implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure (and such controls and procedures are effective to ensure) that material information relating to the Company and its Subsidiaries is accumulated and communicated to the management of the Company, including its chief executive officer and chief financial officer, as appropriate, by others within those entities to allow timely decisions regarding required disclosure and (ii) disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to materially affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other Employees who, in each case, have a significant role in the Company’s internal controls.

(g)      The Company and its Subsidiaries have implemented and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, without limitation, that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h)      Since January 1, 2003, neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer, Employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or has otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding any material non-compliance in the accounting or auditing practices, procedures, principles or methods of the Company or any of its Subsidiaries or their internal control over financial reporting.

SECTION 3.7 Absence of Certain Changes or Events. From December 31, 2005 to the date hereof, except as set forth in Section 3.7 of the Company Disclosure Schedule, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business and there has not been:

(a)      any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company or any of its Subsidiaries (whether or not covered by insurance) that constitutes a Company Material Adverse Effect;

(b)      (i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of the Company or any of its Subsidiaries, or (ii) any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock or other securities;

(c)      any sale, issuance or grant, or authorization of the issuance of, (i) any capital stock or other security of the Company or any of its Subsidiaries (except for Company Common Stock issued upon the valid exercise of Options or upon the maturity of Restricted Stock Units granted under any of the Stock Plans), (ii) any option, warrant or right to acquire any capital stock or any other security of the Company or any of its Subsidiaries (except for Options and Restricted Stock Units described in Section 3.2), or (iii) any instrument convertible into or exchangeable for any capital stock or other security of the Company or any of its Subsidiaries (except for Options and Restricted Stock Units described in Section 3.2);

(d)      any amendment or waiver of any of the rights of the Company or any of its Subsidiaries under, or acceleration of vesting under, (i) any provision of any of the Stock Plans, (ii) any provision of any contract evidencing any outstanding Option, or (iii) any Restricted Stock Unit agreement;

(e)      any amendment to any organizational document of any of the Company or any of its Subsidiaries, any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving the Company or any of its Subsidiaries;

(f)        any creation of any Subsidiary of the Company or any of its Subsidiaries or acquisition by the Company or any of its Subsidiaries of any equity interest or other interest in any other Person;

(g)      any capital expenditure by the Company or any of its Subsidiaries which, when added to all other capital expenditures made on behalf of the Company or any of its

Subsidiaries since the date of the Interim Financial Statements, exceeds $250,000 in the aggregate;

(h)      any action by the Company or any of its Subsidiaries to (i) enter into, or suffer any of the assets owned or used by it to become bound by, any Company Material Contract (as defined in Section 3.16(a)), or (ii) amend or terminate, or waive any material right or remedy under, any Company Material Contract;

(i)       any (i) acquisition, lease or license by the Company or any of its Subsidiaries of any material right or other material asset from any other Person, (ii) sale or other disposal or lease or license by the Company or any of its Subsidiaries of any material right or other material asset to any other Person, or (iii) waiver or relinquishment by the Company or any of its Subsidiaries of any right, except for rights or other assets acquired, leased, licensed or disposed of in the Ordinary Course of Business;

(j)       any write-off as uncollectible, or establishment of any extraordinary reserve with respect to, any account receivable or other indebtedness of the Company or any of its Subsidiaries;

(k)     any pledge of any assets of or sufferance of any of the assets of the Company or any of its Subsidiaries to become subject to any Lien;

(l)       any (i) loan by the Company or any of its Subsidiaries to any Person, or (ii) incurrence or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money;

(m)    any (i) adoption, establishment, entry into or amendment by the Company or any of its Subsidiaries of any Employee Plan or (ii) payment of any bonus or any profit sharing or similar payment to, or material increase in the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or Employees of the Company or any of its Subsidiaries;

(n)       any change of the methods of accounting or accounting practices of the Company or any of its Subsidiaries in any material respect;

(o)	any material Tax election by the Company or any of its Subsidiaries;

(p)      any commencement or settlement of any legal proceeding by the Company or any of its Subsidiaries; or

(q)       any agreement or commitment to take any of the actions referred to in clauses (a) through (p) above.

SECTION 3.8 Inventory. Except as set forth in Section 3.8 of the Company Disclosure Schedule, (i) the Inventory is in the physical possession of the Company or its Subsidiaries and (ii) none of the Inventory has been pledged as collateral or otherwise is subject to any Lien (other than Permitted Liens) or is held on consignment from others. The Inventory has been, determined and valued on a first in - first out basis (but not in excess of net realizable value), in accordance with GAAP applied on a basis consistent with the consolidated financial statements contained in the Company SEC Reports. The Inventory was acquired or produced by the Company in the Ordinary Course of Business. Except as reflected in the reserve for obsolete inventory reflected in the Interim Financial Statements, the Inventory is good and merchantable and is of a quality and quantity presently useable and salable by the Company or its Subsidiaries in the Ordinary Course of Business.

SECTION 3.9 Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, there are no Proceedings pending (including matters which are on appeal or have not been fully funded, and administrative matters that may be closed but with respect to which the applicable statute of limitations has not run) or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or rights of the Company or any of its Subsidiaries or any of their respective officers, directors, Employees or agents, in their capacity as such, at law or in equity, before any Governmental Entity, including Proceedings alleging violations of the provisions of any Company Material Contract or any Law, nor have any acts of alleged misconduct by the Company or any of its Subsidiaries been reported to the Company. Except as disclosed in Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their respective properties is subject to any order, judgment, injunction or decree material to the conduct of the businesses of the Company or its Subsidiaries. The Company has furnished Parent with copies of all attorney responses to the request of the independent auditors for the Company with respect to loss contingencies in connection with the Company’s financial statements for the previous three fiscal years.

SECTION 3.10 Employee Benefit Plans.

(a)      Section 3.10(a) of the Company Disclosure Schedule sets forth a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA and all other employment, compensation, consulting, bonus, stock option, restricted stock grant, stock purchase, other cash or stock-based incentive, profit sharing, savings, retirement, disability, insurance, severance, retention, change in control, deferred compensation and other compensatory plans, policies, programs, agreements or arrangements sponsored, maintained, contributed to or required to be contributed to, or entered into or made by the Company or any other entity, whether or not incorporated, that together with the Company would be deemed a “single employer” for purposes of Section 414 of the Code or Section 4001 of ERISA (an “ERISA Affiliate”) with or for the benefit of, or relating to, any current or former Employee, director or other independent contractor of, or consultant to, the Company or any of its Subsidiaries and with respect to which the Company or any Subsidiary has or may have any direct or indirect liability (together, the “Employee Plans”).

(b)      The Company has provided Parent and Merger Sub true and complete copies of (i) all Employee Plans, together with all amendments thereto, (ii) the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan intended to be qualified under Section 401(a) or 501(a) of the Code, (iii) the two most recent annual actuarial valuation reports, if any, (iv) the two most recently filed Forms 5500 together with all related schedules, if any, (v) the “summary plan description” (as defined in ERISA), if any, and all modifications thereto communicated to Employees, (vi) any trust or other funding governing documents for vehicles maintained as part of any Employee Plan, and (vii) the two most recent annual and periodic accountings of related plan assets.

(c)      Neither the Company or any of its Subsidiaries nor any of their respective directors, officers, Employees or agents has, with respect to any Employee Plan, engaged in or been a party to any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable directly or indirectly (through an indemnification obligation or otherwise) to the Company or any of its Subsidiaries or any Employee Plan.

(d)      All Employee Plans have been administered in accordance with their terms and in compliance in all material respects with the requirements, including, but not limited to, ERISA and the Code. No compensation paid or required to be paid under any Employee Plan is or will be subject to additional tax under Section 409A(1)(B) of the Code. All equity compensation awards issued by the Company have been made, accounted for, reported and disclosed in accordance with Law, accounting rules and stock exchange requirements.

(e)      There are no pending or, to the knowledge of the Company, threatened claims, arbitrations, regulatory or other proceedings (other than routine claims for benefits), relating to any of the Employee Plans, or the assets of any trust for any Employee Plan.

(f)       Each Employee Plan intended to qualify under Section 401(a) of the Code, and the trusts created thereunder intended to be exempt from tax under the provisions of Section 501(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service which is currently in effect. To the knowledge of the Company, nothing has occurred since the date of the determination letter that would adversely effect the qualification or tax exempt status of such Plan and its related trust.

(g)      All contributions or payments required to be made before the Effective Time under the terms of any Employee Plan will have been made by the Effective Time. All contributions that are not yet due on or before the Effective Time either have been made in accordance with the Company’s past practice and custom or have been accrued in accordance with GAAP.

(h)      Neither the Company nor any of its Subsidiaries or any of its or their ERISA Affiliates contributes, nor within the six-year period ending on the date hereof has any of them contributed or been obligated to contribute, to any plan, program or agreement which is a “multiemployer plan” (as defined in Section 3(37) of ERISA) or which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

(i)       No Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former Employees, directors, consultants or other personnel of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than group health plan continuation coverage mandated by Law.

No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Employee Plan providing health or medical benefits in respect of any active Employee.

(k)      Except as set forth in Section 3.10(k) of the Company Disclosure Schedule, the consummation of the Contemplated Transactions will not, either alone or in combination with any other event, (i) entitle any current or former Employee, director or officer of the Company or any of its Subsidiaries to severance pay or any other payment or benefit, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such Employee, director or officer or (iii) require the Company to place in trust or otherwise set aside any amounts in respect of severance pay or any other payment or benefit.

(l)       Except as set forth in Section 3.10(l) of the Company Disclosure Schedule, there are no agreements between the Company and any director, officer or employee pursuant to which the Company would be required to make a “parachute payment” (within the meaning of Section 280G(b)(2) of the Code) as a result of the consummation of the Contemplated Transactions (whether alone or in combination with a termination of employment or other event). No payments required to be made after the date hereof, whether as a result of the consummation of the Contemplated Transactions or otherwise, will be non-deductible by reason of Section 162(m) of the Code.

SECTION 3.11 Conduct of Business; Permits; Compliance with Law. Section 3.11 of the Company Disclosure Schedule contains a complete and accurate list of all permits, licenses, approvals, certifications and authorizations from any Governmental Entity (collectively, “Permits”) obtained or possessed by the Company or its Subsidiaries, the date each Permit was last granted to the Seller and the current term of each Permit. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, the business of the Company and each of its Subsidiaries is not being, and for the past five years has not been, conducted (i) in default or violation of any term, condition or provision of the Certificate of Incorporation or By-Laws of the Company or the comparable charter documents or by-laws of any of its Subsidiaries, (ii) to the Company’s knowledge, in default or violation of (X) any Company Material Contract or (Y) any Law, including rules, regulations, codes, plans, agreements, contracts, injunctions, orders, rulings and charges thereunder, applicable to the Company or any of its Subsidiaries or their respective businesses and material to the business of the Company and its Subsidiaries, taken as a whole. The Permits are in full force and effect and sufficient for all business presently conducted by the Company and its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.11 of the Company Disclosure Schedule, no event has occurred or circumstance exists that (with or without notice or lapse of time or both) (A) may constitute or result in a material violation by the Company or any of its Subsidiaries of, or a substantial failure on the part of the Company or any of its Subsidiaries to comply with, any Law, or (B) may give rise to any obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature. Neither the Company nor any of its Subsidiaries has received any claim or notice (whether written or oral) (i) from any Governmental Entity of any actual, alleged, possible or potential violation of, or failure to comply with, any Law, (ii) from any Governmental Entity of any actual, alleged, possible or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or bear all or any portion of the cost of, any remedial action of any nature, or (iii) that the Company or any of its Subsidiaries is not in compliance with, nor, is the Company or any Subsidiary of the Company not in compliance with, the terms of any such Permits or any requirements, standards and procedures of the Governmental Entity which issued them, or any limitation or proposed limitation on any Permit, except where the failure to be in compliance would not have a Company Material Adverse Effect. The Permits currently held by the Company and its Subsidiaries constitute all of the Permits that the Company and its Subsidiaries are required to own, hold and possess and that are necessary to conduct the business presently conducted by the Company and its Subsidiaries. Except as set forth in Section 3.11 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse Effect, none of the Permits will lapse, terminate or otherwise cease to be valid as a result of the consummation of the transactions contemplated hereby.

SECTION 3.12 Taxes. Except as set forth in Section 3.12 of the Company Disclosure Schedule:

(a)      each of the Company and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it (taking into account extensions), and all such Tax Returns are true, correct and complete in all material respects and were prepared in substantial compliance with all Law;

(b)      each of the Company and its Subsidiaries has timely paid all material Taxes required to be paid by it (whether or not shown due on any Tax Return);

(c)      each of the Company and its Subsidiaries has made adequate provision in the consolidated financial statements contained in the Company SEC Reports discussed in Section 3.6(b) for all unpaid Taxes of the Company and its Subsidiaries;

(d)      each of the Company and its Subsidiaries has complied with all Law relating to the payment and withholding of Taxes and has, within the time and manner prescribed by Law, withheld and paid over to the proper tax authorities all amounts required to be withheld and paid over by it;

(e)      no pending or to the Company’s knowledge threatened audit, proceeding, examination or litigation or similar claim has been commenced or is presently pending with respect to any Taxes or Tax Return of the Company or any of its Subsidiaries;

(f)       no written claim has been made by any tax authority in a jurisdiction where any of the Company or its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction;

(g)      no outstanding written agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force;

(h)      neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of any Taxes imposed on or with respect to any

Person, and neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated U.S. federal income Tax Return (other than the group the common parent of which is the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor;

(i)       the federal income Tax Returns of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service (or the applicable statutes of limitation have lapsed) for all years through December 31, 2002. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid;

(j)       neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b);

(k)      there are no Liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries, except for Liens which arise by operation of law with respect to current Taxes not yet due and payable;

(l)       the Company has previously delivered or made available to Parent or Merger Sub complete and accurate copies of each of (i) all federal Tax Returns of the Company and each of its Subsidiaries for the prior five tax years; (ii) all state and local Tax Returns of the Company and each of its Subsidiaries for the prior three tax years; (iii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by any tax authority relating to the United States Federal, state, local or foreign Taxes due from or with respect to the Company and its Subsidiaries and (iv) any closing agreements entered into by any of the Company and its Subsidiaries with any tax authority in each case existing on the date hereof;

(m)    neither the Company nor any of its Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(n)      the Company has not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company, and the IRS has not initiated or proposed any such adjustment or change in accounting method;

(o)      the Company has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355 of the Code within the past five years;

(p)      the Company does not have any deferred gain or loss from a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or any similar provision under state, local or foreign law) or an excess loss account with respect to any stock of a Subsidiary within the meaning of Treasury Regulation Section 1.1502-19 (or any similar provision of state, local or foreign law);

(q)      the Company has disclosed on all relevant Tax Returns any positions taken therein that could give rise to a substantial understatement of Taxes within the meaning of Section 6662 of the Code;

(r)       neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign law); and

(s)       the Company is not a party to any agreement that would require it to make any payment that would constitute an “excess parachute payment” for purposes of Sections 280G and 4999 of the Code.

SECTION 3.13 Environmental Matters.

(a)      Except as would not, individually or in the aggregate, have a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries is and for the past five years has been in compliance with all applicable Environmental Laws; and (ii) neither the Company nor any of its Subsidiaries has received any written communication, whether from a Governmental Entity, citizens group, Employee or otherwise, alleging that the Company or any of its Subsidiaries is not in such compliance, and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that are reasonably likely to prevent or interfere with such compliance in the future.

(b)      Except as set forth in Section 3.13(b) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

(c)      Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

(d)      The Company has made available to Parent and Merger Sub true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed by the Company or any of its Subsidiaries that are in the possession of the Company or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated, occupied or leased by the Company or any of its Subsidiaries, or regarding the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws.

SECTION 3.14 Real Property; Title to Assets; Liens.

(a)	Leased Real Property.

(i)       Set forth in Section 3.14(a) of the Company Disclosure Schedule is a list of all Leased Real Property. Each of the leases relating to Leased Real Property creates a valid and subsisting leasehold interest in favor of the Company or one of its Subsidiaries, as the case may be, is a valid, binding and subsisting obligation of the Company or one of its Subsidiaries and, to the knowledge of the Company, each other party thereto, enforceable against the Company or one of its Subsidiaries and, to the knowledge of the Company, each other party thereto in accordance with its terms, except as such enforcement may be limited by the Enforceability Limitations;

(ii)      except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no disputes with respect to any Real Property Lease; and neither the Company nor any other party to each Real Property Lease is in breach or default under such Real Property Lease, and no event has occurred or failed to occur and no circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under any Real Property Lease;

(iii)    except as disclosed in Section 3.14(a)(iii) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse Effect, no consent by the landlord or any other party under the Real Property Leases is required in connection with the consummation of the transaction contemplated herein; and

(iv)    none of the Leased Real Property has been pledged or assigned by the Company or any of its Subsidiaries or is subject to any Liens (other than pursuant to this Agreement or Permitted Liens).

(b)	Owned Real Property.

(i)       Section 3.14(b) of the Company Disclosure Schedule sets forth a true, correct and complete list and description of all real property owned by either the Company or any of its Subsidiaries (“Owned Real Property”). Except as specified in Section 3.14(b) of the Company Disclosure Schedule, the Company or one of its Subsidiaries has good and marketable fee simple title to the Owned Real Property, free and clear of any Liens, other than Permitted Liens;

(ii)      neither the Company nor, to the Company’s knowledge, any other Person has granted any rights, options or rights of first refusal, conditional sales or any other agreements of any kind, which are currently in effect, to purchase or otherwise acquire the Owned Real Property or any portion thereof or interest therein, except the rights granted to Parent and Merger Sub pursuant to this Agreement; and

(iii)    the Owned Real Property is zoned for a classification that permits the continued use thereof in the manner currently used by the Company and its Subsidiaries, as applicable.

(c)      Personal Property. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has good and marketable fee title to, or, in the case of leased assets, has good and valid leasehold interests in, all of its other tangible and intangible assets, used or held for use in, or which are necessary to conduct, the respective business of the Company and its Subsidiaries as currently conducted, free and clear of any Liens, except Permitted Liens and (ii) such assets, taken as a whole, are in reasonable working order and adequate for their intended use, ordinary wear and tear and normal repairs and replacements excepted.

SECTION 3.15 Intellectual Property. All Trademark registrations, Trademark applications, and any other material Trademarks (including domain names) are identified in Section 3.15 of the Company Disclosure Schedule, and such Trademarks are valid and enforceable and have not been abandoned. All Copyright registrations, Copyright applications, and any other material Copyrights or Software (other than contracts, agreements, licenses or arrangements granting rights to use readily available commercial Software having an acquisition price of less than $25,000 per contract, agreements, license or arrangement) are identified in Section 3.15 of the Company Disclosure Schedule, and such Copyrights are valid and enforceable. All issued Patents and pending applications for Patents are identified in Section 3.15 of the Company Disclosure Schedule. Section 3.15 of the Company Disclosure Schedule identifies the owner(s) of such Trademarks, Copyrights and Patents. Except as disclosed in Section 3.15 of the Company Disclosure Schedule: (i) the Company or its Subsidiaries are the sole and exclusive owner of all right, title and interest in or have valid and enforceable rights to use, by license or other agreements, all of the Intellectual Property Rights that are currently used in the conduct of the business of the Company and its Subsidiaries, except where the failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, have a Company Material Adverse Effect; (ii) no Proceeding has commenced, been brought or heard by or before any Governmental Entity or arbitrator or is pending or to the Company’s knowledge is or has been threatened in written or oral communication by any third Person with respect to any Intellectual Property Rights owned or used by the Company or its Subsidiaries in connection with the business of the Company and its Subsidiaries as currently conducted, including any claim or suit that alleges that any such conduct or Intellectual Property Right infringes, impairs, misappropriates, dilutes or otherwise violates the rights of others, and the Company or its Subsidiaries are not the subject of any outstanding injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any third Person’s Intellectual Property Rights; (iii) none of the Company or its Subsidiaries is aware of, or has threatened or initiated, any claim or action or Proceeding against any third Person with respect to any Intellectual Property Rights, except for those claims or actions that would not, individually or in the aggregate, have a Company Material Adverse Effect; (iv) the conduct of the business of the Company and its Subsidiaries does not conflict with or infringe any Intellectual Property Rights of any third Person except those that would not, individually or in the aggregate, have a Company Material Adverse Effect; (v) there is no unauthorized use, unauthorized disclosure, infringement, misappropriation or other violation by another Person of any Intellectual Property owned by the Company or its Subsidiaries which would, individually or in the aggregate, have a Company Material Adverse Effect; (vi) the Company or its Subsidiaries have secured valid written assignments from all Persons (including, without limitation, consultant and Employees) who contributed to the creation or development of Intellectual Property Rights created or developed for use by the Company or its Subsidiaries that the Company or its Subsidiaries do not already own by operation of law; and (vii) the Company or its Subsidiaries have taken all reasonable steps to protect and preserve the confidentiality and integrity of all trade secrets, know-how, source codes, databases, confidential and proprietary information, and similar Intellectual Property Rights owned or used in the conduct of the business of the Company or its Subsidiaries and all use, disclosure or appropriation thereof by or to any third Person has been pursuant to the terms of a written agreement between such third Person and the Company or its Subsidiaries.

SECTION 3.16 Material Contracts.

(a)      Section 3.16 of the Company Disclosure Schedule sets forth a list of all Company Material Contracts. “Company Material Contracts” means all written or oral agreements or arrangements to which the Company or any of its Subsidiaries is a party to or bound by and that constitute:

(i)       any “material contract” (as defined in Item 601(b) (10) of Regulation S-K of the SEC);

(ii)      any contract or agreement for the purchase of materials or personal property from any supplier or for the furnishing of services to the Company or any of its Subsidiaries that involves aggregate annual payments by the Company or any of its Subsidiaries of $50,000 or more;

(iii)    any contract or agreement for the sale, license or lease (as lessor) by the Company or any of its Subsidiaries of services, materials, products, supplies or other assets, owned or leased by the Company or any of its Subsidiaries;

(iv)    any non-competition agreement, profit-sharing agreement or any other agreement or obligation which purports to restrict the conduct of any businesses by the Company or any of its affiliates, or the ability of the Company to operate in any geographic area;

(v)      any contract or plans, including any employment, compensation, non-competition, non-solicitation, incentive, retirement, loan, change of control or severance arrangements, with any current or former stockholder, director, officer or Employee of the Company or any Subsidiary of the Company;

(vi)    any agreement, joint venture, product development, research and development or limited partnership agreements or arrangements involving a sharing of profits, losses, costs or liabilities by the Company or any Subsidiary of the Company with any other Person;

(vii)   mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing or guarantee of money or extension of credit in any case in excess of $50,000;

(viii) any standby letter of credit, performance or payment bond, guarantee arrangement or surety bond of any nature involving amounts in excess of $50,000;

(ix)    other contracts not in the Ordinary Course of Business involving annual payments made to or by the Company in excess of $50,000;

(x)      any contract for the sale of any of the assets of the Company or any Subsidiary (whether by merger, sale of stock, sale of assets or otherwise) or for the grant to any Person of any preferential rights to purchase any of its assets (whether by merger, sale of stock, sale of assets or otherwise), in each case, for consideration in excess of $50,000 individually, or $100,000 in the aggregate;

(xi)    any contract relating to the ownership, management or control of any Person in which the Company or a Subsidiary owns any equity interest other than direct and indirect wholly owned Subsidiaries of the Company or another Subsidiary of the Company;

(xii)   any contract pursuant to which the Contemplated Transactions would amend or modify such contract, or would trigger the payment of revenues or fees to the counterparty of such contract;

(xiii) any contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company or any of its Subsidiaries with any right of first refusal with respect to, or right to repurchase or redeem, any securities, except for contracts evidencing Company options;

(xiv)  any contract imposing any confidentiality obligation on the Company or any of its Subsidiaries or containing “standstill” or similar provisions;

(xv)   (A) to which any Governmental Entity is a party or under which any Governmental Entity has a right or obligation, or (B) directly or indirectly benefiting any Governmental Entity (including any subcontract or other contract between the Company or any of its Subsidiaries and any contractor or subcontractor to any Governmental Entity);

(xvi)  requiring that the Company or any of its Subsidiaries give any notice or provide any information to any Person prior to considering or upon accepting any Company Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Company Acquisition Proposal or similar transaction;

(xvii)any contract, agreement or arrangement to allocate, share or otherwise indemnify for Taxes; or

(vxiii)              any contract, agreement, license or arrangement (i) granting or obtaining any right to use any Intellectual Property Rights (other than contracts, agreements, licenses or arrangements granting rights to use readily available commercial Software having an acquisition price of less than $50,000 per contract, agreements, license or arrangement); (ii) restricting the Company’s right, or permitting third Persons to use, any material Intellectual Property Rights; or (iii) setting forth the terms of co-existence pertaining to any Intellectual Property Rights.

(b)      (i) Each Company Material Contract is legal, valid and binding on the Company or one of its Subsidiaries and, to the knowledge of the Company, each other party thereto, and is in full force and effect, (ii) the Company or one of its Subsidiaries, as applicable, and, to the knowledge of the Company, each other party thereto, has performed all material obligations required to be performed by it to date under each Company Material Contract, except where such failure to perform would not result in a Company Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries, as applicable, nor, to the knowledge of the Company, any other party thereto, has violated or defaulted in any material respect or terminated, nor has the Company or any of its Subsidiaries, as applicable, nor, to the knowledge of the Company, any other party thereto, given or received notice of, any material violation or default or any termination under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation, default or termination under) any Company Material Contract. The Company has provided, or made available, to Parent and Merger Sub true and correct copies of each of the Company Material Contracts.

SECTION 3.17 Insurance. Section 3.17 of the Company Disclosure Schedule sets forth a list and description of each insurance policy that covers the Company and its Subsidiaries (including self-insurance), specifying as to each policy (i) the carrier, (ii) policy number, (iii) coverage limits and deductibles, (iv) expiration date, (v) annual premiums, (vi) type of coverage provided, (vii) policy exclusions and (viii) whether such policy is claims or occurrence based. All such policies are in full force and effect, all premiums due thereon have been paid and the Company and its Subsidiaries have complied with the provisions of such policies. Neither the Company nor any of its Subsidiaries has been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Company or its Subsidiaries under or in connection with any of their extant insurance policies. Neither the Company nor any of its Subsidiaries has received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering either the Company or any of its Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Company or any of its Subsidiaries, purchase of additional equipment or material modification of any of the methods of doing business, will be required. Such insurance policies provide full and adequate coverage for all normal risks incident to the Company.

SECTION 3.18 Collective Bargaining; Labor Disputes; Compliance. None of the Company or its Subsidiaries has been, or is now, a party to any collective bargaining agreement or other labor contract and (a) to the knowledge of the Company there is no unionization or organizational activity relating to the Employees, or affecting, the Company; and (b) to the knowledge of the Company no strike, slowdown, picketing, work stoppage, work slowdown or Employee grievance process involving the Company or any of its Subsidiaries is or has been threatened. No application or petition for an election of or for certification of a collective bargaining agent is pending and no grievance, unfair labor practice charge or arbitration proceeding exists. There is no lockout of any Employees by the Company or its Subsidiaries, and no such action is contemplated by the Company or any of its Subsidiaries. Except as set forth in Section 3.18 of the Company Disclosure Schedule, there has been no charge of discrimination filed or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries with any Governmental Entity. The Company is in material compliance with all

Law respecting employment, including, but not limited to, gender, race, disability, national origin or age discrimination, child labor, equal pay, the Occupational Safety and Health Act of 1970, as amended, the Family and Medical Leave Act of 1993, as amended, the Immigration and Nationality Act, the Worker Adjustment and Retraining Notification Act of 1988 and other federal and state Law regarding wages and hours.

SECTION 3.19 Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedule lists all transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company’s affiliates (other than wholly-owned subsidiaries of the Company) or other Persons, on the other hand (an “Affiliate Transaction”). Any Affiliate Transaction at the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company or any of its Subsidiaries as would have been obtainable by the Company or any of its Subsidiaries in a similar transaction with an unaffiliated third party.

SECTION 3.20 Product Warranties.

(a)      Section 3.20(a) of the Company Disclosure Schedule contains a form of each product warranty relating to products produced or sold by the Company or its Subsidiaries or services performed by the Company and its Subsidiaries at any time during the five year period preceding the date of this Agreement.

(b)      Section 3.20(b) of the Company Disclosure Schedule sets forth a true and complete list of (i) all products designed, manufactured, marketed or sold by the Company or its Subsidiaries that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past five (for purposes of this Section 3.20(b), a product shall have been recalled or withdrawn if all or a substantial number of products in a product line were recalled or withdrawn) and (ii) Proceedings (or to the knowledge of the Company, any investigation) by any Governmental Entity (whether completed or pending) at any time during the past five years seeking the recall, withdrawal, suspension or seizure of any product sold by the Company or its Subsidiaries.

(c)      Except as set forth in Section 3.20(c) of the Company Disclosure Schedule, to the knowledge of the Company, (i) no material defect exists in any design, materials, manufacture or otherwise in any products designed, manufactured, marketed or sold by the Company or its Subsidiaries during the past five years and (ii) no defect in, or replacement of, any such products exists which could give rise to any material claim.

(d)      Except for sensors, which are warrantied for life, and except as set forth in Section 3.20(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has sold any products which are subject to an extended warranty of the Company or its Subsidiaries beyond 24 months and which warranty has not yet expired.

(e)      Each of the products designed, manufactured, marketed or sold by the Company or its Subsidiaries has been designed and manufactured to meet and comply with all Law and governmental standards and specifications currently in effect. To the knowledge of the Company, there are no statements, citations or decisions by any Governmental Entity or any product testing laboratory stating that any such product is unsafe or fails to meet any standards, whether mandatory or voluntary, promulgated by such Governmental Entity or testing laboratory, as the case may be. To the knowledge of the Company, there has been no pattern of defects in the design, construction, manufacture, assembly or installation of any product designed, manufactured, marketed or sold by the Company or its Subsidiaries nor any fact relating to any such product that may impose a duty on the Company or its Subsidiaries to recall any product or warn any customer of a defect in any product.

SECTION 3.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company.

SECTION 3.22 Board Action. The Company Board, at a meeting duly called and held, at which all of the directors were present, duly and unanimously: (i) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger; (ii) resolved to recommend that this Agreement and the transactions contemplated hereby, including the Merger, be submitted for consideration by the Company’s stockholders at the meeting of the Company’s stockholders to consider and vote upon the Merger Agreement (the “Company Stockholders’ Meeting”); (iii) resolved to recommend that the stockholders of the Company approve this Agreement and the transactions contemplated hereby, including the Merger; and (iv) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company.

SECTION 3.23 Opinion of Financial Advisor. The Company Board has received the written opinion (or oral opinion to be confirmed in writing) of A.G. Edwards & Sons, Inc., dated January 11, 2007, to the effect that, as of such date, the Merger Consideration to be received by holders of Company Common Stock is fair, from a financial point of view, to such holders. A copy of that opinion has been delivered to Parent.

SECTION 3.24 Control Share Acquisition. No restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “stockholder protection,” “interested stockholder” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any restrictive provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries is, or at the Effective Time will be, applicable to the Company, its Subsidiaries, Parent, Merger Sub, Company Common Stock, the Merger or any other of the Contemplated Transactions.

SECTION 3.25 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the Company’s stockholders necessary (under Law or otherwise), to approve this Agreement (the “Company Stockholder Approval”).

SECTION 3.26 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.3(b) will not, (a) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (b) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

ARTICLE IV

COVENANTS AND AGREEMENTS

SECTION 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees on behalf of itself and its Subsidiaries that, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement or as required by Law, or unless Parent and Merger Sub shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company shall not, and the Company shall not permit any of its Subsidiaries to, take any action except in the Ordinary Course of Business; and the Company will use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers, Employees and consultants of the Company and its Subsidiaries, to preserve the present relationships of the Company and its Subsidiaries with customers, clients, suppliers and other Persons with which the Company and its Subsidiaries have significant business relations and pay all applicable federal and material state, local and foreign Taxes when due and payable (other than those Taxes the payment of which the Company or one of its Subsidiaries challenges in good faith in appropriate proceedings), to operate the business of the Company and its Subsidiaries in compliance with all Law, and to maintain in full force and effect all Permits necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted. Notwithstanding the foregoing, except as set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld or delayed), to:

(a)      amend or propose to amend (i) its Certificate of Incorporation or By-Laws or comparable organizational documents or (ii) any term of any outstanding security issued by the Company or any of its Subsidiaries or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction;

(b)      (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock or other equity or voting interests (other than dividends paid by wholly-owned Subsidiaries of the Company to the Company or another wholly-owned Subsidiary of the Company), (ii)  redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity or voting interests, (iii) issue, sell, pledge, dispose of or encumber any (A) shares of its capital stock or other equity or voting interests, (B) securities convertible into or exchangeable for, or Options, warrants, calls, commitments or rights of any kind to acquire or receive, any shares of its capital stock, interests, securities or any stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the Company Common Stock or (C) Restricted Stock Units or other securities of the Company or any of its Subsidiaries, other than shares of Company Common Stock issued upon the exercise of Options outstanding on the date hereof in accordance with the Stock Plans as in effect on the date hereof or (iv) split, combine or reclassify any of its outstanding capital stock or issue or authorize or propose the issuance of any of other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests;

(c)      incur any aggregate capital expenditures, or any obligations or liabilities in connection therewith, or acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the equity interests of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets, except purchases of supplies in an aggregate amount not to exceed the amount set forth in the Company’s capital expenditure budget for 2007 as delivered to Parent, multiplied by a fraction, (A) the numerator of which is the number of calendar days in the period commencing January 1, 2007 and ending on the Closing Date and (B) the denominator of which is 365;

(d)      amend, enter into, alter, modify or terminate any Company Material Contract, or waive, release or assign any material rights or claims thereunder;

(e)      enter into, amend or otherwise alter any lease or sublease of real property (whether as a lessor, lessee or sublessee) or change, terminate or fail to exercise any right to renew any lease or sublease of real property;

(f)       transfer, lease, license, sell, mortgage, pledge, dispose of, encumber or subject to any Lien any property or assets or cease to operate any assets, other than (A) Inventory in the Ordinary Course of Business; (B) obsolete equipment and property no longer used in the business of the Company or its Subsidiaries and (C) assets which do not have a value of more than $10,000 individually or $50,000 in the aggregate;

(g)      except as required to comply with Law and except as described in Section 4.1(g) of the Company Disclosure Schedules, (i) adopt, enter into, terminate, amend, or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under, any Employee Plan or other arrangement for the current or future benefit or welfare of any current or former director, officer or Employee, other than to the extent necessary to avoid adverse tax consequences under Section 409A of the Code and the proposed regulations and guidance thereunder, (ii) increase or enhance in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or Employee, (iii) pay any benefit not provided for under any Employee Plan as in effect on the date hereof, (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Plan; (v) grant or award to any director, officer or Employee of stock options, restricted stock, stock appreciation rights, stock based or stock related awards, performance units, units of phantom stock or restricted stock, or any removal of existing restrictions in any Employee Plan or agreements or awards made thereunder; or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee plan, agreement, contract or arrangement or Employee Plan;

(h)      except for borrowing under the Company’s Credit Agreement in an amount not exceeding $1,000,000 in the aggregate, (i) repurchase, prepay, incur or assume any material indebtedness, (ii) modify any material indebtedness or other liability in a manner that adversely affects the Company, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel advances to Employees in compliance with Law and in accordance with past practice in an amount not to exceed $20,000 in the aggregate);

(i)       change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) used by it unless required by Law or GAAP;

(j)       make any material Tax election or material change in any Tax election, amend any Tax Returns or enter into any settlement or compromise of any Tax liability of the Company or its Subsidiaries in an amount in excess of $25,000;

(k)      except for the payment of any deductible under an existing insurance policy, (i) pay, discharge, satisfy, settle or compromise (including by judgment or consent decree) any claim, litigation or any legal proceeding (including claims, litigation and legal proceedings of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other of the Contemplated Transactions or otherwise), except for any settlement or compromise involving less than $25,000, but subject to an aggregate maximum of $100,000, including all fees, costs and expenses associated therewith but excluding from such amounts any contribution from any insurance company or other parties to the litigation; (ii) waive, release, grant or transfer any right of material value; or (iii) commence any material legal proceeding;

(l)       enter into any material agreement or arrangement with any of its officers, directors, Employees or any affiliate;

(m)    except as required by Law, adopt or enter into any collective bargaining agreement or other labor union contract applicable to the Employees;

(n)      take any action (or omit to take any action) if such action (or omission) would, or would be reasonably likely to result in (i) any representation and warranty of the Company set forth in this Agreement that is qualified by materiality becoming untrue (as so qualified) or (ii) any such representation and warranty that is not so qualified becoming untrue in any material respect;

(o)      enter into any agreement, arrangement or contract to allocate, share or otherwise indemnify for Taxes; or

(p)      authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

SECTION 4.2 No Solicitation.

(a)      The Company shall not, and shall not authorize or permit any of its Subsidiaries to, nor shall it authorize any officer, director, Employee, investment banker, attorney, accountant or other advisor or agent of the Company or any of its Subsidiaries, directly or indirectly, to (i) solicit, initiate or otherwise knowingly encourage any Company Acquisition Proposal, (ii) provide any non-public information or data to any Person relating to or in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal, engage in any discussions or negotiations concerning a Company Acquisition Proposal, or otherwise take any action knowingly to facilitate any effort or attempt to make or implement a Company Acquisition Proposal, (iii) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any Company Acquisition Proposal, or (iv) approve, recommend, agree to or accept, or propose to approve, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any Company Acquisition Proposal. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons (other than Parent and its affiliates) conducted heretofore with respect to any Company Acquisition Proposal.

(b)      Nothing contained in Section 4.2(a) shall prevent the Company or the Company Board from, prior to the adoption of this Agreement by the holders of Company Common Stock, engaging in any discussions or negotiations with, or providing any information, including non-public information, to, any Person, if and only to the extent that (i) the Company receives from such Person a Company Acquisition Proposal (which, at the time such information is provided by the Company or the Company Board, has not been withdrawn), which was not solicited in violation of Section 4.2(a); (ii) the Company complies with Section 4.2(d); (iii) at least two Business Days prior to commencing discussions or providing any information or data to such Person, the Company provides Parent with written notice advising Parent that the Company Board has received a Company Acquisition Proposal; (iv) following such two Business Days and prior to commencing discussions or providing information to such Person, the Company Board concludes in good faith (after taking into account the advice of outside legal and financial advisors) that (A) the failure to take such action would be inconsistent with its fiduciary duties under Law, and (B) such a Company Acquisition Proposal would reasonably be expected to lead to in a Company Superior Proposal; (v) following such two Business Days and prior to providing any non-public information or data to such Person, the Company Board receives from such Person an executed confidentiality agreement containing terms no less restrictive on such Person than the terms contained in the Confidentiality Agreement at the time the Company and Parent entered into such Confidentiality Agreement; and (vi) the Company provides Parent with written notice advising Parent that the Company Board has determined that such Company Acquisition Proposal would reasonably be expected to lead to in a Company Superior Proposal.

(c)      Nothing in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a)-(b) promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders if the Company Board (after taking into account the advice of outside legal advisors), concludes that its failure to do so would be inconsistent with its fiduciary duties to the Company’s stockholders under Law.

(d)      The Company shall promptly (and in no event later than 24 hours after receipt of any Company Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal or any request for non-public information relating to the Company or any of its Subsidiaries) advise Parent in writing of any Company Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal or any request for non-public information relating to the Company or any of its Subsidiaries (including the identity of the Person making or submitting such Company Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the period prior to Closing. The Company shall keep Parent fully informed with respect to the status of any such Company Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

(e)      The Company agrees not to release or permit the release of any Person from, or waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will, promptly after signing this Agreement, request each Person (other than Parent) that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of any possible Company Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.1 Proxy Statement.

In connection with the Company Stockholders’ Meeting, the Company will, (i) as promptly as reasonably practicable after the date of this Agreement (but in any event within 10 Business Days thereafter), prepare and file a proxy statement (together with any amendments and supplements thereto, the “Proxy Statement”) with the SEC; provided, that the Company will allow the Parent a reasonable opportunity (but in any event not less than five Business Days) to review and comment upon the Proxy Statement prior to any filing of the Proxy Statement with the SEC, (ii) respond, as promptly as reasonably practicable, to any comments received from the SEC with respect to such filing and will provide copies of such comments to Parent promptly upon receipt and provide copies of proposed responses to Parent, giving Parent a reasonable opportunity (but in any event not less than two Business Days) to review and comment upon such responses prior to filing such responses with the SEC, (iii) as promptly as reasonably practicable, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, giving Parent a reasonable opportunity (but in any event not less than two Business Days) to review and comment upon such amendments or supplements prior to filing such amendments or supplements with the SEC, (iv) use its commercially reasonable efforts to have the SEC confirm that it has no further comments on the Proxy Statement and thereafter mail to its stockholders, as promptly as reasonably practicable, the Proxy Statement, (v) to the extent required by Law, as promptly as reasonably practicable, prepare, file and distribute to the Company stockholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholders’ Meeting, and (vi) otherwise use commercially reasonable efforts to comply with all requirements of Law applicable to the Proxy Statement, the Company Stockholders’ Meeting and the Merger. Parent and Merger Sub shall review and comment upon the Proxy Statement as promptly as reasonably practicable, and shall otherwise cooperate with the Company in connection with the preparation of the Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Proxy Statement under Law. If at any time prior to the Effective Time any information relating to the Company, any of its Subsidiaries, Parent or Merger Sub, or any of their respective affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as applicable, the party which discovers such information shall promptly notify the other parties hereto, whereupon (i) the parties shall take all reasonable steps to file with the SEC and have cleared by the SEC an appropriate amendment or supplement describing such information and (ii) to the extent required by Law, the Company shall promptly disseminate such amendment or supplement to the Company’s stockholders.

(b)      None of the information to be supplied by Merger Sub or Parent specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date such document is filed and on the date it is first published, sent or given to the holders of Company Common Stock, and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Company Stockholders’ Meeting, any event with respect to either Merger Sub or Parent, or with respect to information supplied by either Merger Sub or Parent specifically for inclusion or incorporation by reference in the Proxy Statement shall occur which is required to be described in an amendment of, or supplement to, such Proxy Statement such event shall be so described by either Merger Sub or Parent, as applicable, and promptly provided to the Company. All documents that Merger Sub or Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the provisions of the Exchange Act and the rules and regulations thereunder, and each such document required to be filed with any Governmental Entity will comply in all material respects with the provisions of Law as to the information required to be contained therein. Notwithstanding the foregoing, neither Merger Sub nor Parent makes any representation or warranty with respect to the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement.

(c)      None of the information to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date on which each such document is first filed with the SEC and on the date it is first mailed to the holders of the Company Common Stock, and on the date of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the date of the Company Stockholders’ Meeting, any event with respect to the Company or any of its Subsidiaries, or with respect to information supplied by or on behalf of the Company specifically for inclusion in the Proxy Statement shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement, such event shall be so described by the Company, and provided in writing to Parent and Merger Sub. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the

Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form, in all material respects, with the provisions of the Exchange Act and the respective rules and regulations thereunder, and each such document required to be filed with any Governmental Entity will comply in all material respects with the provisions of Law as to the information required to be contained therein. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied or to be supplied by either Merger Sub or Parent for inclusion in the Proxy Statement.

ECTION 5.2 Meeting of Stockholders of the Company.

(a)      The Company shall take all action necessary to duly call, give notice of, convene and hold the Company Stockholders’ Meeting for the purpose of obtaining the approval of this Agreement by the Company stockholders in accordance with Law, at the earliest practicable time. The Company (in consultation with Parent) shall set a record date for persons entitled to notice of, and to vote at, the Company Stockholders’ Meeting. Any solicitation of proxies from Company stockholders by or on behalf of the Company shall be in compliance with Law. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders’ Meeting to the extent necessary (i) to ensure that any supplement or amendment to the Proxy Statement, which is necessary to ensure that the Proxy Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, is provided to the Company’s stockholders in advance of a vote to obtain the Company Stockholder Approval, or (ii) if, as of the time for which the Company Stockholders’ Meeting is originally scheduled, there is an insufficient number of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting.

(b)      Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the Company’s Board unanimously recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders’ Meeting (the unanimous recommendation of the Company’s Board that the Company’s stockholders vote to adopt this Agreement being referred to as the “Company Board Recommendation”); and (ii) except as permitted by Section 5.2(c) below, the Company Board Recommendation shall not be amended, withdrawn, changed conditioned or qualified in a manner adverse to Parent, and no resolution by the Company’s Board or any committee thereof to amend, withdraw, change, condition or qualify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

(c)      Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement at the Company Stockholders’ Meeting, the Company Board Recommendation may be amended, withdrawn, changed conditioned or qualified in a manner adverse to Parent (it being understood and agreed that a “stop, look and listen” communication by the Company Board to the Company’s stockholders pursuant to Rule 14d-9(f) of the Exchange Act in connection with the making or amendment of a tender offer or exchange offer by any Person other than the Company or any of its Subsidiaries or any of their respective affiliates, shall not be deemed to constitute an amendment, withdrawal, modification, change, condition or qualification of the Company Board Recommendation for all purposes of this Agreement) if: (i) a Company Acquisition Proposal is made to the Company and is not withdrawn; (ii) the Company complies with Section 4.2; (iii) the Company provides Parent with at least five Business Days prior notice of any meeting of the Company’s Board at which such board of directors will consider and determine whether such Company Acquisition Proposal is a Company Superior Proposal; provided, that during such five Business Day period, the Company shall provide an opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Company Board Recommendation to the Company’s stockholders; provided, further, that any such proposed adjustment shall be at the discretion of Parent at the time; (iv) the Company’s Board determines in good faith (after consultation with its outside financial advisors and legal advisors and after consideration of any adjustments to the terms and conditions of this Agreement, if any, proposed by Parent pursuant to clause (iii) of this Section 5.2(c)) that such Company Acquisition Proposal constitutes a Company Superior Proposal; and (v) the Company’s Board determines in good faith (after consultation with its outside financial advisors and legal advisors) that, in light of such Company Superior Proposal, the failure by the Company’s Board to amend, withdraw, change, condition or qualify the Company Board Recommendation would result in a breach of its fiduciary obligations to the Company’s stockholders under Law. Unless and until this Agreement shall have been terminated in accordance with its terms, the Company shall comply with its obligations under Section 5.2 whether or not the Company Board amends, withdraws, changes, conditions or qualifies its recommendation regarding this Agreement or recommends any other Company Acquisition Proposal.

(d)      Notwithstanding anything in this Section 5.2 to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Company Superior Proposal that did not result from a breach of this Section 5.2, cause the Company to terminate this Agreement pursuant to Section 7.1(h) and concurrently with such termination enter into a definitive agreement providing for the transactions contemplated by such Company Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 7.1(h), and any purported termination pursuant to Section 7.1(h) shall be void and of no force or effect, unless the Company shall have complied with all of the provisions of this Section 5.2, including the notification provisions.

SECTION5.3 Compliance with Law. The Company, Merger Sub and Parent will each comply in all material respects with all Law and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the Contemplated Transactions.

SECTION 5.4 Notification of Certain Matters.

(a)      The Company shall give prompt notice to Parent and Merger Sub of (a) the occurrence or non-occurrence of any fact, event or circumstance which occurrence or non-occurrence would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (b) any material breach by the Company or any officer, director, Employee or agent of the Company, of any covenant, condition or agreement to be complied with or satisfied by it hereunder and (c) the occurrence or non-occurrence of any fact, event or circumstance which constitutes a Company Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 5.4(a) shall not limit or otherwise affect the remedies available hereunder to Parent or Merger Sub.

(b)      Parent and Merger Sub shall give prompt notice to the Company of (a) the occurrence or non-occurrence of any fact, event or circumstance which occurrence or non-occurrence would be likely to cause any representation or warranty of Parent or Merger Sub contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (b) any material breach by Parent or Merger Sub or any officer, director, Employee or agent thereof, of any covenant, condition or agreement to be complied with or satisfied by it hereunder and (c) the occurrence or non-occurrence of any fact, event or circumstance which constitutes a Parent Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 5.4(b) shall not limit or otherwise affect the remedies available hereunder to the Company.

SECTION 5.5 Confidentiality; Access to Information.

(a)      The parties acknowledge that the Confidentiality Agreement will terminate upon the execution of this Agreement.

(b)      Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, agrees that it shall, and shall cause its respective affiliates and each of their respective officers, directors, employees, financial advisors, consultants and agents to, hold in strict confidence all Confidential Information obtained by them from the other party. The term “Confidential Information” includes all data and information a disclosing party provides to a receiving party, but does not include information which: (i) was or becomes generally available to the public other than as a result of a disclosure by the receiving party or its directors, officers, affiliates, associates, partners, employees, agents or advisors (collectively, “Representatives”); (ii) was or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its advisors, provided, that, to the receiving party’s knowledge, such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, the disclosing party with respect to such information; or (iii) was within the receiving party’s possession prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided, that to the knowledge of the receiving party, the source of such information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, the disclosing party in respect thereof.

(c)      The receiving party hereby agrees that the Confidential Information will be kept confidential by the receiving party; provided, however, that any such Confidential Information may be disclosed by the receiving party to its Representatives who reasonably need to know such information (it being agreed that the receiving party’s Representatives shall be informed by the receiving party of the confidential nature of such information and that by receiving such information they are agreeing to be bound by this agreement). The receiving party agrees to be responsible for any breach of this agreement by any of its Representatives.

(d)      If a receiving party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the receiving party will provide the disclosing party with prompt notice of such request and the documents and/or information requested thereby so that the disclosing party may seek an appropriate protective order and/or waive the receiving party’s compliance with the provisions of this Section 5.5. The receiving party further agrees that if in the absence of a protective order or the receipt of a waiver hereunder the receiving party is nonetheless, upon the advice of its counsel, compelled or otherwise required by Law to disclose Confidential Information, the receiving party may disclose without liability hereunder only that portion of the Confidential Information which its counsel advises in writing that the receiving party is compelled to disclose; provided, however, that the receiving party shall give the disclosing party written notice of the information to be so disclosed as far in advance of its disclosure as is practicable.

(e)      From the date hereof to the Effective Time, upon reasonable advance notice, the Company shall, and shall cause its Subsidiaries and their respective Representatives to, afford the Representatives of Parent and Merger Sub reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to its directors, officers, Employees, representatives, agents, properties, offices and other facilities and to all information systems, contracts, books and records (including Tax Returns, audit work papers and insurance policies), and shall furnish Parent and Merger Sub with all financial, operating and other data and information Parent and Merger Sub through their Representatives may reasonably request. No information received pursuant to this Section 5.5 shall affect or be deemed to modify or update any of the representations and warranties of the Company and its Subsidiaries contained in this Agreement. Notwithstanding the foregoing provisions of this Section 5.5(e), the Company shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to Parent, Merger Sub or any of their respective representatives to the extent that such access or the furnishing of such information is prohibited by Law or by an existing contract. Prior to contacting any personnel of the Company or its Subsidiaries regarding or in connection with the transactions contemplated by this Agreement (other than officers of the Company and its Subsidiaries), Parent and/or Merger Sub shall make a good faith effort to give notice thereof to David J. McNally or Phillip L. McStotts or such other person as has been designated by one of them in writing.

SECTION 5.6Public Announcements. Parent, Merger Sub and the Company shall consult with each other before issuing, and provide each other with the opportunity to review and comment upon, any press release or other public statements or announcements with respect to the Merger and shall not issue any such press release or make any such public statement without the other parties’ consent, except as may be required by Law. The party desiring to make a public statement or disclosure shall consult with the other parties and give them the opportunity to review and comment on the proposed disclosure. Nothing in this Section 5.6 shall prohibit subsequent disclosures that are consistent in all material respects with disclosures previously consented to pursuant to the first sentence of this Section 5.6.

SECTION 5.7 Approval and Consents; Cooperation.

(a)      Subject to Section 5.7(b), each of the Company, Parent and Merger Sub shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary or proper on their part under this Agreement and Law to consummate and make effective the Merger and the Contemplated Transactions as soon as practicable. Without limiting the foregoing, but subject to Section 5.7(b), the parties shall take all reasonable steps as may be necessary to (a) prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, Permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or the Contemplated Transactions (including, but not limited to, those approvals, consents, orders, registrations, declarations and filings set forth in Section 3.5(b) of the Company Disclosure Schedule (collectively, the “Required Approvals”)) and (b)  obtain all such Required Approvals. Each of the Company, Parent and Merger Sub shall use its commercially reasonable efforts to resolve any objections to such Required Approvals, if any, as any Governmental Entity may threaten or assert with respect to this Agreement and the Contemplated Transactions in connection with the Required Approvals. The Company, Parent and Merger Sub each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, affiliates, directors, officers and stockholders and such other matters as may reasonably be necessary in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any third party and/or Governmental Entity in connection with the Merger and the Contemplated Transactions.

(b)      Notwithstanding anything to the contrary in this Agreement, Company, Parent and Merger Sub will use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Law to consummate the Contemplated Transactions in as expeditious manner as possible. In furtherance and not in limitation of the foregoing, each of Parent, Company and Merger Sub agrees (i) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Contemplated Transactions as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be required or requested pursuant to the HSR Act and (ii) to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (and to obtain the necessary approvals under any similar foreign Law, rules or regulations) as soon as practicable; provided, however, that, Parent and Merger Sub shall not be required to implement any required divestiture, hold separate or similar transaction with respect to any assets or agree to waive any substantial rights or to accept any substantial limitation on its operations or to dispose of any significant assets in connection with obtaining any such consent or authorization.

Subject to Law relating to the sharing of information, Company, Parent and Merger Sub shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Company, Parent or Merger Sub, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with any legal proceeding arising under the HSR Act related to the Merger and the Contemplated Transactions. In exercising the foregoing right, each of the Company, Parent and Merger Sub shall act reasonably and as promptly as practicable. None of the Company, Parent or Merger Sub shall agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry related to any legal proceeding arising under the HSR Act related to this Agreement or the Merger unless it consults with the other parties reasonably in advance and, to the extent permitted by such Governmental Entity, gives the other parties the opportunity to attend and participate.

SECTION 5.8 Continuation of Employee Benefits.

(a)      For a period beginning at the Effective Time and ending no earlier than December 31, 2007, Parent or its affiliates shall provide to Employees who continue employment with Parent or any of its affiliates (“Continuing Employees”) benefits that are not materially less favorable, in the aggregate, to the benefits provided to the Continuing Employees immediately prior to the Closing Date. Subject to Section 5.8(b), nothing contained herein shall preclude Parent, the Surviving Corporation or any of their Subsidiaries from terminating the employment of any individual or from amending or terminating any Employee Plan.

(b)      From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company and any current or former officer, director, Employee or consultant of the Company or group of such officers, directors, Employees or consultants described on Section 5.8 of the Company Disclosure Schedule.

(c)      To the extent permitted under Law, each Continuing Employee shall be given credit for all service with the Company (or service credited by the Company) under all employee benefit plans, program policies and arrangements maintained by the Surviving Corporation in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual, including for purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, and (iii) vacation benefits; provided that credit need not be given for prior service for purposes of benefit accrual under any defined benefit pension plan or to the extent such credit would result in duplication of benefits.

(d)      To the extent of any changes in medical, dental or health plans covering Continuing Employees after the Effective Time, and to the extent permissible under such plans, Parent shall cause such plan to (i) waive any preexisting condition limitations to the extent such conditions were covered under the applicable medical, health or dental plans of the Company and (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such Employee on or after the Effective Time to the extent such Employee had satisfied any similar limitation or requirement under an analogous Company plan prior to the Effective Time.

SECTION 5.9 Delisting. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NASDAQ Stock Market, Inc. and to terminate registration of the Company under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.

SECTION 5.10 Real Estate Matters.

(a)      The Company has previously delivered to Parent and Merger Sub an existing title commitment (the “Title Commitment”) for each parcel constituting or comprising the Owned Real Property, showing all matters affecting title to the Owned Real Property and binding the Title Insurer to issue at Closing an Owner’s Policy of Title Insurance on the standard form of policy prescribed for use in the State where the Owned Real Property is located, and (ii) legible copies of all instruments referenced in the Title Commitment.

(b)      The Company has previously delivered to Parent, a current survey of each Owned Real Property prepared by a professional engineer or surveyor licensed in the State where such Owned Real Property is located, bearing a certification acceptable to Parent, Merger Sub and the Title Insurer.

SECTION 5.11 Resignation of Directors and Officers. The Company shall obtain and deliver to Parent prior to the Closing Date (to be effective as of the Effective Time) the resignation of each officer and director of the Company and each of its Subsidiaries (in each case, in their capacities as officers and directors, and not as Employees) as Parent shall specify not less than two Business Days prior to the Closing Date.

SECTION 5.12 Director and Officer Indemnification and Insurance.

(a)      For a period of five (5) years after the Effective Time, to the extent permitted by Law, the Surviving Corporation agrees that it will indemnify and hold harmless each present director and officer of the Company or any of its Subsidiaries (in each case, for acts or failures to act in such capacity or in any other capacity at the request of the Company), determined as of the Effective Time (the “Indemnified Parties”), against any costs, or expenses (including reasonable attorneys’ fees, court costs, expert witness fees, travel costs, duplicating costs, etc.), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any threatened, pending, or completed claim, action, suit, proceeding or investigation, whether brought by or in the right of the Surviving Corporation or otherwise, whether incurred in connection with a settlement of such claims or otherwise, or whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by applicable Law. Notwithstanding anything to the contrary contained herein, the aggregate indemnification obligations of the Surviving Corporation to the Indemnified Parties under this Section 5.12(a) shall not exceed $24,000,000.

(b)      Any Indemnified Party wishing to claim indemnification under Section 5.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially and actually prejudices the indemnifying party, including any rights the indemnifying party may have under any insurance policy. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counselor or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation does not elect to assume such defense, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall be obligated to pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this Section 5.12(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless, the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided, that the fewest number of counsel necessary to avoid conflicts of interest shall be used; (ii) the Indemnified Parties will use their reasonable efforts to cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (such consent not to be unreasonably withheld or delayed).

(c)      Prior to the Closing, the Company will obtain “tail” coverage to the existing policies of officers’ and directors’ liability insurance maintained by the Company as of the date of this Agreement (the “Existing Policy”), which “tail” coverage shall be for a period of no less than five (5) years after the Effective Time; provided, however, that in no event shall the aggregate premiums for such tail coverage over the life of its term exceed $600,000. Such tail coverage shall (i) insure the Company and the Indemnified Parties, (ii) contain retentions, deductibles and coverage exceptions comparable to those contained in the Existing Policy, (iii) provide for aggregate policy coverage limits of $24,000,000 (with no sub-limits), (iv) insure those matters existing or occurring from a date no later than December 5, 2002 through the Effective Time. The Company shall deliver a copy of the application for such tail coverage to Parent and Merger Sub promptly upon its submission to the insurers, together with a representation from each of the members of the Company Board that, to his knowledge, there are no claims threatened or pending that would be required to be disclosed on such application in order to obtain such tail coverage.

(d)       In connection with any indemnification by the Surviving Corporation to an Indemnified Party under Section 5.12 (a), to the extent permitted by Law, the Surviving Corporation shall advance expenses to such Indemnified Parties as incurred; provided, that, such Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that he is not entitled to indemnification under Section 5.12(a). Any such undertaking shall be unsecured. Any such undertaking shall accrue interest the lowest applicable federal rate; provided, however, that such accrued interest amount shall not be payable and shall only reduce the aggregate indemnification obligations of the Surviving Corporation to the Indemnified Parties under Section 5.12(a) . Additionally, the Surviving Corporation shall reimburse the Indemnified Party for any reasonable expenses that such person may incur as an expert witness on behalf of the Company, the Surviving Corporation or another Indemnified Party in any proceeding described in this Section 5.12.

(e)      If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, to the extent not assumed by operation of law, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.12 and all rights to indemnification and/or advancement of expenses contained in any agreement with any Indemnified Parties as in effect on the date hereof with respect to matters occurring on or prior to the Effective Time (including the transactions contemplated hereby). The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and the Surviving Corporation, and his or her or its heirs and representatives. If an Indemnified Party takes legal action against the Surviving Corporation for its failure to comply with its obligations under this Section 5.12 and prevails in such action, the Surviving Corporation shall pay such Indemnified Party for all expenses (as described above) that are reasonably incurred by him in connection with such legal action.

(f)    The obligations of the Surviving Corporation under this Section 5.12 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party to whom this Section 5.12 applies without the prior written consent of the affected Indemnified Party. The Surviving Corporation shall not enter into a settlement of a proceeding described in this Section 5.12 in which an Indemnified Party is jointly liable with the Surviving Corporation, without the prior written consent of such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of fault or culpability by or on behalf of, such Indemnified Party.

(g)    All other rights to indemnification under the Certificate of Incorporation, By-Laws, the certificate of incorporation and by-laws of the Company’s Subsidiaries, or indemnification contracts or undertakings existing in favor of the Indemnified Parties shall terminate on and as of the Effective Time.

SECTION 5.13 Financing. Parent shall use its commercially reasonable efforts to maintain its ability to draw upon an amount equal to the Merger Consideration under the Definitive Financing Agreements. In the event the amount of financing availability under the Definitive Financing Agreements becomes less than the amount of the Merger Consideration, Parent shall promptly (but in no event later than two Business Days following such event) notify the Company in writing of such unavailability, and shall use its commercially reasonable efforts to obtain promptly replacement financing on substantially equivalent terms and conditions from alternative sources.

ARTICLE VI

CONDITIONS OF MERGER

SECTION 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the following conditions:

(a)      Stockholder Approval. This Agreement shall have been duly adopted, and the Merger shall have been duly approved, by the requisite vote of the Company’s stockholders at the Company Stockholders’ Meeting, as required by the DGCL, the Certificate of Incorporation and the By-Laws.

(b)      HSR Act. The waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(c)      No Order. No Law shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Entity that in any of the foregoing cases which is then in effect and which has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger or the Contemplated Transactions.

SECTION 6.2 Additional Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

(a)      Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects their agreements, covenants and obligations contained in this Agreement required to be performed on or prior to the Effective Time and the Company shall have received a certificate of an executive officer of Merger Sub and Parent to that effect in form and substance reasonably satisfactory to the Company and its counsel.

(b)      Representations and Warranties of Parent and Merger Sub. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a result in a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, for purposes of this Section 6.2(b), all materiality qualifications contained in such representations and warranties shall be disregarded). The Company shall have received a certificate of an executive officer of Merger Sub and Parent as to the satisfaction of this Section 6.2(b) in form and substance reasonably satisfactory to the Company and its counsel.

(c)      Suits, Actions and Proceedings. No temporary restraining order, preliminary or permanent injunction or other order, suit, action, proceeding, claim, inquiry or investigation by any Governmental Entity or any third party shall have been issued or be pending before any court of competent jurisdiction or any other Governmental Entity prohibiting or restraining, or seeking to prohibit or restrain, or seeking material damages in connection with, the Merger or the other Contemplated Transactions which would reasonably be expected to interfere with the consummation of the Merger.

(d)      Employment Agreements. The Surviving Corporation shall have entered into employment agreements with each of David J. McNally and Phillip L. McStotts in substantially the forms attached hereto as Exhibit D and Exhibit E, respectively.

SECTION 6.3 Additional Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by Parent and Merger Sub:

(a)      Performance of Obligations of the Company and its Subsidiaries. The Company and its Subsidiaries shall have performed in all material respects their respective agreements, covenants and obligations contained in this Agreement required to be performed on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate of the President or Chief Executive Officer of the Company to that effect in form and substance reasonably satisfactory to Parent and Merger Sub and their counsel.

(b)      Representations and Warranties of the Company and its Subsidiaries. The representations and warranties of the Company contained in this Agreement (other than Sections 3.2 and 3.6) shall be true and correct in all material respects as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, for purposes of this Section 6.3(b), all “Company Material Adverse Effect” qualifications and all other materiality qualifications contained in such representations and warranties shall be disregarded) (it being further understood that the representations and warranties set forth in Sections 3.2 and 3.6 shall be true and correct in all respects as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time). Parent and Merger Sub shall have received a certificate of the President or Chief Executive Officer of the Company as to the satisfaction of this Section 6.3(b) in form and substance reasonably satisfactory to Parent and Merger Sub and their counsel.

(c)      Consents. The Company shall have obtained and provided to Parent and Merger Sub copies of evidence with respect to the consents of Governmental Entities and third parties listed on Section 6.3(c) of the Company Disclosure Schedule, the terms of which consents shall be reasonably satisfactory to Parent and Merger Sub.

(d)      Suits, Actions and Proceedings. No temporary restraining order, preliminary or permanent injunction or other order, suit, action, proceeding, claim, inquiry or investigation by any Governmental Entity or any third party shall have been issued or be pending before any court of competent jurisdiction or any other Governmental Entity prohibiting or restraining, or seeking to prohibit or restrain, or seeking material damages in connection with, the Merger or the other Contemplated Transactions which would reasonably be expected to interfere with the consummation of the Merger.

(e)      No Material Adverse Effect. Since the date of this Agreement, there shall have occurred no Company Material Adverse Effect.

(f)       Audited Financial Statements. The Company shall have completed and delivered to Parent audited consolidated financial statements for the year ended December 31, 2006 prepared in accordance with GAAP applied in a manner consistent with the preparation of the consolidated financial statements of the Company and its Subsidiaries contained in the Company SEC Reports (the “2006 Financial Statements”). In addition, the Company shall deliver to the Parent, in form and substance reasonably satisfactory to Parent and Merger Sub, (i) an unqualified opinion from the Company’s independent public accounting firm, Ernst & Young LLP, with respect to the 2006 Financial Statements, (ii) an attestation report from such accounting firm with respect to the Company’s internal control over financial reporting as contemplated by Section 308(b) of Regulation S-K promulgated under the Securities Act and (iii) management’s report on internal control over financial reporting as required by Section 404(a) of Sarbanes-Oxley.

(g)      Termination of Severance Agreements. The separate Executive Severance Package Agreements, each dated June 18, 2001, between David J. McNally and the Company and Phillip L. McStotts and the Company shall have been terminated in form and substance reasonably satisfactory to Parent and Merger Sub, and all payments due thereunder shall have paid.

(h)      Opinion of Counsel. Parent shall have received the opinion of Jones, Waldo, Holbrook & McDonough PC, counsel for the Company and its Subsidiaries, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent and Merger Sub.

(i)       Employment Agreements. The Surviving Corporation shall have entered into employment agreements with each of David J. McNally and Phillip L. McStotts substantially in the forms attached hereto as Exhibit D and Exhibit E, respectively.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Effective Time, whether before or after the Company Stockholder Approval (provided, that any action taken by a party pursuant to this Article VII shall be authorized by specific resolution of the board of directors of such entity):

(a)      by mutual written consent of the Boards of Directors of Parent, Merger Sub and the Company; or

(b)      by any party hereto, by giving written notice to the other party, if the Effective Time shall not have occurred on or before the date that is six months after the date of this Agreement (the “Termination Date”), provided, however, that the initial Termination Date may be extended by Parent or the Company by giving written notice to the other party at least three Business Days prior to the initial Termination Date for a period of 60 days if (i) the condition set forth in Section 6.1(a), 6.1(b) or Section 6.3(c) has not been satisfied on or prior to such Termination Date, and (ii) all other conditions to the consummation of the Merger are satisfied on or prior to the Termination Date or capable of then being satisfied at the Closing

(other than the condition in Section 6.1(a), 6.1(b) or Section 6.3(c), as applicable); provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to such date has been the cause of, or resulted in, the failure of the Merger to have become effective on or before such date; or

(c)      by any party hereto, if a statute, rule, regulation or executive order shall have been enacted, entered or promulgated, or if a Governmental Entity shall have issued an order, decree, ruling or injunction, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have used all commercially reasonable efforts to remove such injunction, order, decree or ruling; provided, however, that the right to terminate under this Section 7.1(c) shall not be available to any party whose material breach of this Agreement has been the direct and principal cause of such action; or

(d)      by the Company, if either Parent or Merger Sub shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or 6.2 and (ii) is not reasonably capable of being cured by the initial Termination Date (or, if extended pursuant to Section 7.1(b), such extended Termination Date); provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(d) if such breach or failure to perform by Parent or Merger Sub is attributable to a material breach by the Company of any of its representations, warranties, covenants or other agreements contained in this Agreement so as to cause any of the conditions set forth in Section 6.1 or 6.3 not to be satisfied; and provided, further, that the Company shall have given Parent and Merger Sub written notice, delivered at least 20 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d) and the basis for such termination; or

(e)      by Parent and Merger Sub, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or 6.3 and (ii) is not reasonably capable of being cured by the Termination Date (or, if extended pursuant to Section 7.1(b), such extended Termination Date); provided, that Parent and Merger Sub may not terminate this Agreement pursuant to this Section 7.1(e) if such breach or failure to perform by the Company is attributable to a material breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or other agreements contained in this Agreement so as to cause any of the conditions set forth in Section 6.1 or 6.2 not to be satisfied; and provided, further, that Parent and Merger Sub shall have given the Company written notice, delivered at least 20 days prior to such termination, stating Parent and Merger Sub’s intention to terminate the Agreement pursuant to this Section 7.1(e) and the basis for such termination; or

(f)       by Parent and Merger Sub or the Company by giving written notice to the other parties, if, at the Company Stockholders’ Meeting (including any adjournment, continuation or postponement thereof), the Company Stockholder Approval shall not be obtained; except that the right to terminate this Agreement under this Section 7.1(f) shall not be available to the Company where the failure to obtain the Company Stockholder Approval is attributable to the action or failure to act of the Company; or

(g)      by Parent and Merger Sub by giving written notice to the Company, if the Company Board shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement, approved or recommended to the Company’s stockholders a Company Superior Proposal (in compliance with Section 5.2(c)) or resolved to do any of the foregoing; or

(h)      by the Company by giving written notice to Parent and Merger Sub, if the Company Board concludes in good faith (after taking into account the advice of its legal and financial advisors) that a Company Acquisition Proposal constitutes a Company Superior Proposal; or

(i)       by Parent and Merger Sub (at any time prior to the Company Stockholder Approval) by giving written notice to the Company if a Company Triggering Event shall have occurred; or

(j)       by Parent and Merger Sub by giving written notice to the if, since the date of this Agreement, there shall have occurred any Company Material Adverse Effect.

SECTION 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Section 5.5, Section 5.6, Section 7.3, and Sections 8.2 through 8.15), without any liability on the part of any party or its directors, officers or stockholders except as set forth in Section 7.3.

SECTION 7.3 Termination Fee Payable in Certain Circumstances.

(a)      In the event that (i) Parent and Merger Sub terminate this Agreement pursuant to Sections 7.1(b), 7.1(e), 7.1(f) or 7.1(j), then the Company shall pay Parent a fee, in immediately available funds, in the amount of Parent’s and Merger Sub’s Expenses, payable within five Business Days of Parent’s delivery to the Company of receipts detailing such Expenses; provided, however, that the Company shall be obligated to pay such Expenses to Parent upon a termination pursuant to Section 7.1(j) only if the applicable Company Material Adverse Effect was directly and principally caused by the Company’s material breach of this Agreement.

(b)      In the event that (i) the Company terminates this Agreement pursuant to Section 7.1(h), or (ii) Parent and Merger Sub terminate this Agreement pursuant to Sections 7.1(g) or 7.1(i), then the Company shall pay Parent a fee, in immediately available funds, in the amount of $2,750,000 (the “Company Termination Fee”), payable within 10 Business Days of such termination.

(c)      In the event that (i) Parent and Merger Sub terminate this Agreement pursuant to Section 7.1(b) and any Person (other than Parent or any of its affiliates) shall have made a Company Acquisition Proposal (with all percentages included in the definition of Company Acquisition Proposal in such event increased from 20% to 35%, and provided that at the time of such termination by

Parent or Merger Sub (x) the conditions in Section 6.1(b) and (c) shall have been satisfied and (y) the principal reason that the Effective Time has not occurred on or before the Termination Date was not the failure to satisfy the condition in Section 6.1(a)), and (ii) within nine months after such termination of this Agreement, the Company or any of its Subsidiaries enters into any definitive agreement providing for a Company Acquisition Proposal, or a Company Acquisition Proposal is consummated, then the Company shall pay Parent a fee, in immediately available funds, in the amount of the Company Termination Fee, payable upon the first to occur of the events described in clause (ii) of this sentence; provided, that if a Company Termination Fee shall have already have been paid pursuant to Section 7.3(b), the provisions of this Section 7.3(c) shall be inapplicable and no Company Termination Fee shall be due under this Section 7.3(c).

(d)      In the event the Company terminates this Agreement pursuant to Section7.1(d), then Parent shall pay the Company a fee, in immediately available funds, in the amount of the Company’s Expenses, payable within five Business Days of the Company’s delivery to Parent of receipts detailing such Expenses.

(e)      If any party fails to pay when due any amount payable under this Section 7.3, then (i) the non-paying party shall reimburse the other party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and enforcement by such party of its rights under this Section 7.3, and (ii) the non-paying party shall pay the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to 3% over the “prime rate” (as published in the Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

(f)       Subject to Section 7.3(g) below, Parent and Merger Sub’s right to terminate this Agreement and receive, as applicable, the payment of fees pursuant to this Section 7.3 shall be the sole and exclusive remedy of Parent and Merger Sub for monetary damages against the Company and its Subsidiaries and any of their respective Representatives or affiliates. Upon the payment, as applicable, of fees pursuant to this Section 7.3, none of the Company and its Subsidiaries or any of their respective Representatives or affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement. Subject to Section 7.3(g) below, the Company’s rights to terminate this Agreement and receive, as applicable, the payment of fees pursuant to this Section 7.3 shall be the sole and exclusive remedy of the Company and its Subsidiaries for monetary damages against Parent, Merger Sub and any of their respective Representatives or affiliates. Upon the payment, as applicable, of fees pursuant to this Section 7.3, none of Parent, Merger Sub or any of their respective Representatives or affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

(g)      Notwithstanding anything to the contrary contained in this Agreement, in the event that a party to this Agreement commits fraud or intentional breach of this Agreement, the other party shall have the right to pursue all rights and remedies to the extent available under this Agreement, at law or in equity.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.1Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.8 and Section 5.12 shall survive the Effective Time indefinitely and those set forth in Sections 5.5(b), 7.2, 7.3 and Article VIII shall survive termination indefinitely.

SECTION 8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (ii) as of the date sent by facsimile with confirmation of transmission by the transmitting equipment, and (iii) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a)	if to Parent or Merger Sub, a single notice addressed to:

Moog Inc.

Seneca & Jamison Road

East Aurora, New York 14052

Attention:	President
Telephone:	(716) 652-2000
Facsimile:	(716) 687-5465

With a copy, which shall not serve as a notice, to:

Hodgson Russ LLP

One M&T Plaza, Suite 2000

Buffalo, New York 14203

Attention:	Robert J. Olivieri, Esq.
Telephone:	(716) 856-4000
Facsimile:	(716) 849-0349

(b)	if to the Company, to:

ZEVEX International, Inc.

4314 ZEVEX Park Lane

Salt Lake City, Utah 84123

Attention:	President
Telephone:	(801) 264 -1001
Facsimile:	(801) 264 -1051

With a copy, which shall not serve as a notice, to:

Jones, Waldo, Holbrook & McDonough

170 South Main St., Suite 1500

Salt Lake City, Utah 84101

Attention:	Ronald S. Poelman, Esq.
Telephone:	(801) 521-3200
Facsimile:	(801) 328-0537

SECTION 8.3 Expenses. Except as otherwise provided in Section 7.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses; provided, that any fees payable in connection with filings pursuant to the HSR Act shall be paid one-half by the Company and one-half by Parent.

SECTION 8.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Company Disclosure Schedule constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided in Section 5.8 hereof, is not intended to confer upon any other Person any rights or remedies hereunder.

SECTION 8.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

SECTION 8.8 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES). EACH PARTY HEREBY AGREES AND CONSENTS TO BE SUBJECT TO THE JURISDICTION OF FEDERAL AND STATE COURTS LOCATED IN DELAWARE, AND ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT (A) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS; (B) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (C) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

SECTION 8.9 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before the Effective Time; provided, however, that, (i) any such amendment shall be set forth in an instrument in writing signed by a duly authorized officer of each of the parties hereto and (ii) after approval of the Merger by the stockholders of the Company, no such amendment may be made that would violate the provisions of section 251(d) of the DGCL.

SECTION 8.10 Waiver. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by a duly authorized officer of such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

SECTION 8.11 Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile or portable document format (pdf)), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

SECTION 8.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

SECTION 8.13 Interpretation.

(a)      The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any other agreement contemplated hereby, and there is a dispute with respect to the construction or interpretation of such agreement, the dispute resolution procedure provided for in such agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

(b)      The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section , Exhibit or Schedule, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the singular is used herein, the same shall include the plural, where appropriate, and whenever the plural is used herein, the same shall include the singular, where appropriate.

(c)      No provision of this Agreement will be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

SECTION 8.14 Disclosure Generally. The Company Disclosure Schedule is incorporated by reference into, and made a part of, this Agreement. The Company Disclosure Schedule shall be arranged in separate sections corresponding to the numbered and lettered Sections contained in this Agreement. The information disclosed in any numbered or lettered section of the Company Disclosure Schedule shall be deemed to relate to and to qualify the particular representation or warranty set forth in the corresponding numbered or lettered section in this Agreement, as well as each other section of the Company Disclosure Schedule to which the matter relates, so long as the applicability of such matter would be manifestly evident on the face of such disclosure, without reference to attachments or underlying documentation.

SECTION 8.15 Specific Performance. Each party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other parties hereto irreparable harm. Accordingly, each party hereto agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by the such party, the other parties hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

[ signature page follows ]

IN WITNESS WHEREOF, each of the Company, Merger Sub and Parent has caused this Agreement to be duly executed and delivered by its respective duly authorized officer, all as of the date first above written.

ZEVEX INTERNATIONAL, INC.

By:_______________________________________

Name:

Title:

MOOG INC.

By:_______________________________________

Name:

Title:

PUMPCO ACQUISITION CORP.

By:_______________________________________

Name:

Title:

ANNEX A

DEFINED TERMS

“1993 Stock Option Plan” has the meaning set forth in Section 3.2(a).

“1999 Stock Option Plan” has the meaning set forth in Section 3.2(a).

“2006 Equity Plan” has the meaning set forth in Section 3.2(a).

“2006 Financial Statements” has the meaning set forth in Section 6.3(g).

“affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

“Affiliate Transaction” has the meaning set forth in Section 3.19.

“Agreement” has the meaning set forth in the Preamble hereto.

“Ancillary Agreements” has the meaning set forth in Section 2.2.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks are permitted or required by Law to be closed in the State of New York.

“By-Laws” means the By-Laws of the Company, as may be amended or restated from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be amended or restated from time to time.

“Certificate of Merger” has the meaning set forth in Section 1.2.

“Certificates” has the meaning set forth in Section 1.7(b).

“Certifications” has the meaning set forth in Section 3.6(a).

“Cleanup” means all actions required to: (i) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

“Closing” has the meaning set forth in Section 1.11.

“Closing Date” has the meaning set forth in Section 1.11.

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“Code” has the meaning set forth in Section 1.7(g).

“Company” has the meaning set forth in the Preamble hereto.

“Company Acquisition” means, in each case other than the Merger or as otherwise specifically contemplated by this Agreement, (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving the Company or any of its Subsidiaries as a result of which any Person would acquire the securities or assets described in either of clauses (ii) or (iii) below ; (ii) any direct or indirect purchase or sale, lease, exchange, transfer or other disposition of the consolidated assets (including stock of the Company’s Subsidiaries) of the Company and its Subsidiaries, taken as a whole, constituting 20% or more of the total consolidated assets of the Company and its Subsidiaries, taken as a whole, or accounting for 20% or more of the total consolidated revenues of the Company and its Subsidiaries, taken as a whole, in any one transaction or in a series of transactions; or (iii) any direct or indirect purchase or sale of or tender offer, exchange offer or any similar transaction or series of related transactions engaged in by any Person involving 20% or more of the outstanding shares of Company Common Stock; provided, that for purposes of Section 7.3(c), a Company Acquisition shall not include an underwritten offering of Company Stock registered under the Securities Act.

“Company Acquisition Proposal” means an unsolicited, bona fide written proposal regarding a Company Acquisition.

“Company Board” means the Board of Directors of the Company, as the same shall be constituted from time to time.

“Company Board Recommendation” has the meaning set forth in Section 5.2(b).

“Company Common Stock” has the meaning set forth in Section 1.6.

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Material Adverse Effect” has the meaning set forth in Section 3.1.

“Company Material Contracts” has the meaning set forth in Section 3.16(a).

“Company SEC Reports” has the meaning set forth in Section 3.6(a).

“Company Stockholder Approval” has the meaning set forth in Section 3.25.

“Company Stockholders’ Meeting” has the meaning set forth in Section 3.22.

“Company Superior Proposal” means a Company Acquisition Proposal which, (a) is reasonably capable of being consummated, and (b) if consummated, is on terms which the Company Board concludes in good faith (after taking into account the advice of legal and financial advisors) is more favorable to the Company’s stockholders from a financial point of view than the Merger; provided, that if financing is required to consummate the transaction contemplated by such Company Acquisition Proposal, for such Company Acquisition Proposal

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to constitute a Company Superior Proposal, such financing shall be on a committed basis and the terms and conditions of which shall be reasonably achievable by the party making the Company Acquisition Proposal.

“Company Termination Fee” has the meaning set forth in Section 7.3(b).

“Company Triggering Event” means (a) a tender offer or exchange offer relating to the equity securities of the Company shall have been commenced by a Person unaffiliated with Parent and Merger Sub and the Company shall not have sent to its securityholders, within 10 Business Days after the commencement of such tender offer or exchange offer, a statement disclosing that the Company Board recommends rejection of such tender offer or exchange offer; (b) a Company Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Company Acquisition Proposal within 10 Business Days after such Company Acquisition Proposal is announced; or (c) the Company Board fails to reaffirm, unanimously and without qualification, the Company Board Recommendation, or fails to publicly state, unanimously and without qualification, that the Merger is in the best interest of the Company’s stockholders, within five Business Days after Parent requests in writing that such action be taken.

“Confidential Information” has the meaning set forth in Section 5.5(b).

“Confidentiality Agreement” means the Proprietary Information Agreement, dated on or about June 1, 2006, by and between the Company and Parent.

“Contemplated Transactions” has the meaning set forth in Section 2.2.

“Continuing Employees” has the meaning set forth in Section 5.8(a).

“control”, “controlled by” or “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract, credit arrangement or otherwise.

“Costs” has the meaning set forth in Section 5.12(a).

“Credit Agreement” means the Revolving Line of Credit Agreement, dated September 29, 1997, between Bank One and ZEVEX International, Inc., as amended.

“Merger Sub” has the meaning set forth in the Preamble hereto.

“Definitive Financing Agreements” means the Second Amended and Restated Loan Agreement dated as of October 25, 2006 among Moog Inc., the Lenders party thereto, HSBC Bank USA, National Association, as Administrative Agent, Swingline Lender and Arranger, Manufacturers and Traders Trust Company, as Syndication Agent, Bank of America, as Co-Documentation Agent and JPMorgan Chase Bank, N.A., as Co-Documentation Agent, and related agreements.

“DGCL” has the meaning set forth in Section 1.1.

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“Dissenting Shares” has the meaning set forth in Section 1.9.

“EDGAR” has the meaning set forth in Section 3.6(a).

“Effective Time” has the meaning set forth in Section 1.2.

“Employee Plans” has the meaning set forth in Section 3.10(a).

“Employees” mean all individuals employed by the Company or its Subsidiaries.

“Enforceability Limitations” has the meaning set forth in Section 2.2.

“Environmental Claim” means any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” mean all Law relating to pollution or protection of the environment, including without limitation, Law relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all Law with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

“ERISA” has the meaning set forth in Section 3.10(a).

“ERISA Affiliate” has the meaning set forth in Section 3.10(a).

“Exchange Act” has the meaning set forth in Section 2.3(b).

“Exchange Agent” has the meaning set forth in Section 1.7(a).

“Exchange Fund” has the meaning set forth in Section 1.7(a).

“Existing Policy” has the meaning set forth in Section 5.12(c).

“Expenses” mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the consummation of the transactions contemplated hereby.

“Filed Company SEC Reports” has the meaning set forth in Section 3.6(a).

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“GAAP” means United States generally accepted principles and practices, including SEC Regulation S-X and SEC Staff Accounting Bulletins, as in effect from time to time and applied consistently throughout the periods involved.

“Governmental Entity” has the meaning set forth in Section 2.3(b).

“Hazardous Materials” mean all substances, wastes, pollutants, contaminants, chemicals, or other materials regulated by any Environmental Laws.

“HSR Act” has the meaning set forth in Section 2.3(b).

“Indemnified Parties” has the meaning set forth in Section 5.12(a).

“Intellectual Property Rights” means all U.S. and foreign (i) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (ii) trademarks, service marks, trade names, Internet domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (iii) copyrights and copyrightable subject matter (“Copyrights”), (iv) rights of publicity, (v) computer programs (whether in source code, object code, or other form), databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”), (vi) trade secrets and all confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, (vii) all rights in the foregoing and in other similar intangible assets, (viii) all applications and registrations for the foregoing and (ix) all rights and remedies against infringement, misappropriation, or other violation thereof with respect to the foregoing.

“Interim Financial Statements” has the meaning set forth in Section 3.6(d).

“Inventory” means all raw material, work-in-process and finished goods inventory of the Company and its Subsidiaries.

“knowledge of the Company” or “the Company’s knowledge” means the actual knowledge, after reasonable investigation, of David J. McNally, Phillip L. McStotts, Andrea Kendall, Philip Eggers, Timothy Govin and Michael Henderson and including matters that such individuals would reasonably be expected to know, given their positions.

“Laws” mean any applicable federal, state, county, municipal, local or foreign statute, constitution, principle of common law, resolution ordinance, code, rule, regulation, permit, consent, waiver, notice, approval, registration, license, judgment, order, decree, injunction or other authorization issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or under the authority of the NASDAQ Stock Market, Inc.

“Leased Real Property” means the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

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“Lien” has the meaning set forth in Section 2.3(a).

“Major Stockholders” mean David J. McNally and Phillip L. McStotts.

“Merger” has the meaning set forth in the Recitals hereto.

“Merger Consideration” has the meaning set forth in Section 1.6(a).

“Merger Sub” has the meaning set forth in the Preamble hereto.

“Off-Balance Sheet Arrangements” has the meaning set forth in Section 3.6(d).

“Options” has the meaning set forth in Section 1.8(a).

“Ordinary Course of Business” means, with respect to the Company and/or its Subsidiaries, the ordinary course of its or their business, as applicable, consistent with past custom and practice.

“Owned Real Property” has the meaning set forth in Section 3.14(b)(i).

“Parent” has the meaning set forth in the Preamble hereto.

"Parent Material Adverse Effect" means any result, occurrence, condition, fact, change, violation, event or effect of any of the foregoing that, individually or in the aggregate with any such other results, occurrences, conditions, facts, changes, violations, events or effects, prevents or materially impairs the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms hereof other than: (i) any adverse change, effect, event, occurrence, state of fact or development resulting from any change in Law after the date hereof; (ii) the taking of any action by Parent and/or Merger Sub that is required by this Agreement; or (iii) the failure of Parent and/or Merger Sub to take any action prohibited by this Agreement..

“Permits” has the meaning set forth in Section 3.11.

“Permitted Liens” mean: (i) liens for current Taxes that are not yet due or delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements contained in the Company SEC Reports; (ii) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or repairmen’s liens arising in the Ordinary Course of Business with respect to amounts not yet overdue or are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements contained in the Company SEC Reports; (iii) with respect to the Owned Real Property, minor title defects or irregularities that do not, individually or in the aggregate, materially impair the value or use of such property, the consummation of this Agreement or the operations of the Company and its Subsidiaries; and (iv) as to any Leased Real Property, any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which does not materially impair the value or use of such Leased Real Property; and (v) purchase money liens and liens securing rental payments under capital lease arrangements.

“Person” means any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, special purpose vehicle, any

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unincorporated organization, any other entity, a “group” of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a Governmental Entity.

“Proceedings” has the meaning set forth in Section 2.6.

“Proxy Statement” has the meaning set forth in Section 5.1(a).

“Real Property Leases” mean the real property leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries is a party.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“Representatives” has the meaning set forth in Section 5.5(b).

“Required Approvals” has the meaning set forth in Section 5.7(a).

“Restricted Stock Units” has the meaning set forth in Section 1.8(a).

“Sarbanes-Oxley” has the meaning set forth in Section 3.6(a).

“SEC” means the United States Securities and Exchange Commission or any other Governmental Entity administering the Securities Act and the Exchange Act.

“Securities Act” has the meaning set forth in Section 3.2(a).

“Stock Plans” has the meaning set forth in Section 1.8

“Subsidiary” means, with respect to any Person, (a) any corporation with respect to which such Person, directly or indirectly, through one or more Subsidiaries, (i) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or (ii) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (b) any partnership with respect to which (i) such Person or a Subsidiary of such Person is a general partner, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (c) any limited liability company with respect to which (i) such Person or a Subsidiary of such Person is the sole manager or managing member, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the managers or other Person or body responsible for the governance or management thereof or (d) any other entity in which such Person has, and/or one or more of its Subsidiaries have, directly or indirectly, (i) more than a 50% ownership interest or (ii) the power to appoint or elect or direct the

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appointment or election of a majority of the directors or other person or body responsible for the governance or management thereof.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Statute” has the meaning set forth in Section 3.24.

“Tax Return” means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

“Taxes” mean (i) all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments) franchise, estimated, severance, stamp, and other taxes; and (ii) all interest, fines, penalties or additions attributable to or in respect of any items described in clause (i).

“Termination Date” has the meaning set forth in Section 7.1(b).

“Title Commitment” has the meaning set forth in Section 5.10(a).

“Title Insurer” means the issuer of the Title Commitment.

“Treasury Regulations” mean the regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding regulations).

“Voting Agreement” has the meaning set forth in the Recitals hereto.

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EXHIBIT A

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of __________, 2007 (this “Agreement”), is made by and between MOOG INC., a New York corporation (“Moog”), and ______________________ (“Stockholder”). Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Merger Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with the right to vote or direct the vote of the number of common shares without par value (the “Company Common Shares”) of ZEVEX International, Inc., a Delaware corporation (the “Company”), as set forth opposite Stockholder’s name on the signature page hereof (such shares, together with any Company Common Shares acquired by Stockholder prior to the termination of this Agreement, are collectively referred to herein as the “Shares”);

WHEREAS, concurrently with the execution of this Agreement, Moog, Pumpco Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”); and

WHEREAS, as a condition to the willingness of the Company, Moog and Merger Sub to enter into the Merger Agreement, Moog has requested Stockholder to agree, and in order to induce Moog to enter into the Merger Agreement, Stockholder is willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger and the other transactions contemplated by the Merger Agreement, and to grant to Moog an irrevocable proxy to vote the Shares upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.	Voting of Shares.

Until the Expiration Date (as hereinafter defined), Stockholder hereby agrees that, at the Company Stockholders’ Meeting, any other meeting of the stockholders of the Company (however called) and by written consent of the stockholders of the Company in lieu of any such meeting, Stockholder will (i) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (ii) vote or direct the vote of all of the Shares (A) in favor of the adoption of the Merger Agreement, and (B) against (1) any Company Acquisition Proposal, (2) any action or agreement submitted for the approval of the stockholders of the Company that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would reasonably be expected to result in any of the conditions to the Merger Agreement not being fulfilled, (3) any change in the present capitalization of the Company submitted for approval of the stockholders of the Company, (4) any amendment to the Certificate of Incorporation or By-Laws submitted for approval of the stockholders of the Company, or (5) any other action submitted for approval of the stockholders of the Company which in the case of each of the matters referred to in this clause (B) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated in a timely manner; and (C) in favor of any other matter necessary for consummation or in furtherance of the transactions contemplated by the Merger Agreement which is considered at any such meeting of the Company’s stockholders or in such written consent in lieu thereof. In connection therewith, Stockholder shall execute any documents which are necessary or appropriate in order to effectuate the foregoing. In addition, Stockholder agrees that it will, upon request by Moog, furnish written confirmation, in form and substance reasonably acceptable to Moog, of Stockholder’s vote in favor of the Merger Agreement.

Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Moog a proxy, which shall be deemed to be coupled with an interest, in the form attached as Exhibit “A” (the “Proxy”), which shall be irrevocable to the extent permitted by Law, covering the total number of Shares.

Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder, or any affiliate thereof, from acting in his capacity as director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in his capacity as a stockholder of the Company and no actions taken by Stockholder in his capacity as an officer or director of the Company will constitute a breach hereof.

Section 2.       No Transfer of Shares. Other than as permitted under Section 3 of this Agreement, Stockholder shall not, prior to the Expiration Date, directly or indirectly, (a) sell, assign, transfer (including by operation of law), tender, pledge or otherwise dispose of or encumber any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer (including by operation of law) or other disposition of any Shares. Stockholder has no present intention of taking any of the foregoing actions prior to the Expiration Date.

Section 3.       Purchase of Shares; Exercise of Options. Stockholder agrees that he shall not directly or indirectly acquire additional Shares. Notwithstanding the foregoing, Stockholder may exercise Options and in connection with such exercise may sell, assign, transfer, pledge or otherwise encumber the Company Common Stock so purchased in an amount necessary to pay the exercise price of and any applicable taxes arising out of such exercise, all in compliance with the terms of the applicable Stock Plan under which such Options were granted; provided, however, that such Company Common Stock that Stockholder acquires and retains as a result of such exercise will be treated as Shares for the purpose of this Agreement and the Proxy.

Section 4.       Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Moog with respect to itself and its ownership of its Shares as follows:

(a)     Stockholder has full legal capacity to execute and deliver this Agreement and the Proxy and to consummate the transactions contemplated hereby.

(b)    Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Shares and will continue to be the beneficial owner of the Shares until the Expiration Date, and during such period the Shares will be free and clear of any liens, claims, options, charges or other encumbrances.

(c)     This Agreement has been duly executed and delivered by such Stockholder.

This Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally, by general equity principles, (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate any law applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is bound or affected; or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of Stockholder, including, without limitation, Stockholder’s Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder’s assets is bound or affected.

Until the Expiration Date, Stockholder, solely in his capacity as such and not in his capacity as an officer or director of the Company, shall not (and will use Stockholder’s reasonable best efforts to cause the Company, its directors, officers or Employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it not to), directly or indirectly through another Person, (i) solicit, initiate or encourage any Company Acquisition Proposal, (ii) provide any information or data to any Person relating to or in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could lead to a Company Acquisition Proposal, engage in any discussions or negotiations concerning a Company Acquisition Proposal, or otherwise take any action to facilitate any effort or attempt to make or implement a Company Acquisition Proposal, (iii) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any Company Acquisition Proposal, or (iv) approve, recommend, agree to or accept, or propose to approve, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any Company Acquisition Proposal. In the event that Stockholder receives, solely in his capacity as a stockholder of the Company and not in his capacity as an officer or director of the Company, from any third party any offer or indication of interest (whether made in writing or otherwise) regarding any of the transactions referred to in the foregoing sentence, or any request for information about the Company with respect to any of the foregoing, Stockholder shall immediately advise Moog in writing of any request for information or of any Company Acquisition Proposal and the material terms and conditions of such request or Company Acquisition Proposal, including the name of any Person making a Company Acquisition Proposal. Stockholder shall promptly (and in no event later than 24 hours after receipt of any Company Acquisition Proposal, any inquiry or indication of interest that could lead to a Company Acquisition Proposal or any request for information) advise Moog in writing of any Company Acquisition Proposal, any inquiry or indication of interest that could lead to a Company Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries (including the identity of the Person making or submitting such Company Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the period prior to Expiration Date to Stockholder, solely in his capacity as a stockholder of the Company and not in his capacity as an officer or director of the Company.

Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.

Stockholder agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Moog, to carry out the purpose and intent of this Agreement.

Stockholder understands and acknowledges that Moog is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder.

Section 5.       Representations and Warranties of Moog. Moog hereby represents and warrants to Stockholder as follows:

(a)     Moog is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Moog has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Moog have been duly authorized by all necessary action on the part of Moog.

(b)    (i) No filing with any Governmental Entity and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Moog and the consummation by Moog of the transactions contemplated hereby, except for the filing with the SEC of any reports or schedules pursuant to the Exchange Act as may be required, and (ii) none of the execution and delivery of this Agreement by Moog, or the consummation by Moog of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of Moog, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Moog is a party or by which Moog or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as could not reasonably be expected to impair Moog’s ability to perform its obligations under this Agreement.

Section 6.       Additional Documents. Stockholder and Moog hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

Section 7.       Termination. This Agreement and the Proxy delivered in connection herewith shall terminate upon the earliest to occur of (i) the Effective Time; (ii) the date of the termination of the Merger Agreement or (iii) the mutual consent of the parties hereto (the “Expiration Date”); provided, however, that no such termination shall relieve any party of liability for a breach hereof prior to the Expiration Date.

Section 8.       Expenses. Each party hereto shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entering into of this Agreement.

Section 9.	Miscellaneous.

(a)      This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by a duly authorized officer of each of the parties hereto.

(b)    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law (including by merger or consolidation) or otherwise without the prior written consent of the other parties hereto; provided, however, that Moog may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Moog. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

(c)     The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

(d)    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (ii) as of the date sent by facsimile with confirmation of transmission by the transmitting equipment, and (iii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

if to Stockholder, to:
_____________________

c/o ZEVEX International, Inc.

4314 ZEVEX Park Lane

Salt Lake City, Utah 84123

Attention:	President
Telephone:	(801) 264 -1001
Facsimile:	(801) 264 -1051

With a copy, which shall not serve as a notice, to:

Jones, Waldo, Holbrook & McDonough PC

170 South Main St., Suite 1500

Salt Lake City, Utah 84101

Attention:	Ronald S. Poelman, Esq.
Telephone:	(801) 521 -3200
Facsimile:	(801) 328 -0537

if to Moog, to:

Moog Inc.

Seneca & Jamison Road

East Aurora, New York 14052

Attention:	President
Telephone:	(716) 652-2000
Facsimile:	(716) 687-5465

With a copy, which shall not serve as a notice, to:

Hodgson Russ LLP

One M&T Plaza, Suite 2000

Buffalo, New York 14203

Attention:	Robert J. Olivieri, Esq.
Telephone:	(716) 856-4000
Facsimile:	(716) 849-0349

(e)     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF. EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT

SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR AN DELAWARE STATE COURT.

(f)     The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(g)    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(h)    The parties agree that Moog will be irreparably damaged and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. It is accordingly agreed that, in addition to any other remedies that may be available to Moog upon any such violation, Moog shall have the right to enforce such covenants and agreements by specific performance, injunctive relief, or by any other means available to Moog at law or in equity.

(i)      This Agreement may be executed in one or more counterparts (including via facsimile or portable document format (pdf)), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to the sections and paragraphs of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[ signature page follows ]

IN WITNESS WHEREOF, each of the Moog and Stockholder has caused this Agreement to be duly executed and delivered by its respective duly authorized officer, all as of the date first above written.

Stockholder:

_______________________________________

Name:

Shares Held:______________________________

Moog:

MOOG INC.

By:_______________________________________

Name:

Title:

Form of Irrevocable Proxy

The undersigned is a party to the Voting Agreement, dated as of January __, 2007 (the “Voting Agreement”), by and between MOOG INC., a New York corporation (“Moog”), and the undersigned.

The undersigned hereby revokes any previous proxies previously granted with respect to any Shares (as defined in the Voting Agreement) and appoints Moog, and any individual who shall be designated by Moog, with full power of substitution and re-substitution, as attorney-in-fact and proxy of the undersigned to attend any and all meetings of stockholders (and any adjournments or postponements thereof) of ZEVEX International, Inc., a Delaware corporation (the “Company”), solely to vote all Shares (as defined in the Voting Agreement) in accordance with the terms of the Voting Agreement. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement.

This proxy has been granted pursuant to Section 1 of the Voting Agreement. This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the term of the Voting Agreement to the fullest extent permitted under Delaware law, except that such proxy shall terminate upon the termination of the Voting Agreement.

The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

__________________________________________
Name:

Date:

EXHIBIT B

Form of Certificate of Incorporation for the Surviving Corporation

CERTIFICATE OF INCORPORATION

OF

PUMPCO ACQUISITION CORP.

________________________________

Under Section 102 of the General

Corporation Law of the State of Delaware

1.	The name of the Corporation is Pumpco Acquisition Corp.

2.        The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

3.        The purposes of the Corporation are to engage in any lawful act or activities for which Corporations may be organized under the General Corporation Law of the State of Delaware.

4.        The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000 shares of the par value of $1.00 each, all of which shall be common stock.

5.        The name and mailing address of the sole incorporator are Chantel M. Burns, c/o Hodgson Russ LLP, One M&T Plaza, Suite 2000, Buffalo, New York 14203-2391.

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6.        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

7.        Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

8.        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.         To the extent permitted by the General Corporation Law of the State of Delaware (or any statute succeeding such law), as such law now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director occurring during the time this Paragraph 9 is in effect.

THE UNDERSIGNED, being the sole incorporator and authorized person for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein are true and, accordingly, has hereunto set her hand this 11th day of January, 2007.

___________________________________________________

Chantel M. Burns, Sole Incorporator

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EXHIBIT C

Form of By-Laws for the Surviving Corporation

BY-LAWS

OF

PUMPCO ACQUISITION CORP.

ARTICLE I

Meetings of Stockholders

Section 1. Annual Meeting. The annual meeting of stockholders of the corporation for the election of directors and for the transaction of other business shall be held at such time and such place within or without the State of Delaware as shall be determined by the board of directors or the President and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special Meetings. A special meeting of stockholders may be called by the board of directors or the President, and shall be called by the President, the Secretary or an Assistant Secretary at the request in writing of a majority of the board of directors, or at the request in writing of the holders of record of a majority of the outstanding shares of the stock of the corporation entitled to vote at the meeting. Each special meeting of stockholders shall be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

Section 3. Notice and Purpose of Meetings. Written notice of each meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with first-class postage thereon prepaid, directed to each stockholder at his address as it appears on the records of the corporation.

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Section 4. Procedure. At each meeting of stockholders the order of business and all other matters of procedure may be determined by the person presiding at the meeting.

Section 5. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of the stock of the corporation registered in the name of each stockholder. Such list shall be open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. Except as otherwise required by law or the certificate of incorporation, a quorum at all meetings of stockholders shall consist of the holders of record of not less than a majority of the outstanding shares of the stock of the corporation entitled to vote at the meeting, present in person or represented by proxy, except when the stockholders are required to vote by class, in which event the holders of record of not less than a majority of the outstanding shares of the appropriate class shall be present in person or represented by proxy.

Section 7. Adjournments. The stockholders entitled to vote who are present in person or represented by proxy at any meeting of stockholders, whether or not a quorum shall be present at the meeting, shall have power by a majority of the votes cast to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting held without notice at which a quorum shall be present any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of the stock of the corporation standing in his or her name on the record of stockholders on the record date fixed for the meeting or, if no record date for the meeting was fixed, on the date of the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may act in person or

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may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three years from its date unless it provides for a longer period.

Directors elected at any meeting of stockholders shall, except as otherwise required by law, be elected by a plurality of the votes cast. All other corporate action to be taken by vote of stockholders shall, except as otherwise required by law or the certificate of incorporation, be authorized by a majority of the votes cast. Unless otherwise provided in the certificate of incorporation, the vote for directors shall be by ballot, but the vote upon any other question before a meeting of stockholders shall not be by ballot unless required by law or unless the person presiding at such meeting shall so direct or unless any stockholder present in person or by proxy and entitled to vote thereon shall so demand.

Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action (including, without limitation, adoption, amendment or repeal of by-laws) which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken and the date of each signature, shall be signed by the holders of outstanding shares of the stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consents signed by a sufficient number of stockholders to take action shall be delivered to the corporation within sixty days of the earliest dated consent so delivered. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10. Waiver of Notice. Whenever notice is required by law or these by-laws to be given to any stockholder, a written waiver thereof, signed by such stockholder in person or by proxy, whether before or after the time stated therein, shall be deemed equivalent to notice. The attendance of any stockholder at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice.

Section 11. Inspectors of Election. The board of directors may, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are

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not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any inspector appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. No person who is a candidate for the office of director of the corporation shall act as an inspector at any meeting of the stockholders at which directors are elected.

Section 12. Duties of Inspectors of Election. Whenever one or more inspectors of election may be appointed as provided in these by-laws, he, she or they shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

Section 13. Fixing Record Date. The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, except that the board of directors may, by resolution, fix a different record date which shall not precede the date such resolution is adopted and shall not be more than sixty nor less than ten days before the date of the meeting. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be either the first date on which a signed written consent provided for in these By-Laws is delivered to the corporation or, if prior action by the board of directors is required by law, at the close of business on the day on which the board of directors adopts the resolution taking such prior action, except that the board of directors may, by resolution, fix a different record date which shall neither precede nor be more than ten days after the date such resolution is adopted. The record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto, except that the board of directors may, by resolution, fix any other record date not more than sixty days prior to such action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting of

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stockholders and any adjournment thereof, or to receive payment of such dividend or such other distribution or such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of shares of the stock of the corporation, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any shares of the stock of the corporation on the books of the corporation after any such record date so fixed. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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ARTICLE II

Directors

Section 1. General Powers. The property, business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 2. Number and Qualifications. The board of directors shall consist of one or more members. The exact number of directors shall be fixed from time to time by action of the stockholders or by vote of a majority of the entire board of directors.

Section 3. Election and Term of Office. Except as otherwise required by law or these by-laws, each director shall be elected at the annual meeting of stockholders of the corporation and shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Section 4. Resignation. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified therein; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal of Directors. Except as otherwise provided by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares of the stock of the corporation then entitled to vote at an election of directors.

Section 6. Vacancies. Newly created directorships and vacancies in the board of directors, including vacancies resulting from the resignation of directors effective immediately or at a future date or from the removal of directors, with or without cause, may be filled by vote of the stockholders, by vote of a majority of the directors then in office (including directors whose resignations are effective at a future date), although less than a quorum, or by the sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. A vote to fill a vacancy or vacancies created by the resignation or resignations of a director or directors effective at a future date shall take effect when the resignation or resignations become effective.

Section 7. First Meeting of Newly Elected Directors. The first meeting of the newly elected board of directors may be held immediately after the annual meeting of stockholders and at the same place as the annual meeting of stockholders, provided a quorum is present, and no notice of the meeting shall be necessary. In

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the event the first meeting of the newly elected board of directors is not held at said time and place, it shall be held as provided in Section 8 or 9 of this Article II.

Section 8. Regular Meetings of Directors. Regular meetings of the board of directors may be held without notice at such time and such place within or without the State of Delaware as may be fixed from time to time by resolution of the board of directors. If any day fixed for a regular meeting shall be a legal holiday at a place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 9. Special Meeting of Directors. A special meeting of the board of directors may be called by the President or, in the absence or disability of the President, any Vice President, or by any two directors, or if there is only one director by that one director. Each special meeting of the board of directors may be held at such time and such place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 10. Notice of Special Meeting. Notice of each special meeting of the board of directors, stating the time and place thereof, shall be given by the President, any Vice President, the Secretary, any Assistant Secretary or any member of the board of directors, to each member of the board of directors i) not less than three days before the meeting by depositing the notice in the United States mail, with first-class postage thereon prepaid, directed to each member of the board of directors at the address designated by him or her for such purpose (or, if none is designated, at his or her last known address), or ii) not less than twenty-four hours before the meeting by either (1) delivering the same to each member of the board of directors personally, (2) sending the same by telephone, telegraph, cable or wireless to the address designated by him or her for such purposes (or, if none is designated, to his or her last known address) or (iii) delivering the notice to the address designated by him or her for such purpose (or, if none is designated, to his or her last known address). The notice of any meeting of the board of directors need not specify the purpose or purposes for which the meeting is called, except as otherwise required by law or these by-laws.

Section 11. Quorum and Action by the Board. At all meetings of the board of directors, except as otherwise required by law or these by-laws, a quorum shall be required for the transaction of business and shall consist of not less than a majority of the entire board of directors, and the vote of a majority of the directors present shall decide any question that may come before the meeting. A majority of the directors present, whether or not a

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quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

Section 12. Procedure. The order of business and all other matters of procedure at every meeting of the board of directors may be determined by the person presiding at the meeting.

Section 13. Committees of Directors. The board of directors may, by resolution adopted by vote of a majority of the entire board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the property, business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the board of directors in reference to amending the certificate of incorporation, adopting any agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the by-laws of the corporation, declaring a dividend or authorizing the issuance of stock. Each such committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. A majority vote of all the members of any such committee may fix its rules or procedure, determine its actions and fix the time and place within or without the State of Delaware for its meetings and specify the number of members required to constitute a quorum and what notice thereof, if any, shall be given, unless the board of directors shall otherwise provide. The board of directors may at any time fill vacancies in, change the membership of or discharge any such committee.

Section 14. Compensation of Directors. The board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity

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and receiving compensation therefor. Members of committees of the board of directors may be allowed like compensation for attending committee meetings.

Section 15. Action Without a Meeting. Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board of directors or committee shall be filed with the minutes of the proceedings of the board of directors or committee.

Section 16. Presence at Meeting by Telephone. Members of the board of directors or any committee thereof may participate in a meeting of the board of directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 17. Waiver of Notice. Whenever notice is required by law or these by-laws to be given to any director, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE III
Officers

Section 1. Officers. The board of directors shall annually, at the first meeting of the board of directors after the annual meeting of stockholders, elect a President, a Secretary, and a Treasurer. The board of directors may from time to time elect or appoint such additional officers as it may determine. Such additional officers shall have such authority and perform such duties as the board of directors may from time to time prescribe.

Section 2. Term of Office. The President, the Secretary and the Treasurer shall each, unless otherwise determined by the board of directors, hold office until the first meeting of the board of directors following the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Each additional officer appointed or elected by the board of directors shall hold office for such term as shall be determined from time to time by the board of directors and until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 3. Removal. Any officer may be removed or have his or her authority suspended by the board of directors at any time, with or without cause.

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Section 4. Resignation. Any officer may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified therein; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office arising for any reason may be filled by the board of directors.

Section 6. The President. The President shall be the chief executive officer of the corporation. He or she shall preside at all meetings of stockholders and of the board of directors. He or she shall have the powers and duties of immediate supervision and management of the corporation which usually pertain to his or her office, and shall perform all such other duties as are properly required of him or her by the board of directors.

Section 7. The Vice Presidents. Vice Presidents may be designated by such title or titles as the board of directors may determine, and each Vice President in such order of seniority as may be determined by the board of directors shall, in the absence or disability of the President, or at his or her request, perform the duties and exercise the powers of the President. Each of the Vice Presidents also shall have such powers as usually pertain to his or her office and shall perform such duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Section 8. The Secretary and Assistant Secretaries. The Secretary shall issue notices of all meetings of stockholders and of the board of directors where notices of such meetings are required by law or these by-laws. He or she shall attend meetings of stockholders and of the board of directors and keep the minutes thereof in a book or books to be provided for that purpose. He or she shall affix the corporate seal to and sign such instruments as require the seal and his or her signature and shall perform such other duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

The Assistant Secretaries may, in the absence or disability of the Secretary, or at his or her request or the request of the President, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board of directors shall prescribe.

Section 9. The Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all the moneys and securities of the corporation. He or she shall cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received by him or her and paid by him or her on account of the corporation. He or she shall make and sign such reports, statements and instruments as may be required of him or her by the board of directors or by the laws of the United States or of any state, country or

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other jurisdiction in which the corporation transacts business, and shall perform such other duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

The Assistant Treasurers may, in the absence or disability of the Treasurer, or at his or her request or the request of the President, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the board of directors shall prescribe.

Section 10. Officers Holding Two or More Offices. Any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or otherwise to be executed or verified by two or more officers.

Section 11. Duties of Officers May be Delegated. In case of the absence or disability of any officer of the corporation, or in case of a vacancy in any office or for any other reason that the board of directors may deem sufficient, the board of directors, except as otherwise provided by law, may temporarily delegate the powers or duties of any officer to any other officer or to any director.

Section 12. Compensation. The compensation of all officers shall be determined by the board of directors. The compensation of all other employees shall be fixed by the President within such limits as may be prescribed by the board of directors.

Section 13. Security. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise, as may be required from time to time by the board of directors.

ARTICLE IV

[ intentionally omitted ]

ARTICLE V
Shares and Their Transfer

Section 1. Certificates. Every stockholder of the corporation shall be entitled to a certificate or certificates, to be in such form as the board of directors shall prescribe, certifying the number of shares of the stock of the corporation owned by him or her.

Section 2. Issuance of Certificates. Certificates representing shares of stock of the corporation shall be numbered, in the order in which they are issued and shall be signed by the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer of the corporation who has signed or

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whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

Section 3. More Than One Class of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except for restrictions on transfer of stock (as provided in section 202 of the General Corporation Law of Delaware), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4. Stock Ledger. A record shall be kept by the Secretary, by the transfer agent, or by any other officer, employee or agent designated by the board of directors, of the name of the individual, firm or corporation holding the shares of the stock of the corporation represented by each certificate, the number of shares represented by such certificate, the date of issue thereof and, in case of cancellation, the date of cancellation thereof.

Section 5. Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares of the stock of the corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the stock of the corporation to receive dividends, and to vote as such owner, and to hold liable for call and assessment a person registered on its books as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part

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of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7. Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the certificate of incorporation or these by-laws, concerning the issue, transfer and registration of certificates representing shares of the stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents or one or more registrars, and may require all such certificates to bear the signature or signatures of any of them.

Section 8. Lost, Stolen and Destroyed Certificates. The board of directors may in its discretion cause a new certificate representing shares of the stock of the corporation to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate to have been lost, stolen or destroyed; but the board of directors may in its discretion refuse to issue a new certificate except upon the order of a court having jurisdiction in such matters. When authorizing such issue of a new certificate, the board of directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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ARTICLE VI

Finances

Section 1. Corporate Funds. The funds of the corporation shall be deposited in its name with such banks, trust companies or other depositories as the board of directors may from time to time designate. All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by such officer or officers, employee or employees, agent or agents as the board of directors may from time to time designate. No officers, employees or agents of the corporation, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the corporation or to bind the corporation thereby, except as provided in this Section 1.

Section 2. Fiscal Year. The fiscal year of the corporation shall be the Saturday in September or October that is closest to September 30.

Section 3. Dividends; Reserves. Dividends upon the stock of the corporation, payable out of funds legally available therefor, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the stock of the corporation. Before declaring any dividend, the board of directors may set aside out of any funds of the corporation legally available for dividends such sum or sums as the board of directors from time to time in its discretion shall deem proper as a reserve for working capital, for contingencies, for equalizing dividends or for such other purpose or purposes as the board of directors shall deem conducive to the interests of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

Section 4. Loans to Employees and Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation, including any officer or employee who is also a director of the corporation, whenever in the judgment of the board of directors such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

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ARTICLE VII
Corporate Seal

Section 1. Form of Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware", and shall otherwise be in such form as shall be prescribed from time to time by the board of directors.

Section 2. Use of Seal. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner.

ARTICLE VIII
Amendments

Section 1. Procedure For Amending By-Laws. By-laws of the corporation may be adopted, amended or repealed (a) at any meeting of stockholders, notice of which shall have referred to the proposed action, by the holders of a majority of the shares of the corporation then entitled to vote at an election of directors, or (b) if the power to adopt, amend or repeal by-laws shall have been conferred upon the directors in the certificate of incorporation, at any meeting of the board of directors, notice of which shall have referred to the proposed action, by the vote of a majority of the entire board of directors.

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INDEX TO BY-LAWS

Page
ARTICLE I	Meetings of Stockholders	1
Section 1. Annual Meeting	1
Section 2. Special Meetings	1
Section 3. Notice and Purpose of Meetings	2
Section 4. Procedure	2
Section 5. List of Stockholders	2
Section 6. Quorum	2
Section 7. Adjournments	3
Section 8. Voting; Proxies	3
Section 9. Consent of Stockholders in Lieu of Meeting	4
Section 10. Waiver of Notice	4
Section 11. Inspectors of Election	5
Section 12. Duties of Inspectors of Election	5
Section 13. Fixing Record Date	5

ARTICLE II Directors	7
Section 1. General Powers	7
Section 2. Number and Qualifications	7
Section 3. Election and Term of Office	7
Section 4. Resignation	7
Section 5. Removal of Directors	7
Section 6. Vacancies	7
Section 7. First Meeting of Newly Elected Directors	8
Section 8. Regular Meetings of Directors	8
Section 9. Special Meeting of Directors	8
Section 10. Notice of Special Meeting	9

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Section 11. Quorum and Action by the Board	9
Section 12. Procedure	9
Section 13. Committees of Directors	10
Section 14. Compensation of Directors	11
Section 15. Action Without a Meeting	11
Section 16. Presence at Meeting by Telephone	11
Section 17. Waiver of Notice	11
ARTICLE III Officers	12
Section 1. Officers	12
Section 2. Term of Office	12
Section 3. Removal	12
Section 4. Resignation	12
Section 5. Vacancies	12
Section 6. The President	13
Section 7. The Vice Presidents	13
Section 8. The Secretary and Assistant Secretaries	13
Section 9. The Treasurer and Assistant Treasurers	13
Section 10. Officers Holding Two or More Offices	14
Section 11. Duties of Officers May be Delegated	14
Section 12. Compensation	14
Section 13. Security	15
ARTICLE IV Intentionally Omitted	15
ARTICLE V Shares and Their Transfer	15
Section 1. Certificates	15
Section 2. Issuance of Certificates	15
Section 3. More Than One Class of Stock	15
Section 4. Stock Ledger	16

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Section 5. Transfer of Shares	16
Section 6. Registered Stockholders	16
Section 7. Regulations	17
Section 8. Lost, Stolen and Destroyed Certificates	17
ARTICLE VI Finances	18
Section 1. Corporate Funds	18
Section 2. Fiscal Year	18
Section 3. Dividends; Reserves	18
Section 4. Loans to Employees and Officers	18
ARTICLE VII Corporate Seal	19
Section 1. Form of Seal	19
Section 2. Use of Seal	19
ARTICLE VIII Amendments	19
Section 1. Procedure For Amending By-Laws	19

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EXHIBIT D

Form of Employment Agreement with David J. McNally

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”) made this ___ day of ___________, 2007, by and between ZEVEX, INC., a Delaware corporation with its principal place of business at 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123 (“ZEVEX” or the “Company”) and DAVID J. McNALLY, a United States citizen residing at 5663 Twincreek Road, Salt Lake City, Utah 84108 (“Executive”).

WHEREAS, Executive was a major shareholder of ZEVEX International, Inc. (“Parent”), and has been employed by Parent’s wholly owned subsidiary, ZEVEX, as its President and Chief Executive Officer; and

WHEREAS, Moog Inc. (“Moog”), Pumpco Acquisition Corp. and Parent are parties to the Agreement and Plan of Merger, dated as of January 12, 2007 (the “Merger Agreement”); and

WHEREAS, (i) ZEVEX is engaged in the business of designing, manufacturing, and distributing (A) enteral nutrition pumps, disposable sets and accessories and (B) ultrasonic sensors and surgical handpieces, optoelectronic components and electronic instruments and (ii) Moog, through its medical products businesses, is engaged in the business of designing, manufacturing, and distributing (X) ambulatory electronic infusion pump products and systems, disposable sets and accessories and (Y) disposable, non-electronic infusion pump products and systems, disposable sets and accessories and (Z) disposable, non-electronic syringe infusion pump products and systems, disposable sets and accessories (all businesses of ZEVEX and Moog medical products businesses are collectively referred to as the “Business”); and

WHEREAS, as a material condition to the closing of the transactions contemplated by the Merger Agreement, Executive will enter into this Agreement and be employed by Company as its General Manager, and thereafter as General Manager of Marketing and Sales for Moog Inc.’s medical products businesses pursuant to the terms of this Agreement;

NOW, THEREFORE, Executive and the Company agree as follows:

1.        Employment. Subject to the terms and conditions set forth in this Agreement and in the Merger Agreement, Company hereby employs Executive and Executive hereby accepts employment with Company.

2.        Term. The term of Executive’s employment hereunder shall commence on the date hereof and terminate on December 31, 2008 (the “Term”). The Term may be extended by the mutual written consent of both parties.

3.        Title and Duties. For an initial portion of the Term commencing on the date hereof and ending on a date determined by the Company (but in no event later than the first anniversary of the date of this Agreement) (the “Initial Period”), Executive’s title shall be General Manager of the Company with the duties set forth in Schedule A hereto. Immediately subsequent to the Initial Period and for the remainder of the Term, Executive’s title shall be General Manager of Marketing and Sales of Moog’s medical products businesses with the duties set forth in Schedule B hereto. Throughout Executive’s employment with the Company, Executive agrees to devote all of his business time and energy to the performance of such duties and responsibilities as the Company’s officers, directors and other appropriate representatives of Company and/or of Moog may, from time-to-time, reasonably assign to him. Executive agrees to perform such duties and responsibilities in a faithful manner and to the best of Executive’s ability. Executive shall be appointed a Vice President of the Company as of the date hereof.

4.        Location. Executive’s principal place of employment shall be the Company’s principal offices located at 4314 ZEVEX Park Lane, Salt Lake City, Utah. Executive will be required to travel as necessary and in a manner consistent with Moog’s policies in connection with the operations of the Business. Executive may endeavor to limit the amount of travel requiring overnight stays away from Executive’s principal place of business provided such limitations do not in any way adversely affect the Company’s business interests. The parties agree that, during the Term, Executive will not be obligated to spend more than an average of six overnight stays per calendar month away from the Company’s principal place of business unless expressly agreed to by Executive.

5.        Expenses. The Company will reimburse Executive for all reasonable out-of-pocket business expenses that Executive incurs in fulfilling his duties hereunder, subject to the limitations and conditions set forth in the Company’s expense reimbursement policies.

6.	Compensation.

a.        Base Salary. Commencing on the date hereof through December 31, 2007, the Company will pay Executive base compensation at the annual rate of $265,000 per year (“Base Salary”), payable in regular installments in accordance with the Company’s standard payroll procedures, less applicable deductions and withholdings required by law and/or authorized by Executive. For the period commencing from January 1, 2008 through December 31, 2008, the Base Salary may be increased at the Company’s discretion, but in no event will the Base Salary during such period be less than $265,000 per year.

b.        Bonus. Upon completion of the 60th day of the Term, Executive shall receive from the Company a payment of $50,000, less applicable deductions and withholdings required by law and/or authorized by Executive. In addition, on or before December 31, 2007, Executive shall receive a second payment from the Company of $100,000, less applicable deductions and withholdings required by law and/or authorized by Executive.

c.        Incentive Plans. Commencing on the date hereof through December 31, 2007, Executive will continue to participate in the “2007 Management Incentive

Plan.” For the period commencing from January 1, 2008 through December 31, 2008, Executive will participate in a bonus plan that the Company may implement for participation by its executives on terms commensurate with Executive’s duties; provided, however, if the Company does not establish such a bonus plan in 2008 for its executives, then the Company and Executive will agree upon an appropriate bonus arrangement with respect to the Executive for 2008 consistent with the Moog Inc. management profit sharing plan.

7.        Employee Benefits. Executive shall be eligible for employee benefits as the Company determines to make available for similarly situated executives of the Company as modified by the Company from time-to-time in its discretion. The current employee benefits that Executive can anticipate upon the commencement of this Agreement are set forth in Schedule C hereto.

8.        Employer Policies. Executive agrees to abide by the Company’s policies and procedures which may be modified from time to time by the Company in its discretion and all applicable laws and rules in connection with the performance of his work for the Company.

9.	Termination and Severance Benefits.

a.        In the event Executive’s employment terminates or is terminated (i) by Executive for any reason except the Company’s breach of this Agreement, or (ii) by Company for “cause” (as hereinafter defined), Executive will receive his Base Salary and accrued benefits through the last day of employment, but Executive will have no further entitlement to additional compensation, including bonuses, severance pay or any other Company-paid benefits or perquisites of employment.

b.        In the event Executive’s employment is terminated (i) upon Executive’s death or disability (as hereafter defined), (ii) by Company without cause or (iii) by Executive because of Company’s breach of this Agreement, and provided Executive executes a separation agreement in a form mutually satisfactory to Moog and Executive (that includes a standard release of claims but does not otherwise include terms inconsistent with or in addition to those set forth herein), Executive will be entitled to (A) his Base Salary and accrued bonuses and benefits through the last day of his employment, (B) an additional payment equal to the lesser of (1) an amount equal to 360 days of his Base Salary then in effect or (2) an amount equal to his Base Salary through the final day of Term and (C) to the extent not previously paid, the bonuses payable under Section 6b. above; provided, that upon any such termination, Executive will have no further entitlement to additional compensation, including other bonuses, severance pay or any other Company-paid benefits or perquisites of employment.

c.        For the purposes of this Agreement, “cause” will be deemed to exist upon: (i) theft or malfeasance by Executive in the conduct of the Business; (ii) the failure or refusal by Executive to perform material duties and/or responsibilities assigned to him under this Agreement or the breach by Executive of any material provision of this Agreement, in either case that continues uncured following 10 days written notice thereof (a “Notice of Breach”) to Executive (provided, however, that Executive shall not be entitled to receive a Notice of Breach, and shall not be provided a 10 day right to cure, more than one time per incident); (iii) the breach by Executive of a fiduciary duty or duty of loyalty to the Company; (iv) Executive’s conviction for or plea of nolo contendre to any crime involving moral turpitude, any felony or any crime against the Company or its affiliates; (v) use of alcohol or controlled substances by Executive during work hours, or the use by Executive of illegal drugs at any time; or (vi) any intentional act(s) or omission(s) by Executive that, in the good faith and reasonable opinion of the President of Moog, is materially harmful to the business, goodwill or reputation of Moog or any of its subsidiaries or affiliates (“Moog Companies”), whether or not such actions or omissions occur during the course of Executive’s employment.

d.        For the purposes of this Agreement, “disability” means any mental or physical condition that renders Executive unable to perform the essential functions of his position, with or without reasonable accommodation, for an aggregate period in excess of ninety (90) days.

10.     Confidentiality. Executive has had and will have access to, and has gained and will gain extensive knowledge with respect to, all aspects of the Company’s and Parent’s businesses and will have access to, and gain extensive knowledge with respect to the business of other Moog Companies, including but not limited to the trade secrets, financial results and information, processes and techniques, methods of doing businesses and information concerning customers and suppliers, and other valuable and confidential information of such companies which is not generally known to the public (the “Confidential Information”). The parties acknowledge that unauthorized disclosure or misuse of the Confidential Information may cause irreparable damage to the Moog Companies following the date hereof. The parties also agree that covenants by Executive not to make unauthorized disclosures of the Confidential Information are essential to the growth and stability of the business of the Moog Companies following the date hereof. Accordingly, Executive agrees that he will not at any time (i) use any of the Confidential Information in any way except in furtherance of the business of the Moog Companies or any of their or their parents, subsidiaries or affiliates or (ii) disclose to any other person any Confidential Information obtained by Executive in the course of his past connection with ZEVEX or Parent, or obtained by Executive in the course of employment with the Company and/or other Moog Companies.

11.     Non-Competition and Non-Solicitation. For the period beginning on the date of this Agreement and ending on the earlier to occur of (i) the first anniversary of the date on which Executive’s employment with any of the Moog Companies terminates pursuant to Section 9.a above or (ii) the date on which Executive’s employment with any of the Moog Companies terminates pursuant to Section 9.b above (the “Covenant Period”), Executive agrees that he will not, directly or indirectly, for his own account or as an agent, employee, officer, director, trustee, consultant or member, partner, shareholder or other equity holder of any corporation, firm, company, partnership or other entity (other than as an owner of 1% or less of any class of publicly traded securities), or otherwise:

a.        render any service or attempt to render any service, design, manufacture, sell, distribute or market or attempt to design, manufacture, sell, distribute or market any product or service, or engage in any business activity that is the same as, substantially similar to or otherwise competitive, directly or indirectly, with the Business (any such business being referred to hereinafter as “Restricted Business”) anywhere in the world to which the business of ZEVEX extends at the time of this Agreement or during its Term, and anywhere in the world to which the business of any of the Moog Companies extends at the time of this Agreement or during its Term.

b.        call on or solicit Restricted Business from (i) any current customer of Moog, Parent or ZEVEX, (ii) any customer who has purchased products or services from Moog, Parent or ZEVEX within 12 months prior to the date of this Agreement, or (iii) any customer who purchases products or services in the field of the Business from Moog, Parent or ZEVEX during the term of Executive’s employment with the Company; or

c.        solicit the employment of any person (i) who was employed by Moog, Parent or ZEVEX or their affiliates on the date of this Agreement or within six months prior to such date or (ii) who is employed by ZEVEX, Parent or any of the Moog Companies during the Term.

d.        Executive acknowledges and agrees that the Covenant Period and the other restrictions contained in Section 11 are reasonable, legitimate and fair to Executive and necessary to protect the interests of the Company in light of the Merger Agreement and Executive’s subsequent employment with the Company.

12.     Equitable Remedies. Executive (a) acknowledges that his failure to comply with any provision of Sections 10 and 11 of this Agreement will cause the Company and/or other Moog Companies irreparable harm and that a remedy at law for such failure would be an inadequate remedy for the Company and/or other Moog Companies; and (b) consents to the Company and/or other Moog Companies petitioning a court having jurisdiction to order specific performance, an injunction, a restraining order or any other equitable relief in order to enforce such compliance. The rights of the Company and other Moog Companies to obtain such equitable relief will be in addition to any other remedy to which they may be entitled to under applicable law (including, but not limited to monetary damages).

13.     Taxation. The Company makes no representation with respect to the taxation of any amount payable under this Agreement under the Internal Revenue Code of 1986, as amended (the “Code”) including, but not limited to, Section 409A of the Code. Any purported representation to the contrary, oral or written, shall be unauthorized, invalid and of no force or effect. However, notwithstanding any other provision in this Agreement, to the extent that any amounts payable under this Agreement (i) are subject to Code § 409A and (ii) the time or form of payment of those amounts would not be in compliance with Code § 409A, then payment of those amounts will be made at such time and in such a manner that the payment will be in compliance with Code § 409A. If the time or form of payment cannot be modified in such a way as to be in compliance with Code § 409A, then the payments will be made as otherwise provided in this Agreement, disregarding this Section 13.

14.     Notice. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll records.

15.     Attorneys’ Fees. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

16.     Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts executed in and to be performed entirely within that state (without regard to conflicts of laws principles). Each party hereby agrees and consents to be subject to the jurisdiction of the federal and state courts located in Utah, and any and all disputes between the parties hereto arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts; (ii) such party and such party’s property is immune from any legal process issued by such courts; or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

17.     Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

18.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

19.     Consideration. Executive agrees that the amounts that he received in connection with his continued employment as described herein is full and adequate consideration for his covenants set forth in this Agreement; and that no further payment of any kind, or at any time for any reason, is required as consideration to support such covenants.

20.     Waiver. No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and on course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

21.     Recitals. The recitals are hereby incorporated in and made a part of this Agreement.

22.     Entire Agreement; Defined Terms. Any specially capitalized terms used, and not otherwise defined, in this Agreement will have the same meaning as provided for in the Merger Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement. This Agreement cannot be modified or amended except in a writing signed by Executive and an officer of the Company.

[ signature page follows ]

IN WITNESS THEREOF, the parties hereto have signed this Agreement as of the date first above written.

ZEVEX, INC.
By:____________________________________
Name:__________________________________
Title:___________________________________

_______________________________________
DAVID J. McNALLY

SCHEDULE A

General Manager Job Description

General Purpose of the Job:

The General Manager is responsible for vision and strategic direction, establishing areas of responsibility, assigning authority, recruiting competent managers and establishing priorities under the direction of the Moog Inc. Vice President in charge of its Medical Devices Group.

Duties and Tasks:

Typical Percentage of Time	Duties/Responsibilities and Tasks
50%

General Management

•     Review corporate and individual performance, establish goals and objectives for:

o                Quality and Regulatory

o                Sales and Marketing

o                Research and Development

o                Operations

o                Finance and Accounting

o                Human Resources

•     Develop metrics for performance with management team

•     Develop and manage to budgets, with participation of finance group

•     Meet with managers regularly to assess progress and resources

•     Support recruiting of managers and employees

•     Communicate with managers and employees

•     Chair Operations Steering Committee meetings

10%	Moog Communication • Review quarterly performance • Prepare and present presentations • Meet with and hold phone conversations periodically with Moog managers
15%	Strategic Planning • Business development activities • Financial modeling and alternative plan analysis
20%	Sales • Participate in on-site meetings with customers • Support off-site meetings with customers and prospects • Review pricing and sales proposals • Review sales performance and proposed strategies

5%

Management of Intellectual Property Portfolio

•     Patent strategy development with patent counsel

•     Review of patent and trademark filings

•     Maintenance of patent and trademark filings

•     Support litigation, where necessary

Supervisory Responsibilities: All Department Heads including Finance (co-managed with the Moog Inc. Vice President in charge of its Medical Devices Group), Operations, Research and Development, HR, Quality and Regulatory Affairs, Marketing and Sales (co-managed with the Director of Business Development for the Moog Inc. Medical Devices Group).

SCHEDULE B

General Manager of Marketing And Sales Job Description

TO BE DETERMINED

This job description will be developed by mutual agreement of the Executive and the Company during the Initial Term.

SCHEDULE C

Employee Benefits

During the Initial Term, the Executive will receive employee benefits that are not materially less favorable, in the aggregate, than the benefits provided to him immediately prior to the date hereof.

After the Initial Term, the Executive’s employee benefits will be as set forth in the attached Schedule C-1.

EXHIBIT E

Form of Employment Agreement with Phillip L. McStotts

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”) made this ___ day of ___________, 2007, by and between ZEVEX, INC., a Delaware corporation with its principal place of business at 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123 ( “ZEVEX” or the “Company”) and PHILLIP L. McSTOTTS, a United States citizen residing at 1292 Sophia Circle

Salt Lake City, Utah 84123 (“Executive”).

WHEREAS, Executive was a major shareholder of ZEVEX International, Inc. (“Parent”), and has been employed by Parent’s wholly owned subsidiary, ZEVEX, as its Chief Financial Officer; and

WHEREAS, Moog Inc. (“Moog”), Pumpco Acquisition Corp. and Parent are parties to the Agreement and Plan of Merger, dated as of January 12, 2007 (the “Merger Agreement”); and

WHEREAS, ZEVEX is engaged in the business of designing, manufacturing, and distributing (i) enteral nutrition pumps, disposable sets and accessories and (ii) ultrasonic sensors and surgical handpieces, optoelectronic components and electronic instruments (the “Business”); and

WHEREAS, as a material condition to the closing of the transactions contemplated by the Merger Agreement, Executive will enter into this Agreement and be employed by Company as its Transition Manager pursuant to the terms of this Agreement;

NOW, THEREFORE, Executive and the Company agree as follows:

1.        Employment. Subject to the terms and conditions set forth in this Agreement and in the Merger Agreement, the Company hereby employs Executive and Executive hereby accepts employment with the Company.

2.        Term. The term of Executive’s employment hereunder shall commence on the date hereof and terminate on the last day of the sixth month following the date hereof (the “Term”).

3.        Title and Duties. Executive’s title during the Term will be Transition Manager, with the duties set forth in Schedule A hereto. Throughout Executive’s employment with the Company, Executive agrees to devote all of his business time and energy to the performance of such duties and responsibilities as the Company’s officers, directors and other appropriate representatives of the Company and/or of Moog may, from time-to-time, reasonably assign to him. Executive agrees to perform such duties and responsibilities in a faithful manner and to the best of Executive’s ability.

4.        Location. Employee’s principal place of employment shall be the Company’s principal offices located at 4314 ZEVEX Park Lane, Salt Lake City, Utah. Executive will be required to

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travel as necessary and in a manner consistent with Moog’s policies in connection with the operations of the Business. Executive may endeavor to limit the amount of travel requiring overnight stays away from Executive’s principal place of business provided such limitations do not in any way adversely affect the Company’s business interests.

5.        Expenses. The Company will reimburse Executive for all reasonable out-of-pocket business expenses that Executive incurs in fulfilling his duties hereunder, subject to the limitations and conditions set forth in the Company’s expense reimbursement policies.

6.	Compensation.

a.        Base Salary. During the term, the Company will pay Executive base compensation at the annual rate of $225,000 per year (“Base Salary”), payable in regular installments in accordance with the Company’s standard payroll procedures, less applicable deductions and withholdings required by law and/or authorized by Executive.

b.        Bonus. Upon completion of the 60th day of the Term, Executive shall receive from the Company a payment in the sum of $50,000, less applicable deductions and withholdings required by law and/or authorized by Executive. In addition, upon completion of the 120th day of the Term, Executive shall receive a second payment of $50,000 from the Company. On the completion of the last day of the full Term of this Agreement, Executive shall receive a third payment of $50,000 from the Company, less applicable deductions and withholdings required by law and/or authorized by Executive.

7.        Employee Benefits. Executive will receive employee benefits that are not materially less favorable, in the aggregate, than the benefits provided to him immediately prior to the date hereof.

8.        Employer Policies. Executive agrees to abide by the Company’s policies and procedures as may be modified from time to time by the Company and all applicable laws and rules in connection with the performance of his work for the Company.

9.	Termination and Severance Benefits.

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a.         In the event Executive’s employment terminates or is terminated: (i) by Executive for any reason except the Company’s breach of this Agreement, or (ii) by the Company for “cause” (as hereinafter defined), Executive will receive his Base Salary and accrued benefits through the last day of employment, but Executive will have no further entitlement to additional compensation, including bonuses, severance pay or any other Company-paid benefits or perquisites of employment.

b.         In the event Executive’s employment is terminated (i) upon Executive’s death or disability (as hereafter defined), (ii) by the Company without cause or (iii) by Executive because of the Company’s breach of this Agreement, and provided Executive executes a separation agreement in a form mutually satisfactory to Moog and Executive (that includes a standard release of claims but does not otherwise include terms inconsistent with or in addition to those set forth herein), Executive will be entitled to (A) his Base Salary and accrued benefits through the last day of his employment, (B) an additional payment equal to the lesser of (1) an amount equal to 60 days of his Base Salary then in effect or (2) an amount equal to his Base Salary through the final day of Term and (C) to the extent not previously paid, the bonuses payable under Section 6b. above; provided, that upon any such termination, Executive will have no further entitlement to additional compensation, including other bonuses, severance pay or any other Company-paid benefits or perquisites of employment.

c.         For the purposes of this Agreement, “cause” will be deemed to exist upon: (i) theft or malfeasance by Executive in the conduct of the Business; (ii) the failure or refusal by Executive to perform material duties and/or responsibilities assigned to him under this Agreement or the breach by Executive of any material provision of this Agreement, in either case that continues uncured following 10 days written notice thereof (a “Notice of Breach”) to Executive (provided, however, that Executive shall not be entitled to receive a Notice of Breach, and shall not be provided a 10 day right to cure, more than one time per incident); (iii) the breach by Executive of a fiduciary duty or duty of loyalty to the Company; (iv) Executive’s conviction for or plea of nolo contendre to any crime involving moral turpitude, any felony or any crime against the Company or its affiliates; (v) use of alcohol or controlled substances by Executive during work hours, or the use by Executive of illegal drugs at any time; or (vi) any intentional act(s) or omission(s) by Executive that, in the good faith and reasonable opinion of the President of Moog, is materially harmful to the business, goodwill or reputation of Moog or any or its subsidiaries or affiliates (“Moog Companies”), whether or not such actions or omissions occur during the course of Executive’s employment.

d.         For the purposes of this Agreement, “disability” means any mental or physical condition that renders Executive unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of ninety (90) days.

e.         The Company agrees that certain personal assets of Executive that he owned prior to his employment with the Company, namely his office desk, executive chair, credenza and file cabinet, may be retained by Executive upon the termination of this Agreement.

10.     Confidentiality. Executive has had and will have access to, and has gained and will gain extensive knowledge with respect to, all aspects of the Company’s and Parent’s businesses and will have access to, and gain extensive knowledge with respect to the business of other Moog Companies, including but not limited to the trade secrets, financial results and information, processes and techniques, methods of doing businesses and information concerning customers and suppliers, and other valuable and confidential information of such companies which is not generally known to the public (the “Confidential Information”). The parties acknowledge that unauthorized disclosure or misuse of the Confidential Information may cause irreparable damage to the Moog Companies following the date of this Agreement. The parties also agree that covenants by Executive not to make unauthorized disclosures of the Confidential Information are essential to the growth and stability of the business of the Moog Companies after the date of this Agreement. Accordingly, Executive agrees that he will not at any time (i) use any of the Confidential Information in any way except in furtherance of the business of the Moog Companies or any of their or their parents, subsidiaries or affiliates or (ii) disclose to any other person any Confidential Information obtained by Executive in the course of his past connection with ZEVEX or Parent, or obtained by Executive in the course of employment with the Company and/or other Moog Companies.

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11.     Non-Competition and Non-Solicitation. For the period beginning on the date of this Agreement and ending on the on the earlier to occur of (i) the first anniversary of the date on which Executive’s employment terminates upon expiration of the Term or (ii) the date on which Executive’s employment with the Company terminates pursuant to Section 9.b above (the “Covenant Period”), Executive agrees that he will not, directly or indirectly, for his own account or as an agent, employee, officer, director, trustee, consultant or member, partner, shareholder or other equity holder of any corporation, firm, company, partnership or other entity (other than as an owner of 1% or less of any class of publicly traded securities), or otherwise:

a.        render any service or attempt to render any service, design, manufacture, sell, distribute or market or attempt to design, manufacture, sell, distribute or market any product or service, or engage in any business activity that is the same as, substantially similar to or otherwise competitive, directly or indirectly, with the Business (any such business being referred to hereinafter as “Restricted Business”) anywhere in the world to which the business of ZEVEX extends at the time of this Agreement or during its Term, and anywhere in the world to which the business of any of the Moog Companies extends at the time of this Agreement or during its Term.

b.        call on or solicit Restricted Business from (i) any current customer of Moog, Parent or ZEVEX, (ii) any customer who has purchased products or services from Moog, Parent or ZEVEX within 12 months prior to the date of this Agreement, or (iii) any customer who purchases products or services in the field of the Business from Moog, Parent or ZEVEX during the term of Executive’s employment with the Company; or

c.        solicit the employment of any person (i) who was employed by Moog, Parent or ZEVEX or their affiliates on the date of this Agreement or within six months prior to such date or (ii) who is employed by ZEVEX, Parent or any of the Moog Companies during the Term.

d.        Executive acknowledges and agrees that the Covenant Period and the other restrictions contained in Section 11 are reasonable, legitimate and fair to Executive and necessary to protect the interests of the Company in light of the Merger Agreement and Executive’s subsequent employment with the Company.

12.     Equitable Remedies. Executive (a) acknowledges that his failure to comply with any provision of Sections 10 and 11 of this Agreement will cause the Company and/or other Moog Companies irreparable harm and that a remedy at law for such failure would be an inadequate remedy for the Company and/or other Moog Companies and (b) consents to Company and/or other Moog Companies petitioning a court having jurisdiction to order specific performance, an injunction, a restraining order or any other equitable relief in order to enforce such compliance. The rights of the Company and other Moog Companies to obtain such equitable relief will be in addition to any other remedy to which they may be is entitled to under applicable law (including, but not limited to monetary damages).

13.     Taxation. The Company makes no representation with respect to the taxation of any amount payable under this Agreement under the Internal Revenue Code of 1986, as amended (the “Code”) including, but not limited to, Section 409A of the Code. Any purported representation to the contrary, oral or written, shall be unauthorized, invalid and of no force or effect. However, notwithstanding any other provision in this Agreement, to the extent that any amounts payable under this Agreement (i) are subject to Code § 409A, and (ii)the time or form of payment of those amounts would not be in compliance with Code § 409A, then payment of those amounts will be made at such time and

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in such a manner that the payment will be in compliance with Code § 409A. If the time or form of payment cannot be modified in such a way as to be in compliance with Code § 409A, then the payments will be made as otherwise provided in this Agreement, disregarding this Section 13.

14.     Notice. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll records.

15.     Attorneys’ Fees. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

16.     Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts executed in and to be performed entirely within that state (without regard to conflicts of laws principles). Each party hereby agrees and consents to be subject to the jurisdiction of the federal and state courts located in Utah, and any and all disputes between the parties hereto arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts; (ii) such party and such party’s property is immune from any legal process issued by such courts; or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

17.     Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

18.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

19.     Consideration. Executive agrees that the amounts that he received in connection with his continued employment as described herein is full and adequate consideration for his covenants set forth in this Agreement; and that no further payment of any kind, or at any time for any reason, is required as consideration to support such covenants.

20.     Waiver. No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and on course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

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21.     Recitals. The recitals are hereby incorporated in and made a part of this Agreement.

22.     Entire Agreement; Defined Terms. Any specially capitalized terms used, and not otherwise defined, in this Agreement will have the same meaning as provided for in the Merger Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement. This Agreement cannot be modified or amended except in a writing signed by Executive and an officer of the Company.

[ signature page follows ]

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IN WITNESS THEREOF, the parties hereto have signed this Agreement as of the date first above written.

ZEVEX, INC.

By: _____________________________________
Name:___________________________________
Title: ___________________________________

_________________________________________
PHILLIP L. McSTOTTS

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SCHEDULE A

Duties and Responsibilities

The position reports to the Moog Inc. Vice President in charge of its Medical Devices Group and has the following duties, responsibilities and tasks:

•

participate in the integration of the Company into Moog Inc., primarily in the areas of financial reporting, information technology and human resources, as well as in other areas to be mutually agreed upon by Executive and the Company;

•

finalize and terminate all activities and obligations of the Company with respect to its prior status as publicly traded company, including, (i) terminating the Company’s registration under the Securities Exchange Act of 1934, as amended, (ii) terminating the Company’s listing of its common stock with the NASDAQ Stock Market, Inc. and (iii) terminating the Company’s existing relationships with the registrar and transfer agent of its common stock;

•	assist and provide functional support for the Company’s new financial manager: and

•	be primarily responsible for the execution of all contemplated synergies arising from the consummation of the transactions contemplated by the Merger Agreement.

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EXHIBIT E

Form of Indemnification Agreement

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Annex B

Opinion of A.G. Edwards

January 11, 2007

CONFIDENTIAL

Board of Directors

ZEVEX International, Inc.

4314 ZEVEX Park Lane

Salt Lake City, UT 84123

Attention: Mr. John Lemley

Gentlemen:

We understand that ZEVEX International, Inc. (the “Company” or “ZEVEX”) is reviewing a possible transaction among the Company, Moog, Inc. (“MOOG”) and Pumpco Acquisition Corp. (“Pumpco”), a wholly-owned subsidiary of MOOG, whereby, pursuant to an Agreement and Plan of Merger (the “Agreement”) to be executed on or around January 12, 2007, at the “Effective Time” (as defined in the Agreement) and subject to the terms and conditions of the Agreement and Delaware General Corporation Law, Pumpco shall be merged with and into the Company and the Company shall continue as the surviving corporation and a wholly-owned subsidiary of MOOG (the “Merger”). At the Effective Time by virtue of the Merger, each share of the Company’s common stock that is issued and outstanding will be cancelled and converted into the right to receive an amount in cash equal to $13.00 per share. The holders of options in the Company’s shares, whether or not then exercisable or vested, will have the right to receive an amount in cash equal to $13.00 per share less the per share exercise price multiplied by the number of shares subject to such options. The holder of restricted stock units will also be eligible to receive $13.00 per share, whether or not then vested. In the event the Company issues additional shares of common stock, options, restricted stock units or other equity linked securities prior to the Effective Time, the amount payable per share shall be adjusted so that the total amount paid will not exceed $83.8 million (collectively, the “Consideration”). The Board of Directors (“Board”) of the Company has requested our opinion as to the fairness, from a financial point of view, to the Company’s shareholders of the Consideration to be received pursuant to the Agreement.

A.G. Edwards & Sons, Inc. (“A.G. Edwards”), as part of its investment banking business, is regularly engaged in the valuation of securities and businesses in connection with various types of transactions. The Company has agreed to indemnify A.G. Edwards for certain liabilities that may arise out of the rendering of this opinion and any related activities as financial advisor to the Board. In the ordinary course of business, A.G. Edwards and/or its affiliates may actively trade in the equity securities of ZEVEX and/or MOOG for its own account and/or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. We are not aware of any present or contemplated relationship between A.G. Edwards and the Company, between A.G. Edwards and MOOG, or between A.G. Edwards and Pumpco that, in our opinion, would affect our ability to render a fair and independent opinion in this matter.

A.G. Edwards is acting as exclusive financial advisor to the Board in connection with the Merger and has or will receive a fee from the Company for its services pursuant to the terms of its engagement letter dated December 18, 2006 (“Engagement Letter”).

In connection with this opinion A.G. Edwards has reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

i.)	A review of a draft of the Agreement dated January 11, 2007 and the related documents;

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ii.)

A review of certain historical financial statements including Annual Reports on Form 10-K of the Company for the years ended December 31, 2004 and 2005; certain Quarterly Reports on Form 10-Q of the Company; projected unaudited financial statements for the fourth quarter and year ended December 31, 2006; and projected financial statements for the fiscal years ending 2007 through 2009 of the Company prepared by and reviewed with Company management;

iii.)

Discussions with certain members of management of the Company regarding the past and current business operations, results thereof, financial condition and future prospects of the Company and the industry in which it operates;

iv.)	Discussions with Ernst & Young, the Company’s auditors, regarding the preparation of the Company’s financial statements and other accounting related issues;

v.)	A review of the current market environment for ZEVEX as well as information related to the industries in which the Company operates;

vi.)	A review of the financial terms of certain acquisitions which A.G. Edwards deemed relevant for analytical purposes;

vii.)	A review of the valuations of certain public companies which A.G. Edwards deemed relevant for analytical purposes;

viii.)	A review of the premiums paid to shareholders in public company acquisitions which A.G. Edwards deemed relevant for analytical purposes;

ix.)	A review of the implied valuations of the Company based on discounted present value of its projected cash flows;

x.)	Conversations with management and with Jones Waldo Holbrook & McDonough PC, the Company’s legal advisors, regarding the nature and development of the Agreement and terms of the Merger; and

xi.)	Other analyses that A.G. Edwards considered appropriate.

In preparing its opinion, A.G. Edwards has assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available, furnished to, or otherwise discussed with A.G. Edwards including financial statements and financial projections, as provided to A.G. Edwards by the management of the Company. With respect to financial statements, financial projections and other information provided to or otherwise discussed with A.G. Edwards, A.G. Edwards has assumed and was advised by the management of the Company that such financial statements, projections and other information were reasonably prepared on a basis that reflects the best currently available estimates and judgments of the management of the Company, as to the historical financial performance and the expected future financial performance of the Company. A.G. Edwards was not engaged to, and did not, independently verify the accuracy or completeness of any of such information, nor does it express an opinion with respect thereto. A.G. Edwards has relied upon the assurances of the management of the Company that it is not aware of any facts that would make such information materially inaccurate or misleading. A.G. Edwards performed no audit of assets or liabilities and no appraisal of assets or liabilities of the Company nor has A.G. Edwards been furnished with any such appraisals. A.G. Edwards also did not independently attempt to assess or value any of the intangible assets of the Company (including goodwill) nor did it make any independent assumptions with respect to the application of intangible assets in the Merger.

In performing its analyses, A.G. Edwards made numerous assumptions with respect to the business of the Company and the markets in which it competes. In addition, A.G. Edwards made numerous assumptions with respect to general business and economic conditions, which are beyond the control of the Company. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable to the Company than suggested by such analyses. Such analyses were prepared solely in relation to A.G. Edwards’ evaluation of the fairness, from a financial point of view, to the Company’s shareholders of the Consideration to be received pursuant to the Agreement and are being provided to the Board in connection with the delivery of this fairness opinion.

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A.G. Edwards has assumed in all respects material to its analyses that the terms and conditions of the Merger as described in the Agreement have been and will be complied with by the parties thereto. A.G. Edwards has assumed that the final form of the Agreement will not differ in any material respect from the draft of the Agreement dated January 11, 2007.

A.G. Edwards has also assumed that the representations and warranties of the parties to the Agreement are and will continue to be true and correct, that each party will perform all covenants and agreements required to be performed by it under the Agreement, that all conditions to the consummation of the Merger will be satisfied without any modification or waiver thereof and that all parties to the Agreement have satisfied and will continue to satisfy all the terms and conditions of the Agreement. The assumption that the Merger is consummated in accordance with the terms of the Agreement is a material assumption. A.G. Edwards has also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement or otherwise required will be obtained and that in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated Merger. Additionally, A.G. Edwards has assumed that no legal or regulatory changes that occur after the date hereof will have a material impact on the operations, financial condition or future prospects of the Company.

A.G. Edwards was not engaged to and did not review, nor is it expressing any opinion with respect to, the advisability of the Merger or any alternative transaction or strategic alternative that may be available to the Company. A.G. Edwards’ opinion also does not address the merits of the underlying decision by the Board and the Company to engage in the Merger. A.G. Edwards is not making any recommendation as to how any member of the Board or any holder of shares of the common stock should vote with respect to the Merger.

In rendering its opinion A.G. Edwards assumed that the Merger will be accounted for in accordance with U.S. Generally Accepted Accounting Principles.

A.G. Edwards’ opinion is necessarily based on economic, geopolitical, market, financial and other conditions and circumstances as in effect on, and the information known to the A.G. Edwards employees working on the engagement with the Board pursuant to the Engagement Letter, as of the date hereof, and is not based on any information that may be known by an other A.G. Edwards employees. It should be understood that subsequent developments may affect A.G. Edwards’ opinion, and A.G. Edwards does not have any obligation to update, revise or reaffirm its opinion and it expressly disclaims any responsibility to do so. A.G. Edwards’ opinion as expressed herein is limited to the fairness, from a financial point of view, as of the date hereof to the Company’s shareholders of the Consideration to be received in the Merger. A.G. Edwards’ opinion does not represent tax or legal advice. A.G. Edwards was not engaged to, and did not, independently asses the tax and accounting implications to the Company or the shareholders of the Company of the Merger.

It is understood that this letter is for the use of the Board and the Company in its consideration of the Merger. A.G. Edwards is not acting as an agent or fiduciary of, and has no duties or liability to, the shareholders or any other third party in connection with this opinion. Except as required by law or legal process, including its inclusion in its entirety in any proxy statement required to be circulated to shareholders of the Company relating to the Merger, this opinion may not be reproduced, summarized, described, characterized, excerpted from, referred to or given to any other person for any purpose without A.G. Edwards’ prior written consent (which consent will not be unreasonably withheld).

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Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is A.G. Edwards’ opinion that, as of the date hereof, the Consideration to be received by the shareholders pursuant to the Agreement is fair, from a financial point of view, to the shareholders of ZEVEX.

Very truly yours,
A.G. EDWARDS & SONS, INC.

By: Scott A. Gill_____________________
Scott A. Gill
Director – Investment Banking

By: Kurtis B. Parker____________________
Kurtis B. Parker
Director – Investment Banking

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Annex C

Section 262 of Delaware Corporation Law

SECTION 262	Appraisal Rights.

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)       Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)       Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.         Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.         Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.         Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.         Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)       In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)       Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets

26

of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)       If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)       If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided , that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)       Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

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(f)       Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)       At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)       After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)        The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)        The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)       From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided , however , that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

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(l)        The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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ZEVEX INTERNATIONAL, INC.

4314 ZEVEX Park Lane, Salt Lake City, Utah 84123

YOUR VOTE IS IMPORTANT

ZEVEX INTERNATIONAL, INC.____________________________________________________________PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZEVEX INTERNATIONAL, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [_________ __, _____].

Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly signing, dating, and returning this proxy in the enclosed envelope or by otherwise returning it to the address above.

You are encouraged to specify your vote by marking the appropriate box BELOW but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation, which is FOR the proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 12, 2007 (as it may be amended from time to time, the “Merger Agreement”), by and among ZEVEX International, Inc., a Delaware corporation (the “Company”), Moog Inc., a New York corporation (“Moog”), and Pumpco Acquisition Corp. a Delaware corporation and wholly-owned subsidiary of Moog (“Merger Sub”), and FOR the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies to establish a quorum or, if there are insufficient votes at the time of the meeting, to approve and adopt the merger agreement. The Proxy cannot vote your shares unless you sign and return this card or grant your proxy in accordance with the instructions provided. Any Proxy may be revoked in writing at any time prior to the voting thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR PROPOSAL 2.

1.

To approve and adopt the Merger Agreement, pursuant to which, upon the merger becoming effective, each outstanding share of common stock, par value $0.01 per share, of the Company (other than shares held in the treasury of the Company or owned by Moog, Merger Sub or any direct or indirect wholly-owned subsidiary of Moog or the Company and other than shares held by stockholders who have properly demanded statutory appraisal rights, if any) and any outstanding rights to acquire such common stock will be converted into the right to receive $13.00 in cash, without interest (less the exercise price in the case of options).

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

2.

To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies to establish a quorum or if there are insufficient votes at the time of the meeting to approve and adopt the Merger Agreement.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

(Continued, and to be signed, on the reverse side)

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The undersigned hereby constitutes and appoints each of David J. McNally and Phillip L. McStotts as his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of ZEVEX International, Inc. held of record by the undersigned on the record date at the Special Meeting of Stockholders of ZEVEX International, Inc. to be held at the Company’s corporate offices, 4314 ZEVEX Park Lane, Salt Lake City, Utah 84123, on [__________ ___, _____], at 9:00 a.m. Mountain Standard Time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

Any Proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.

Dated:_______________________,________
_____________________________________

Signature
_____________________________________
Signature if held jointly
Note: Please sign as name appears hereon. Joint owners
should each sign. When signing as attorney, executor,
administrator, trustee or guardian, please give full title
as such.

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